Exhibit 96.1

S-K 1300 Mineral Resource Estimate

on the Laguna Salada Uranium-Vanadium Deposit and

Technical Report Summary for the Laguna Salada Uranium-Vanadium Project

Chubut Province

Argentina

Prepared for:

Jaguar Uranium Corp.

3-1136 Centre Street

Thornhill, Ontario, Canada, L4J 3M8

Prepared by:

Caracle Creek Chile SpA

Benjamin 2935, OF 302

Las Condes, Santiago, Chile

and

Atticus Geoscience Consulting Ltd.

Tremough Innovation Centre

SF030 Penryn, Cornwall, United Kingdom

Mineral Resource Estimate and Report Effective: 5 October 2026

Report Issued: 16 October 2026

Qualified Persons:

Scott Jobin-Bevans (P.Geo., Ph.D., PMP)

Principal Geoscientist

Caracle Creek Chile SpA

Simon J.A. Mortimer (FAIG, M.Sc.)

Professional Geologist

Atticus Geoscience Consulting Ltd.

Project: 760.26.00.CH

Jaguar Uranium Corp.: Laguna Salada Uranium-Vanadium Deposit
S-K 1300 Mineral Resource Estimate and Technical Report Summary	16 October 2026

Table of Contents

Table of Contents	1
List of Tables	5
List of Figures	7
1.0 Executive Summary	12
1.1 Introduction	12
1.1.1 Purpose	12
1.1.2 Previous Technical Reports	12
1.1.3 Effective Date	12
1.1.4 Qualifications of Consultants	12
1.2 Personal Inspection	13
1.3 Reliance on Information Provided by the Registrant	13
1.4 Property Description and Location	13
1.4.1 Mineral Disposition	13
1.4.2 Holding Costs and Annual Requirements	14
1.4.3 Current Work Permits and Work Status	14
1.4.4 Landholder and Community Consultation	14
1.4.5 Environmental Requirements, Status and Liabilities	14
1.4.6 Royalties and Obligations	14
1.5 Accessibility, Climate, Local Resources, Infrastructure and Physiography	14
1.5.1 Climate and Operating Season	15
1.5.2 Local Resources and Infrastructure	15
1.5.3 Physiography	15
1.5.4 Water Availability	15
1.6 History	15
1.6.1 Historical Mineral Resource Estimates	16
1.7 Geological Setting and Mineralization	16
1.7.1 Mineralization	16
1.8 Deposit Types	17
1.9 Exploration	17
1.10 Drilling	17
1.11 Sample Preparation, Analysis and Security	17
1.12 Data Verification	18
1.13 Mineral Processing and Metallurgical Testing	18
1.14 Mineral Resource Estimates	18
1.14.1 Reasonable Prospects for Eventual Economic Extraction and Cut-Off	19
1.14.2 Mineral Resource Statement	19
1.15 Interpretation and Conclusions	20
1.15.1 Risks and Uncertainties	20
1.15.2 Exploration Opportunities	21
1.16 Recommendations	21
2.0 Introduction	22
2.1 Purpose	23
2.2 Previous Technical Reports	23
2.3 Effective Date	23
2.4 Qualifications of Consultants	23
2.5 Personal Inspection	24

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S-K 1300 Mineral Resource Estimate and Technical Report Summary	16 October 2026

2.6 Sources of Information	27
2.7 Commonly Used Terms, Initialisms and Units of Measure	27
2.7.1 WGS84 Versus POSGAR 94 / ARGENTINA 3	27
3.0 Property Description	30
3.1 Property Location	30
3.2 Mineral Disposition	30
3.3 Holding Costs and Annual Requirements	33
3.4 Surface Rights and Legal Access	33
3.5 Project Ownership and Initial Transaction	36
3.6 Mineral Land Tenure System - Argentina	36
3.6.1 Cateo (Exclusive Exploration Right)	36
3.6.2 Manifestación de Descubrimiento (Exploration)	36
3.6.3 Mina (Mining Concession)	37
3.6.4 Pertenencia	37
3.7 Government Taxation and Royalties	38
3.7.1 Corporate Income Tax	38
3.7.2 Provincial Mining Royalties	38
3.8 Current Work Permits and Work Status	38
3.9 Landholder and Community Consultation	38
3.10 Environmental Requirements, Status and Liabilities	38
3.11 Royalties and Obligations	39
3.12 Other Significant Factors and Risks	39
4.0 Accessibility, Climate, Local Resources, Infrastructure and Physiography	40
4.1 Accessibility	40
4.1.1 Surface Rights and Access	41
4.2 Climate and Operating Season	41
4.3 Local Resources and Infrastructure	41
4.3.1 Labour	41
4.4 Physiography	42
4.4.1 Water Availability	42
4.4.2 Flora and Fauna	43
5.0 History	44
5.1 Ownership and Land Tenure History	45
5.2 CNEA (1978-Early 1980s)	45
5.3 Mega Uranium Ltd. (2007-2010)	47
5.3.1 Reverse Circulation Drilling	47
5.3.2 Early Trenching and Pitting	48
5.3.3 Guanaco Area	49
5.3.4 Lago Seco Area	52
5.3.5 Buried Lake Area	55
5.4 U3O8 Corporation (2010-2016)	58
5.4.1 La Susana Prospect	58
5.4.2 La Rosada Prospect	62
5.5 IsoEnergy Ltd. (2021-2022)	64
5.5.1 Stratigraphy of the La Rosada, Delfin and Pescado Prospect Areas	65
5.5.2 La Rosada Sampling	69
5.6 Historical Mineral Resource Estimates	71

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S-K 1300 Mineral Resource Estimate and Technical Report Summary	16 October 2026

6.0 Geological Setting, Mineralization and Deposit	72
6.1 Regional Geology	72
6.2 Local Geology and Mineralization	74
6.3 Property Geology	75
6.4 Mineralization	77
6.4.1 Guanaco Area	77
6.4.2 Lago Seco Area	78
6.4.3 Buried Lake Area	79
6.4.4 La Rosada Area	80
6.5 Laguna Salada Deposit - Geology and Mineralization	81
6.5.1 Host Rocks and Stratigraphy	81
6.5.2 Structure	82
6.5.3 Alteration and Mineralization	83
6.6 Deposit Types	84
6.6.1 Surficial Uranium Deposits	84
6.6.2 Mineralization Model for Laguna Salada	85
6.6.3 Volcanic-Hosted Mineralization	87
7.0 Exploration	87
7.1 Drilling	87
7.1.1 Reverse Circulation Drilling	89
7.1.2 Limitations of Drilling	89
7.1.3 Buried Lake Drilling	89
7.1.4 Future Drilling Considerations	89
7.2 Hydrogeology and Geotechnical Data	90
8.0 Sample Preparation, Analyses and Security	90
8.1 Overview	90
8.2 Historical Sampling (2007-2016)	90
8.2.1 Sample Spacing and Data Capture	92
8.2.2 Evolution of Sampling Methods	92
8.2.2.1 Manual Excavation	92
8.2.2.2 Mechanical Excavation	92
8.2.3 Sample Quality	93
8.3 Historical Sampling (La Rosada 2022)	93
8.4 Historical Sample Preparation and Analysis	95
8.4.1 Sample Preparation and Analysis (2007-2008)	96
8.4.2 Sample Preparation and Analysis (2008-2016)	96
8.4.3 Sample Preparation and Analysis (2022)	96
8.5 Historical Sample Security	96
8.5.1 Sample Security (2010-2014)	96
8.5.2 Sample Security (2022)	97
8.6 Historical Quality Assurance/Quality Control	97
8.6.1 QA/QC (Pre-2010)	97
8.6.2 QA/QC (2010-2014)	97
8.6.3 QA/QC (2022)	98
8.6.4 QA/QC Interpretation – La Rosada	101
8.7 Historical Independent Sampling (2010)	104
8.8 Sampling and QA/QC Summary	106
9.0 Data Verification	107
9.1 Internal-External Data Verification	107
9.2 Verification Performed by the QPs	107

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Jaguar Uranium Corp.: Laguna Salada Uranium-Vanadium Deposit
S-K 1300 Mineral Resource Estimate and Technical Report Summary	16 October 2026

10.0 Mineral Processing and Metallurgical Testing	107
10.1 U3O8 Corporation (2010-2014)	107
10.1.1 Beneficiation Characteristics	108
10.1.2 Leach Response	110
10.1.3 Gypsum and Reagent Consumption	110
10.1.4 Conceptual Processing Route	110
10.2 Metallurgical Interpretation and Further Test Work	111
10.3 Conclusions	111
11.0 Mineral Resource Estimates	112
11.1 Introduction	112
11.2 Surface Control	112
11.3 Pit, Trench and Drill Hole Database	113
11.3.1 Location Control and Downhole Survey Information	114
11.3.2 Assay Data and Sample Summary	115
11.3.3 Screened and Unscreened Data Treatment in the Resource Database	115
11.3.4 QA/QC Procedures and Data Integrity	116
11.3.5 Composite Data	117
11.4 Estimation Methodology	119
11.5 Geological Interpretation and Modelling	119
11.5.1 Lithology Model	120
11.5.2 Mineralization Model	123
11.6 Exploratory Data Analysis and Estimation Domains	127
11.7 Contact Analysis, Compositing and Capping	131
11.7.1 Screened and Unscreened Sample Treatment	131
11.7.2 Contact Analysis	134
11.7.3 Compositing and Grade Capping	136
11.8 Specific Gravity	140
11.9 Block Modelling	142
11.10 Variography	144
11.11 Estimation Strategy	148
11.11.1 Estimation Methodology	149
11.12 Block Model Validation	151
11.12.2 Visual Validation	151
11.12.3 Statistical Validation	154
11.12.4 Swath Plots (Spatial Validation)	155
11.13 Mineral Resource Classification	159
11.14 Reasonable Prospects for Eventual Economic Extraction and Cut-Off	161
11.14.1 NSR Calculation	162
11.14.2 Open-Pit Cut-Off Value	162
11.15 Sensitivity Analysis	164
11.16 Mineral Resource Statement	173
11.17 Mineral Resource Estimate Summary	176
12.0 Mineral Reserve Estimates	177
13.0 Mining Methods	177
14.0 Processing and Recovery Methods	177
15.0 Infrastructure	177
16.0 Market Studies	177

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S-K 1300 Mineral Resource Estimate and Technical Report Summary	16 October 2026

17.0 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals or Groups	177
18.0 Capital and Operating Costs	177
19.0 Economic Analysis	177
20.0 Adjacent Properties	177
21.0 Other Relevant Data and Information	177
22.0 Interpretation and Conclusions	178
22.1 Overview	178
22.2 Property Description	178
22.3 Geology and Target Type	178
22.4 Exploration and Drilling	179
22.5 Sampling, QA/QC and Data Verification	180
22.6 Metallurgical Test Work	181
22.7 Mineral Resource Estimate	181
22.8 Risks and Uncertainties	183
22.9 Exploration Opportunities	183
23.0 Recommendations	184
23.1 Program Implementation, Prioritisation and Budget	185
23.2 Immediate Priority Work	185
23.2.1 Permitting, Land Access and Future Mining Method Review	185
23.2.2 Database Verification and Confirmatory Sampling	186
23.2.3 Geological Model, Grade Variability and Radiometric Calibration	186
23.2.4 Mineral Resource Infill Sampling Program	187
23.2.5 Metallurgical Variability and Vanadium Recovery	187
23.2.6 Hydrogeology and Water Chemistry	188
23.2.7 Preliminary Mining and Geotechnical Information	188
23.2.8 Environmental, Social and Radiological Baseline	188
23.3 Conditional Follow-On Work	188
23.3.1 Further Mineral Resource Conversion and Expansion	189
23.3.2 Additional Property Exploration – La Susana and La Rosada	189
23.3.3 Regional Exploration	189
23.3.4 Pilot Testing, Bulk Sampling and Trial Mining	189
23.3.5 Subsequent Mineral Resource and Economic Evaluation	189
24.0 References	190
25.0 Reliance on Information Provided by the Registrant	191
26.0 Date and Signature Page	192

List of Tables

Table 1-1.	Responsibility matrix for the preparation of the Report sections by the Authors.	13
Table 1-2.	Mineral Resource Statement for the Laguna Salada U-V Project, using a US$12.08/t NSR cut-off value.	19
Table 1-3.	Recommended Immediate Priority Work Program for the Laguna Salada Project.	21
Table 1-4.	Recommended Staged Work Program and Budget, including the Conditional Follow-on Work Plan.	22
Table 2-1.	Responsibility matrix for the preparation of the Report sections by the Authors.	24
Table 2-2.	Waypoints collected by the Principal Author during the Personal Inspection of the Property (WGS84 Z19S).	24
Table 2-3.	Commonly used units of measure, abbreviations, initialisms and technical terms.	28
Table 2-4.	Conversions for common units.	29

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S-K 1300 Mineral Resource Estimate and Technical Report Summary	16 October 2026

Table 3-1.	Summary of the 28 Laguna Salada mining concessions, Chubut Province, Argentina.	31
Table 3-2.	Annual holding costs for the Laguna Salada U-V Project (Manifestaciones de Descubrimiento).	33
Table 3-3.	Laguna Salada mining concessions and associated underlying landowners. Coding in “ID” column is tied to the underlying lands shown in Figure 4-3.	34
Table 3-4.	Laguna Salada mining concessions, file numbers, IIA approval files and expiry dates.	39
Table 4-1.	Access to Laguna Salada Project, Chubut Province, Argentina.	40
Table 5-1.	Summary of historical ownership and exploration milestones.	44
Table 5-2.	Summary of early reconnaissance trenching at Laguna Salada.	49
Table 5-3.	Assay results from channel sampling of the mineralized gravel at the La Susana area.	61
Table 5-4.	High-grade assay results, vertical channel samples through the mineralized layer, La Rosada.	64
Table 5-5.	High-grade assay results, channel sampling, basement-style mineralization, La Rosada.	64
Table 5-6.	Uranium geochemistry summary statistics for La Rosada 2022 sampling.	69
Table 5-7.	Vanadium geochemistry summary statistics for La Rosada 2022 sampling.	69
Table 6-1.	Resource examples from surficial uranium deposits. (Inwood and Goode, 2011).	85
Table 7-1.	Summary of all known drilling completed on the Laguna Salada Project (2008).	88
Table 8-1.	Expected values for uranium and vanadium in Maple standards.	98
Table 8-2.	Uranium and vanadium values for field blanks.	98
Table 8-3.	Uranium and vanadium values for project standards and ASI internal standards.	99
Table 8-4.	Independent sampling data for the Laguna Salada Project by Inwood and Goode (2011).	106
Table 8-5.	Original sampling data for the Laguna Salada Project.	106
Table 10-1.	Summary of key historical beneficiation and metallurgical results.	109
Table 11-1.	Summary of the sampling information relevant to the mineral resource estimation.	114
Table 11-2.	Summary of screened and unscreened data treatment for the estimation dataset.	116
Table 11-3.	Summary statistics for the full composite dataset.	118
Table 11-4.	Composite statistics by domain.	118
Table 11-5.	Summary statistics for U₃O₈ and V₂O₅ composites by mineralized area.	128
Table 11-6.	Correlation matrix for NT-V₂O₅ and NT-U₃O₈ composite variables.	131
Table 11-7.	Estimation-domain approach supported by exploratory data analysis.	131
Table 11-8.	Paired screened and unscreened U₃O₈ regression statistics by mineralized area.	132
Table 11-9.	Final grade-capping approach by estimation domain.	138
Table 11-10.	Summary of average bulk-density measurements by assigned lithological unit.	141
Table 11-11.	Summary of 22 L and 65 L bulk-density measurements by assigned lithological unit.	142
Table 11-12.	Parameters for the Laguna Salada unrotated block model.	144
Table 11-13.	Summary of variography input settings and experimental parameters.	145
Table 11-14.	Summary of variogram model interpretation by estimation domain.	146
Table 11-15.	Summary of QKNA results by estimation domain and pass.	150
Table 11-16	Estimation search strategy by domain and pass.	150
Table 11-17.	Comparison of input composite means and mass-weighted block-model means for U₃O₈ and V₂O₅ by mineralized area (Atticus, 2026).	155
Table 11-18.	Mineral Resource classification criteria, Laguna Salada Project.	161
Table 11-19.	Parameters used for the calculation of NSR and U₃O₈ equivalent grade, Laguna Salada Project.	162
Table 11-20.	Parameters used to calculate the NSR open-pit cut-off value, Laguna Salada Project.	162
Table 11-21.	Parameters used to calculate the U₃O₈-only economic cut-off grade, Laguna Salada Project.	163
Table 11-22.	Pit optimisation and operating assumptions used for the Laguna Salada RPEEE assessment.	163
Table 11-23.	Grade-tonnage sensitivity values for the Laguna Salada domain at varying NSR cut-off values.	165
Table 11-24.	Grade-tonnage sensitivity values for the Pampa de Arroqui domain at varying NSR cut-off values.	167
Table 11-25.	Grade-tonnage sensitivity values for the Buried Lake pit constrained domain at varying NSR cut-off values.	171
Table 11-26.	Mineral Resource Statement for the Laguna Salada U-V Project, using US$12.08/t NSR cut-off.	174
Table 23.1	Recommended Immediate Priority Work Program for the Laguna Salada Project.	184
Table 23.2.	Recommended Staged Work Program and Budget, including the Conditional Follow-on Work Plan.	185

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S-K 1300 Mineral Resource Estimate and Technical Report Summary	16 October 2026

List of Figures

Figure 2-1.	Selection of photos taken by Dr. Jobin-Bevans during his Personal Inspection of the Property. (A) Typical landscape on the Property, along highway R48. (B) Scott Jobin-Bevans (left) and Sebastian Gomez on the Property. (C) Dr. Owen Miller (left) and Sebastian Gomez taking scintillometer readings on the Property. (D) Sebastian Gomez taking a scintillometer reading on the Property. (E) Typical background scintillometer reading (K = 1.36%, U = 4.4 ppm, Th = 5.1ppm) from area of disturbed gravel (grey areas). (F) Typical fence line with open gate put in by a surface rights holder within the area of the Property. (Caracle Creek, 2026).	25
Figure 2-2.	Travel to the Property from Trelew (blue track) for the Personal Inspection; the Property concessions are outlined in red (Caracle Creek, 2026).	26
Figure 3-1.	Location of the Laguna Salada U-V Project in Chubut Province, Argentina (Atticus, 2026).	30
Figure 3-2.	Mining concession map showing the Laguna Salada Property over a digital elevation model (Atticus, 2026).	32
Figure 3-3.	Underlying surface ownership (see Table 4-3) and the 28 concessions that comprise the Laguna Salada Project (Atticus, 2026).	35
Figure 4-1.	Access to the Laguna Salada Project, Chubut Province, Argentina (Atticus, 2026).	40
Figure 4-2.	Regional infrastructure relative to the Laguna Salada Project, Argentina (Atticus, 2026).	42
Figure 4-3.	Province-scale topography (digital elevation model) and location of the Laguna Salada Project, Chubut Province, Argentina (Atticus, 2026).	43
Figure 4-4.	General view and typical physiography of the Laguna Salada Property and area (Caracle Creek, 2026).	43
Figure 5-1.	Map showing the extent of the CNEA radiometric survey that covers part of the Laguna Salada Project (Tenova, 2014).	46
Figure 5-2.	Radiometric anomalies and trenching at Laguna Salada (after Inwood and Goode, 2011) (Miller, 2024).	47
Figure 5-3.	Map showing the boreholes drilled in prior exploration of the Laguna Salada Project and the location of trenches from which samples were taken for prior metallurgical test work (Tenova, 2014).	48
Figure 5-4.	Trenching and drilling at Guanaco (after Inwood and Goode, 2011) (Miller, 2024).	50
Figure 5-5.	Grade-thickness distribution map of the Guanaco Region, U3O8 (ppm) x m (after Inwood and Goode, 2011) (Miller, 2024).	51
Figure 5-6.	Geology and mineralization at the Guanaco area. Note extreme vertical exaggeration (after Inwood and Goode, 2011) (Miller, 2024).	52
Figure 5-7.	Map showing the location of trenches and drill hole collars in the Lago Seco area (after Inwood and Goode, 2011) (Miller, 2024).	53
Figure 5-8.	Grade-thickness distribution map of the Lago Seco area, U3O8 ppm x m (after Inwood and Goode, 2011) (Miller, 2024).	54
Figure 5-9.	Stacked sections showing the distribution of mineralization in the Lago Seco Area. Note the extreme vertical exaggeration (after Inwood and Goode, 2011) (Miller, 2024).	55
Figure 5-10.	Map showing the location of trenches and drill hole collars in the Buried Lake area of the Laguna Salada Project. (after Inwood and Goode, 2011) (Miller, 2024).	56
Figure 5-11.	Grade-thickness distribution map of the Buried Lake region, U3O8 ppm x metres (after Inwood and Goode, 2011) (Miller, 2024).	57
Figure 5-12.	Laguna Salada Property (historical boundary) showing the location of La Susana and La Rosada sampling (Miller, 2024).	59
Figure 5-13.	La Susana area of the Laguna Salada Property (historical boundary) showing surface sample locations and U3O8 ppm concentrations (Miller, 2024).	60
Figure 5-14.	La Susana area of the Laguna Salada Property (historical boundary) showing surface sample locations and V2O5 ppm concentrations (Miller, 2024).	61
Figure 5-15.	La Rosada area of the Laguna Salada Property (historical boundary) showing surface sample locations and U3O8 ppm concentrations (Miller, 2024).	63
Figure 5-16.	La Rosada area of the Laguna Salada Property (historical boundary) showing surface sample locations and V2O5 ppm concentrations (Miller, 2024).	63

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S-K 1300 Mineral Resource Estimate and Technical Report Summary	16 October 2026

Figure 5-17.	Local geology around the Delfin and Pescado prospects at the La Rosada area (Miller, 2024).	65
Figure 5-18.	Unit 3 - Fossil rich Sediment (Salamanca Formation): Beige colour, fine-grained texture. Shell fossils 8 cm x 7 cm, 3.0% in calcareous matrix supported. 0.4 metres thick (Miller, 2024).	66
Figure 5-19.	Unit 5 - Fossil rich Sediment (Salamanca Formation): White-Beige color, fine-grained texture. Shell fossils 8 cm x 7 cm, turritella 4 cm x 1.5 cm, 3.0% in calcareous matrix supported. 1.0 metres thick (Miller, 2024).	66
Figure 5-20.	Unit 3 - Fossil rich Sediment (Salamanca Formation): Beige color, fine-grained texture. Shell fossils 8 cm x 7 cm, 3.0% in calcareous matrix supported. 0.4 metres thick (Miller, 2024).	67
Figure 5-21.	Unit 3 - Fossil rich Sediment (Salamanca Formation): Beige color, fine-grained texture. Shell fossils 8 cm x 7 cm, 3.0% in calcareous matrix supported. 0.4 metres thick (Miller, 2024).	67
Figure 5-22.	Unit 5 - Fossil rich Sediment (Salamanca Formation): White-Beige color, fine grain texture. Shell fossils 8 cm x 7 cm, turritella 4 cm x 1.5 cm, 3.0% in calcareous matrix supported. 1.0 metres thick (Miller, 2024).	68
Figure 5-23.	Stratigraphic column at La Rosada, Delfin and Pescado prospect areas (Miller, 2024).	68
Figure 5-24.	Surface sample locations and U3O8 concentrations at the La Rosada area (Miller, 2024).	70
Figure 5-25.	Surface sample locations and V2O5 concentrations at La Rosada area (Atticus, 2026).	70
Figure 5-26.	Scintillometer readings in counts per second (cps) at La Rosada (Atticus, 2026).	71
Figure 6-1.	Location of the Laguna Salada Project in Chubut Province, Argentina (Atticus, 2026).	72
Figure 6-2.	Laguna Salada Project concessions and surrounding topographic setting, Chubut Province, Argentina (Atticus, 2026).	73
Figure 6-3.	Cenozoic stratigraphy of the Golfo San Jorge Basin/central Patagonia, Chubut, Argentina. Stratigraphic and lithological columns showing lower Manfil Fm., Salamanca Fm., Montemayor Fm. (Pampa de Arroqui) – the Gran Laguna Salada Formation overlies the Montemayor Formation but is not shown (modified after Ardolino et al., 2003).	74
Figure 6-4.	Stratigraphic column of the San Jorge Basin showing the units present in the Laguna Salada Project area and the lithostratigraphic location of the uranium-vanadium mineralization (modified after Ardolino et al., 2003).	75
Figure 6-5.	Local geology for the La Rosada area (Atticus, 2026).	76
Figure 6-6.	Geology and mineralization at the Guanaco area. Note extreme vertical exaggeration (after Inwood and Goode, 2011) (Miller, 2024).	78
Figure 6-7.	Stacked sections showing the distribution of mineralization in the Lago Seco area. Note extreme vertical exaggeration (after Inwood and Goode, 2011; Miller, 2024).	79
Figure 6-8.	Buried Lake schematic cross section showing the lower mineralized horizon (after Inwood and Goode, 2011; Miller, 2024).	80
Figure 6-9.	Typical profile at La Rosada, with soil developed over unconsolidated sediment containing uranium-vanadium mineralization as carnotite coatings and rinds on sub-rounded gravel clasts (Miller, 2024).	80
Figure 6-10.	Unconsolidated sediment with uranium-vanadium mineralization as carnotite coatings and rinds on sub-rounded gravel clasts (Miller, 2024).	81
Figure 6-11.	Typical east-west sections N 5,089,500 and N 5,089,000 through the Lago Seco and Guanaco sectors, showing the stratigraphic relationship between the Gran Laguna Salada, Pampa de Arroqui and Salamanca formations and the position of the mineralized horizon (Inwood and Goode, 2011).	82
Figure 6-12.	Genetic model for the formation of surficial uranium deposits (Miller, 2024).	84
Figure 6-13.	Geological map of Laguna Salada showing possible metallogenic pathways (after Inwood and Goode, 2011; Miller, 2024).	86
Figure 8-1.	Plan map showing the location of the trenches and pits at Laguna Salada, coloured according to the sampling method used (after Tenova, 2014) (Miller, 2024).	91
Figure 8-2.	Soil profile and Horizon D, unconsolidated sediments (Miller, 2024).	94
Figure 8-3.	Auger drilling (excavation) of the 1.20 m by 0.90 m sampling pit area (Miller, 2024).	95
Figure 8-4.	Vanadium values for blank material showing batch numbers (Miller, 2024).	99
Figure 8-5.	Uranium values for standard STD 2955 (Miller, 2024).	100
Figure 8-6.	Vanadium values for standard STD 2955 (Miller, 2024).	100

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S-K 1300 Mineral Resource Estimate and Technical Report Summary	16 October 2026

Figure 8-7.	Uranium values for ASI internal standard GU-11, certified 34.67 ppm U (Miller, 2024).	101
Figure 8-8.	Uranium distribution highlighting analytical problems around and just above the detection limit of 10 ppm at the Law Rosada area (Miller, 2024).	102
Figure 8-9.	Scintillometer (cps) measurements at the La Rosada area (Miller, 2024).	102
Figure 8-10.	Predicted uranium values in ppm based on scintillometer readings at the La Rosada Area (Miller, 2024).	103
Figure 8-11.	Vanadium concentrations and geology at the La Rosada area (Miller, 2024).	103
Figure 8-12.	Satellite image of the central part of the Laguna Salada Project showing the location of trenches TRR-114 and TRR-15 from which independent samples were taken by Inwood and Goode (2011) (Tenova, 2014).	104
Figure 8-13.	Trenches used for independent sampling by Inwood and Goode (2011) (Tenova, 2014).	105
Figure 11-1.	Plan view of the Laguna Salada Project showing the surface control, sample locations and interpreted mineralization model extents for the Pampa de Arroqui Formation (PA – copper), Laguna Salada Formation (LS – orange), Buried Lake Formation (BL – dark blue), and Salamanca Formation (SAL – pink); see Figure 14-2 (Atticus, 2026).	113
Figure 11-2.	Isometric view of the Laguna Salada lithology model looking towards azimuth 026° with plunge +03°, showing the modelled basement/tuff units, Gran Laguna Salada Formation, Pampa de Arroqui Formation, Salamanca Formation and Buried Lake unconformity-related unit. The view is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).	121
Figure 11-3.	Plan view of the Laguna Salada lithology model showing the locations of interpreted section lines A-A′ and B-B′ across the Lago Seco, Guanaco and Buried Lake areas (Atticus, 2026).	122
Figure 11-4.	Interpreted lithological section A-A′ through the Laguna Salada model, showing the relationship between the Lago Seco and Guanaco areas and the position of the Buried Lake unit near the Pampa de Arroqui Formation to Salamanca Formation contact. The section is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).	123
Figure 11-5.	Interpreted lithological section B-B′ through the Laguna Salada model, showing the stratigraphic relationship between the Lago Seco and Guanaco areas and the interpreted unconformity surfaces at or near the top of the conglomeratic units. The section is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).	123
Figure 11-6.	Overview of the Laguna Salada mineralization modelling workflow, showing the distribution of U₃O₈ grade points across the Laguna Salada, Pampa de Arroqui and Buried Lake mineralized areas and the use of a 25 ppm U threshold to support mineralization-solid modelling. The view is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).	124
Figure 11-7.	Plan view of the Laguna Salada mineralization model showing U₃O₈ grade distribution across the Lago Seco and adjacent Guanaco areas, with interpreted uranium mobilisation direction overlain on the modelled lithological units. (Atticus, 2026).	125
Figure 11-8.	Plan view of the Pampa de Arroqui mineralization model showing U₃O₈ grade distribution across the Guanaco area, with interpreted uranium mobilisation direction overlain on the modelled lithological units (Atticus, 2026).	126
Figure 11-9.	Plan view of the Buried Lake mineralization model showing U₃O₈ grade distribution across the interpreted Buried Lake unit and adjacent Pampa de Arroqui area (Atticus, 2026).	127
Figure 11-10.	U₃O₈ composite histograms for the Laguna Salada, Pampa de Arroqui and Buried Lake mineralized areas. The histograms show uranium grade distributions used to review population behaviour, grade variability and upper-tail characteristics within the area-based estimation domains (Atticus, 2026).	129
Figure 11-11.	V₂O₅ composite histograms for the Laguna Salada, Pampa de Arroqui and Buried Lake mineralized areas. The histograms show vanadium grade distributions used to review grade variability and support separate estimation of V₂O₅ within the area-based estimation domains (Atticus, 2026).	130
Figure 11-12.	Scattergram of screened U₃O₈ versus unscreened U₃O₈ for the Pampa de Arroqui mineralized area. The x-axis represents U₃O₈_T and the y-axis represents U₃O₈_NT (Atticus, 2026).	132
Figure 11-13.	Scattergram of screened U₃O₈ versus unscreened U₃O₈ for the Laguna Salada mineralized area. The x-axis represents U₃O₈_T and the y-axis represents U₃O₈_NT (Atticus, 2026).	133

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Figure 11-14.	Scattergram of screened U₃O₈ versus unscreened U₃O₈ for the Buried Lake mineralized area. The x-axis represents U₃O₈_T and the y-axis represents U₃O₈_NT (Atticus, 2026).	134
Figure 11-15.	Contact plot for screened U₃O₈ samples across the Buried Lake to Pampa de Arroqui domain boundary. Negative distances are on the Buried Lake side of the contact and positive distances are on the Pampa de Arroqui side; bars show sample count, and the line shows average grade by distance bin (Atticus, 2026).	135
Figure 11-16.	Contact plot for unscreened U₃O₈ samples across the Buried Lake to Pampa de Arroqui domain boundary. Negative distances are on the Buried Lake side of the contact and positive distances are on the Pampa de Arroqui side; bars show sample count, and the line shows average grade by distance bin (Atticus, 2026).	136
Figure 11-17.	View of U₃O₈ composites in the Pampa de Arroqui estimation domain, showing composite support generated on a one-composite-per-sample-location basis for the two-dimensional estimation workflow. The view is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).	137
Figure 11-18.	Buried Lake U₃O₈ probability plot showing the upper-tail distribution and selected upper bound applied to the Buried Lake estimation domain (Atticus, 2026).	138
Figure 11-19.	Laguna Salada U₃O₈ probability plot showing the upper-tail distribution and selected upper bound applied to the Laguna Salada estimation domain (Atticus, 2026).	139
Figure 11-20.	Pampa de Arroqui U₃O₈ probability plot showing the upper-tail distribution and selected upper bound applied to the Pampa de Arroqui estimation domain (Atticus, 2026).	139
Figure 11-21.	Box and whisker plot of average bulk-density measurements by assigned lithological unit (Atticus, 2026).	140
Figure 11-22.	Box and whisker comparison of 22 L and 65 L bulk-density measurements by assigned lithological unit (Atticus, 2026).	141
Figure 11-23.	Location of the Laguna Salada resource block model within the Project concessions (Atticus, 2026).	143
Figure 11-24.	Horizontal major-axis correlogram for calculated U₃O₈ values in the Buried Lake estimation domain, used to support the two-dimensional omnidirectional variography workflow (Atticus, 2026).	146
Figure 11-25.	Horizontal major-axis variogram for calculated U₃O₈ values in the Laguna Salada estimation domain, showing the fitted model used to support grade-continuity interpretation (Atticus, 2026).	147
Figure 11-26.	Horizontal major-axis variogram for calculated U₃O₈ values in the Pampa de Arroqui estimation domain, showing the fitted model used to support grade-continuity interpretation (Atticus, 2026).	147
Figure 11-27.	Horizontal major-axis variogram for calculated V₂O₅ values in the Buried Lake estimation domain, showing the fitted model used to support vanadium grade-continuity interpretation (Atticus, 2026).	147
Figure 11-28.	Horizontal major-axis variogram for calculated V₂O₅ values in the Laguna Salada estimation domain, showing the fitted model used to support vanadium grade-continuity interpretation (Atticus, 2026).	148
Figure 11-29.	Horizontal major-axis variogram for calculated V₂O₅ values in the Pampa de Arroqui estimation domain, showing the fitted model used to support vanadium grade-continuity interpretation (Atticus, 2026).	148
Figure 11-30.	Plan view of the Buried Lake block model showing estimated U₃O₈ block grades with informing U₃O₈ composite grades overlain (Atticus, 2026).	152
Figure 11-31.	Plan view of the Laguna Salada block model showing estimated U₃O₈ block grades with informing U₃O₈ composite grades overlain (Atticus, 2026).	153
Figure 11-32.	Plan view of the Pampa de Arroqui block model showing estimated U₃O₈ block grades with informing U₃O₈ composite grades overlain (Atticus, 2026).	154
Figure 11-33.	Global U₃O₈ swath plot validation in the X direction, comparing OK and NN estimates with block volume by swath (Atticus, 2026).	156

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Figure 11-34.	Buried Lake U₃O₈ swath plot validation in the X direction, comparing OK, NN and capped/declustered composite trends with block volume by swath (Atticus, 2026).	157
Figure 11-35.	Laguna Salada U₃O₈ swath plot validation in the X direction, comparing OK, NN and capped/declustered composite trends with block volume by swath (Atticus, 2026).	158
Figure 11-36.	Pampa de Arroqui U₃O₈ swath plot validation in the X direction, comparing OK, NN and capped/declustered composite trends with block volume by swath (Atticus, 2026).	159
Figure 11-37.	Plan view of the Laguna Salada Mineral Resource classification model showing Indicated and Inferred classification across the Laguna Salada, Pampa de Arroqui and Buried Lake estimation domains (Atticus, 2026).	160
Figure 11-38.	Laguna Salada grade-tonnage sensitivity curves showing tonnes and average U₃O₈ grade by NSR cut-off in the upper panel, with the selected US$12.08/t reporting cut-off highlighted, and by equivalent U₃O₈ price in the lower panel, with the selected US$84/lb reference price highlighted (Atticus, 2026).	166
Figure 11-39.	Relative metal component value by NSR cut-off for the Laguna Salada domain, showing the relative contribution of U₃O₈ and V₂O₅ to modelled value (Atticus, 2026).	167
Figure 11-40.	Pampa de Arroqui grade-tonnage sensitivity curves showing tonnes and average U₃O₈ grade by NSR cut-off in the upper panel, with the selected US$12.08/t reporting cut-off highlighted, and by equivalent U₃O₈ price in the lower panel, with the selected US$84/lb reference price highlighted (Atticus, 2026).	169
Figure 11-41.	Relative metal component value by NSR cut-off for the Pampa de Arroqui domain, showing the relative contribution of U₃O₈ and V₂O₅ to modelled value (Atticus, 2026).	170
Figure 11-42.	Buried Lake pit constrained grade-tonnage sensitivity curves showing tonnes and average U₃O₈ grade by NSR cut-off in the upper panel, with the selected US$12.08/t reporting cut-off highlighted, and by equivalent U₃O₈ price in the lower panel, with the selected US$84/lb reference price highlighted (Atticus, 2026).	172
Figure 11-43.	Relative metal component value by NSR cut-off for the Buried Lake pit constrained domain, showing the relative contribution of U₃O₈ and V₂O₅ to modelled value (Atticus, 2026).	173
Figure 11-44.	Detailed cross-section through the Guanaco–Buried Lake area showing the relationship between the upper, not pit constrained Pampa de Arroqui mineralized horizon and the lower, pit constrained Buried Lake mineralized horizon near the Pampa de Arroqui–Salamanca Formation contact. The section is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).	175

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1.0 Executive Summary

1.1 Introduction

Geological consulting group Caracle Creek Chile SpA (“Caracle”) was engaged by Jaguar Uranium Corp. (“Jaguar”, the “Company”, or the “Issuer”) to prepare a Technical Report Summary (“TRS”) in support of a Mineral Resource Estimate (the “MRE” or “Mineral Resource”) for the Laguna Salada Uranium-Vanadium Deposit (the “Deposit”) on the Laguna Salada Project (the “Project” or the “Property”), located in Chubut Province, southern Argentina. The Company issued a news release on 13 October 2026, announcing the maiden Mineral Resource Estimate.

This Technical Report Summary (“TRS” or the “Report”) has been prepared by Caracle and Atticus Geoscience Consulting Ltd. (“Atticus”) for Jaguar Uranium Corp., as registrant, in accordance with the property disclosure requirements of the United States Securities and Exchange Commission (“SEC”) for mining registrants, as set out in subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (“S-K 1300”), and Item 601(b)(96) of Regulation S-K, Technical Report Summary. This TRS reports Mineral Resources supported by an initial assessment, as defined in S-K 1300; no Mineral Reserves are reported. Mineral Resources are classified and reported using the S-K 1300 definitions, which the Qualified Persons consider to be consistent with the CIM (2014) definitions.

1.1.1 Purpose

This TRS has been prepared for Jaguar Uranium Corp. a company headquartered in Canada and listed on the American NYSE (JAGU), in order to provide a summary of scientific and technical information and data concerning the Project, and Mineral Resource Estimate for the Laguna Salada Uranium-Vanadium deposits, located within the Company’s 100%-owned Laguna Salada Project in Chubut Province, Argentina.

1.1.2 Previous Technical Reports

This is the first technical report summary prepared for the Project under S-K 1300 and it does not update a previously filed technical report summary.

The Mineral Resource Estimate presented in this TRS is also disclosed in the technical report titled “National Instrument 43-101 Mineral Resource Estimate on the Laguna Salada Uranium-Vanadium Deposit and Technical Report for the Laguna Salada Uranium-Vanadium Project”, prepared for Jaguar Uranium Corp. by Caracle Creek Chile SpA and Atticus Geoscience Consulting Ltd., effective 5 October 2026, issued 16 October 2026. This TRS has been prepared from that report and reports the same Mineral Resource Estimate.

1.1.3 Effective Date

The effective date of the Mineral Resource Estimate and Report is 5 October 2026 (“Effective Date”).

1.1.4 Qualifications of Consultants

The Report was prepared by Dr. Scott Jobin-Bevans (P.Geo., PGO #0183) of Caracle Creek Chile SpA and Mr. Simon Mortimer (FAIG #7795) of Atticus Geoscience Consulting Ltd., who are each considered to be a Qualified Person (“QP”), as that term is defined in S-K 1300 (§229.1300). The Consultants employed in the preparation of this Report have no beneficial interest in Jaguar Uranium and are not insiders, associates, or affiliates of the Company. The responsibility matrix is provided in Table 1-1.

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Table 1-1. Responsibility matrix for the preparation of the Report sections by the Authors.

Author	Complete Section Responsibility	Sub-Section Responsibility
Scott Jobin-Bevans P.Geo., Caracle Creek	2.0 to 7.0; 9.0; 10.0; 12.0 to 25.0	1.1 to 1.13, 1.15, 1.16
Simon Mortimer FAIG, Atticus	8.0; 9.0; 11.0; 21.0 to 23.0; 25.0	1.1.4, 1.14, 1.15, 1.16; 2.4; 3.12; 7.1.4

1.2 Personal Inspection

Dr. Jobin-Bevans (P.Geo., Ph.D.) completed a Personal Inspection (site visit) of the Project for one day on 12 May 2026, ably assisted during his visit by Dr. Owen Miller (Consultant to Jaguar Uranium) and Mr. Sebastian Gomez (Property Manager, Jaguar Uranium). The site visit was made to observe the general Property conditions and access, to locate evidence of previous exploration work and to determine if any exploration work is currently being done on the Property. Dr. Jobin-Bevans could see no evidence of any work currently being conducted on the Property.

1.3 Reliance on Information Provided by the Registrant

This Report has been prepared by Caracle Creek Chile SpA (Caracle) and Atticus Geoscience Consulting Ltd. (Atticus) for the Issuer Jaguar Uranium Corp. The Authors (QPs) have not relied on any other report, opinion or statement of another expert who is not a qualified person, or on information provided by the Issuer concerning legal, political, environmental or tax matters relevant to this Report.

1.4 Property Description and Location

The Laguna Salada Uranium-Vanadium Project is located in Chubut Province, Argentina, approximately 260 km southwest of the town of Trelew. The Project is situated in eastern-central Chubut Province and is covered by the Argentine 1:250,000 scale geological map sheets Las Plumas 4366-III and Garayalde 4566-I. The approximate centre of the main area of interest within the Laguna Salada Project is at approximately -44.247800 Latitude, -66.976300 Longitude, 661573 mE, 5098613 mN (WGS84 / UTM 19S), or 3,661,637.66 m, 4,903,348.34 m (POSGAR 94 / Argentina 3).

1.4.1 Mineral Disposition

The Laguna Salada concession package consists of 28 mining concessions covering approximately 210,284.45 hectares. The concessions comprise a mixture of Cateos and Manifestaciones de Descubrimiento and are registered with the Mining Notary in Chubut Province. The permits are current and all relevant mining fees are paid and up to date. All known uranium-vanadium mineralization that is the focus of this Report is located within the boundary of the mining lands that comprise the Laguna Salada Project.

On 22 July 2024, IsoEnergy Ltd. (“IsoEnergy”) announced that it had completed the sale to Jaguar Uranium Corp. of 100% of the issued and outstanding shares of a wholly-owned subsidiary of IsoEnergy, which holds, indirectly, a 100% interest in the Laguna Salada Project. Surface access, environmental approvals, concession status and other permitting requirements remain important considerations for future exploration and development activities and should continue to be maintained and reviewed as the Project advances.

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1.4.2 Holding Costs and Annual Requirements

The annual approximate holding costs amount to about US$21,784 for five of the 28 concessions. According to the Company, there are no other requirements to keep the 28 concessions in good standing as 23 of the 28 concessions are still within the original 3-year grace period for payments which are to commence in 2028.

1.4.3 Current Work Permits and Work Status

The Company has split the Project into six sub-groups with three of them having their approved Evaluación de Impacto Ambiental (“EIA”). According to the Company, an Exploration EIA has been granted for the Guanacos and Horqueta concession groups (Guanacos I, II, III, IV, V, VI, VII and Horqueta I, II, III, IV, V) and a Prospecting EIA for the La Rosada concession.

As of the Effective Date of the Report, there is no exploration work being conducted on the Project.

1.4.4 Landholder and Community Consultation

According to the Company, there are no current written land agreements in place. In the past, there have been signed agreements needed to execute the previous exploration campaigns. Once the Company finalizes the design for the next Laguna Salada exploration program, they will contact the landowners whose lands are included in the exploration plans.

The Authors are not aware of any other formal community consultation or landholder engagement required at this stage.

1.4.5 Environmental Requirements, Status and Liabilities

The Authors are unable to comment on any remediation which may have been undertaken by previous companies and are not aware of any environmental liabilities associated with the Property.

1.4.6 Royalties and Obligations

The Property is subject to a 2.0% net smelter return (“NSR”) royalty held by IsoEnergy which is payable on all production from the Laguna Salada Project. Jaguar retains the right to buy back 1.0% of the royalty for a period of seven years at a price of US$2.5 million (IsoEnergy news release 22 July 2024). According to the Company, upon commercial production, the Company must pay IsoEnergy a one time payment of C$5M.

The QP Scott Jobin-Bevans is not aware of any other royalties or obligations connected with the Laguna Salada Project.

1.5 Accessibility, Climate, Local Resources, Infrastructure and Physiography

The Laguna Salada Uranium-Vanadium Project is located within the San Jorge Basin in the Department of Mártires, Province of Chubut, Argentina. The Property is located approximately 260 km southwest of the town of Trelew and approximately 220 km north of the town of Comodoro Rivadavia. Trelew and Comodoro Rivadavia are regional hubs with airports and essential services, and Comodoro Rivadavia also has a large deep-water port. Access to the Project from Trelew is by paved highway to Las Plumas, followed by an all-weather gravel road to the Laguna Salada area.

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1.5.1 Climate and Operating Season

The Project area has an arid to semi-arid climate. Annual rainfall is approximately 200 mm and annual temperatures range from winter lows of approximately -5°C to summer highs of approximately 20°C to 25°C. Field work can generally be carried out year-round; however, care is required during midwinter because roads may become waterlogged and temporarily impassable.

1.5.2 Local Resources and Infrastructure

The nearest supply point is the town of Las Plumas, from which basic goods and services, including food, fuel and labour, can be obtained. Other services, including heavy machinery, can be obtained from Trelew or Puerto Madryn, and exploration campaigns require the establishment of a fully serviced camp on the Property.

1.5.3 Physiography

The Laguna Salada area is an exceedingly flat gravel plain with elevations ranging from approximately 200 m to 400 m above mean sea level (“AMSL”), and the Property is located on a large, north-east trending gravel-topped mesa measuring approximately 10 km by 20 km.

1.5.4 Water Availability

The Chubut River, located to the north-west of the Property, and the Rio Chico, located to the south-east, flow throughout the year. Other smaller streams and rivers in the area are ephemeral.

On-site water supply requirements should be considered in the planning of future exploration programs, including extended field campaigns and any drilling or trenching activities.

1.6 History

The Laguna Salada Project has been explored by several parties since the original identification of uranium prospectivity in the late 1970s. Work has included airborne radiometric surveying, ground radiometric surveying, geological mapping, pitting, trenching, reverse circulation drilling, downhole radiometric logging, channel sampling, geochemical sampling and metallurgical test work. The principal historical exploration work was completed by Comisión Nacional de Energía Atómica (National Atomic Energy Commission) or CNEA, Mega Uranium Ltd. (“Mega”) which was originally incorporated as Maple Minerals Corp, U3O8 Corporation (“U3O8”) which is now Green Shift Commodities Ltd, and IsoEnergy Ltd. (IsoEnergy), with Jaguar Uranium Corp. acquiring the Project in July 2024 (IsoEnergy news release 22 July 2024).

The Laguna Salada area was first identified as prospective for uranium mineralization in 1978 during a regional airborne radiometric survey completed by CNEA, who completed follow-up work on the airborne radiometric anomalies, including ground radiometric surveys and trenching, which recognised that the uranium mineralization is related to caliche-style partial cementation of the host gravel by calcium carbonate. Results identified a mineralized layer ranging from approximately 0.5 m to 2.0 m thick across an extensive area, with reported uranium grades of up to 1,000 ppm U₃O₈.

In May 2007, Mega explored the Project and made the original discovery of shallow uranium-vanadium mineralization, and the initial land position was expanded through additional concession applications made in 2007, 2008 and 2009. Mega drilled 57 reverse circulation holes for a total of 1,561 m in 2008. Poor recovery from the unconsolidated sandy gravel, together with the shallow depth of mineralization, resulted in drilling being replaced by trenching and pitting as the preferred exploration and sampling methods.

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Work initially focused on the Guanaco, Lago Seco and Buried Lake areas, which define the principal historical Laguna Salada resource areas. A total of 726 trenches were excavated during the reconnaissance phase, comprising 370 trenches in the Guanaco area, 262 trenches in the vicinity of Lago Seco and 94 trenches in the Buried Lake area (Miller, 2024). Mineralized areas were subsequently infilled to a nominal 200 m by 200 m trench sampling grid for resource estimation, with tighter spacing along selected profiles to confirm continuity between adjacent trenches.

In April 2010, U3O8 acquired Gaia Energy, a subsidiary of Mega, after which the Laguna Salada land position continued to be expanded with additional mining concessions added from 2010 through 2015. Reconnaissance work also identified uranium-vanadium mineralization at La Susana and La Rosada.

In December 2020, Consolidated Uranium Inc. (“CUR”), a wholly-owned subsidiary of IsoEnergy, entered into an option agreement with U3O8, and in December 2021 CUR earned a 100% interest in the Project. IsoEnergy further expanded the Property size in 2022 and completed mapping and sampling of 533 shallow pits at the Delfin and Pescado prospects in the northern La Rosada area. In July 2024, Jaguar Uranium Corp. acquired 100% of the Laguna Salada Project from IsoEnergy. Jaguar Uranium started trading on the New York Stock Exchange (NYSE) on 12 February 2026 following a successful US$25 million Initial Public Offering.

1.6.1 Historical Mineral Resource Estimates

An initial mineral resource estimate was completed for the Guanaco and Lago Seco areas in 2011 and a Preliminary Economic Assessment was subsequently completed in 2014 (Inwood and Goode, 2011; Tenova, 2014; Miller, 2024). A Qualified Person has not independently confirmed these historical mineral resources and is not treating them as current. No mineral reserve estimates have been completed for the Project.

1.7 Geological Setting and Mineralization

The Laguna Salada Project is located near the northern margin of the San Jorge Basin and contains Jurassic volcanic rocks, Cretaceous and Paleogene sedimentary sequences and younger Quaternary fluvial and alluvial deposits. The substratum of the San Jorge Basin is overlain by the Jurassic volcanic complex of the Marifil Formation, which includes a thick succession of ignimbrites and rhyolitic lava flows, followed by conglomerates and sandstones of the Cretaceous Puesto Manuel Arce Formation and littoral marine sandstones and interlayered mudstones of the Early Tertiary Salamanca Formation. In the Project area these are unconformably overlain by Quaternary fluvial and alluvial strata comprising the Pleistocene Pampa de Arroqui Formation, also referred to as the Montemayor Formation, and the Holocene Gran Laguna Salada Formation.

1.7.1 Mineralization

Uranium-vanadium mineralization at Laguna Salada occurs in unconsolidated gravels of the Pampa de Arroqui Formation, in unconsolidated gravels of the Gran Laguna Salada Formation, and near the unconformity between Quaternary strata and the underlying substratum, including sandstones and pelite of the Salamanca Formation and sandstones and conglomerates of the Puesto Manuel Arce Formation (Inwood and Goode, 2011; Tenova, 2014). The principal uranium-vanadium mineral recognised at Laguna Salada is carnotite, which commonly occurs as yellow-green powdery or finely crystalline material within the sandy matrix of the gravel, as partial rims on sand grains and clasts, and locally as staining within carbonate-cemented matrix material.

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Three principal styles of uranium-vanadium mineralization are recognised on the Project: near-surface, tabular, caliche-style uranium-vanadium mineralization in unconsolidated sandy gravel at Guanaco and Lago Seco; unconformity-related uranium-vanadium mineralization at Buried Lake; and volcanic-hosted uranium-vanadium mineralization at La Rosada. The principal Mineral Resource areas are Laguna Salada, historically referred to as Lago Seco, Pampa de Arroqui, historically referred to as Guanaco, and Buried Lake.

1.8 Deposit Types

Uranium-vanadium mineralization at Laguna Salada has the principal characteristics of surficial uranium deposits as classified by Toens et al. (1984). Surficial uranium deposits comprise approximately 4.0% of the world’s uranium resources (World Nuclear Association, 2009; Miller, 2024) and are typically tabular mineralized bodies located close to surface, commonly occurring in Tertiary to Recent sediments deposited in fluvial, alluvial and aeolian channel-fill settings and in associated playa lake facies. The Laguna Salada mineralization model involves derivation of uranium from fertile source rocks, such as rhyolites in the Jurassic basement, transport in oxidised meteoric waters, and precipitation in near-surface gravel horizons under evaporative, alkaline conditions. Vanadium is likely to have been derived from mudstones of the underlying Salamanca Formation. At Buried Lake, mineralization is interpreted to reflect interaction between oxidised uranium-bearing fluids in overlying gravel and reducing conditions associated with organic-rich mudstones of the Salamanca Formation.

1.9 Exploration

There has been no work performed on the Property by the Issuer Jaguar Uranium Corp. since acquiring the Property on 22 July 2024. Mineral exploration conducted by previous operators includes CNEA, Mega Uranium, U3O8 Corp. and IsoEnergy Ltd.

1.10 Drilling

As of the Report Effective Date, the Issuer has not completed any drilling on the Laguna Salada U-V Project, and as such all drilling on the Property is historical. The principal historical drilling program comprised reverse circulation drilling completed in 2008 by Mega Uranium Ltd., totalling 57 holes for 1,561 m. The program included 15 relatively deep holes, with an average hole length of approximately 80 m, designed to test favourable stratigraphic units beneath the unconsolidated gravel beds, and 42 shallow holes, with a maximum depth of approximately 10 m, drilled in the three principal target areas to test shallow caliche-style uranium-vanadium mineralization. The drilling provided access for downhole radiometric logging, which helped confirm the presence and continuity of mineralization, but reverse circulation drilling did not provide representative assay samples from the unconsolidated gravel-hosted mineralization. These limitations, combined with the shallow depth of the principal mineralization, led to the adoption of trenching and pitting as the preferred exploration and sampling methods. No drilling completed by Jaguar Uranium Corp. is included in the current Mineral Resource Estimate.

1.11 Sample Preparation, Analysis and Security

Sampling at the Laguna Salada Project has included historical pit and trench sampling of unconsolidated uranium-vanadium-bearing gravels, channel sampling of basement-hosted mineralization, shallow pit sampling, panel chip sampling and historical independent sampling. A total of 2,146 pits and trenches were excavated and included in the historical resource database, of which 1,343 had only whole samples taken, 309 had only screened samples taken and 494 had duplicate whole and screened samples taken. Historical sample preparation and analysis used Alex Stewart Assayers Argentina S.A., ALS Chemex and SGS. Historical QA/QC procedures included reference materials, blanks, field duplicates, pulp duplicates and laboratory internal checks.

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It is the opinion of the QP Simon Mortimer that the procedures, policies and protocols for drilling and sampling verification are sufficient and appropriate and that the assay methods used are consistent with good exploration and operational practices, such that the data is reliable for the purpose of this Report. The Authors of this Report and the Issuer Jaguar Uranium are independent of the laboratories used by historical operators on the Property.

1.12 Data Verification

The Authors (QPs) have reviewed the historical data and information regarding past exploration work on the Property, as provided by the Issuer Jaguar Uranium Corp. and as available in the public domain. Dr. Jobin-Bevans visited the Project for one day on 12 May 2026 in order to observe the general Property conditions and access, to locate evidence of previous exploration work and to determine if any exploration work is currently being done on the Property. As part of the geological modelling and mineral resource estimation for the Laguna Salada Deposit, QP Simon Mortimer reviewed the data and information provided by the Issuer and found it to be of sufficient quality and scope to be used in the calculation of the Mineral Resource Estimate.

QPs Scott Jobin-Bevans and Simon Mortimer are satisfied with the quality of sampling and record keeping (database) procedures followed by historical operators on the Project and that this data and information is adequate for the purposes of this Report.

1.13 Mineral Processing and Metallurgical Testing

Mineral processing and metallurgical test work has been completed on mineralized gravels from the Guanaco and Lago Seco areas of the Laguna Salada Project (Inwood and Goode, 2011; SGS, 2011, 2012, and 2013; Tenova, 2014). The available metallurgical information is historical and was completed prior to Jaguar Uranium Corp.’s acquisition of the Project. The historical test work indicates that the Laguna Salada mineralized gravels have favourable beneficiation characteristics. At Guanaco, wet scrubbing and screening test work indicated that up to approximately 88% of the uranium and 39% of the vanadium could be screened into a minus 150 µm fine fraction representing approximately 8% of the original gravel mass, and at Lago Seco up to approximately 96% of the uranium and 61% of the vanadium could be screened into a minus 150 µm fine fraction representing approximately 26% of the original gravel mass. Alkaline leaching was identified as the preferred leach route, with uranium extraction of approximately 96% from Guanaco and 99% from Lago Seco and vanadium extraction from both areas of approximately 71%. No new metallurgical test work has been completed since 2013 (SGS, 2013) and no test work has been completed by the Issuer Jaguar Uranium.

1.14 Mineral Resource Estimates

Jaguar Uranium Corp. engaged Atticus Geoscience Consulting Ltd. and Caracle Creek Chile SpA to prepare a Mineral Resource Estimate (MRE) for the Laguna Salada Uranium-Vanadium Project. The MRE incorporates the available pit, trench, drilling, geological, geochemical, density and topographic information, and includes separate estimates for U₃O₈ and V₂O₅ within the Pampa de Arroqui (PA), Laguna Salada (LS) and Buried Lake (BL) mineralized areas. The MRE was prepared under the direction of Simon Mortimer (Qualified Person and Author). The effective date of the Laguna Salada MRE is 5 October 2026.

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The drilling and sampling data were validated and compiled using Geobank™ data management software. The interpretation and 3D geological modeling were completed using Leapfrog Geo™ software, statistical studies were performed using Micromine™ tools, and the block model, subsequent estimation and validation were carried out using Micromine™ 2020. The reasonable prospects of eventual economic extraction were defined using Datamine NPV Scheduler. The block model was constructed as an unrotated grid with a parent block size of 100 m by 100 m by 1 m. Ordinary Kriging (OK) was used as the primary grade-estimation method within a strict two-dimensional estimation framework, reflecting the shallow, thin and laterally extensive geometry of the mineralized horizons, with a Nearest Neighbour (NN) estimate generated for validation purposes. U₃O₈ was capped by estimation domain and V₂O₅ was not capped.

1.14.1 Reasonable Prospects for Eventual Economic Extraction and Cut-Off

The Laguna Salada Mineral Resource has been assessed on the basis of a potential open-pit mining scenario, which is considered appropriate for the shallow, laterally extensive uranium-vanadium mineralization at Laguna Salada and Pampa de Arroqui. The Project is treated as a uranium-vanadium project, with both U₃O₈ and V₂O₅ contributing to potential payable value, and an NSR approach was therefore used to calculate block value and to define the reporting cut-off. Mineral Resources are reported above an NSR cut-off value of US$12.08/t, which is approximately equivalent to a U₃O₈-only economic cut-off of 100 ppm U₃O₈. Buried Lake and the pit constrained portion of Pampa de Arroqui were additionally constrained by an optimised open-pit shell.

1.14.2 Mineral Resource Statement

The Mineral Resource has been classified into Indicated and Inferred categories and no Measured Mineral Resources have been classified. The Mineral Resource Statement is presented in Table 1-2 which provides a summary of the near surface upper horizon mineral resource (not pit constrained) and the lower horizon mineral resources that are pit constrained.

Table 1-2. Mineral Resource Statement for the Laguna Salada U-V Project, using a US$12.08/t NSR cut-off value.

				Grades				Metallic Content
				U3O8	V2O5	U3O8Eq1	NSR	U3O8	U3O8	V2O5	V2O5	U3O8 Eq1
Zone	Category	Tonnage	SG	(ppm)	(ppm)	(ppm)	(US$/t)	(t)	(M lbs)	(t)	(M lbs)	(t)
Near Surface Resources (upper horizon): NSR Cut-Off Value US$12.08/t
Laguna Salada	Indicated	10,600,000	1.60	91	681	121	17	969	2.1	7,250	16.0	1,290
	Inferred	13,000,000	1.61	75	701	106	15	960	2.1	8,900	19.6	1,400
Pampa de Arroqui	Indicated	8,460,000	1.76	74	634	102	14	625	1.4	5,370	11.8	862
	Inferred	1,300,000	1.76	80	514	103	15	110	0.2	680	1.5	140
Pit Constrained Resources (lower horizon): US$12.08/t NSR
Pampa de Arroqui	Indicated	1,450,000	1.75	132	694	163	23	192	0.4	1,000	2.2	237
	Inferred	5,200,000	1.74	149	640	177	25	780	1.7	3,400	7.5	930
Buried Lake	Indicated	576,000	1.77	205	745	238	34	118	0.3	429	0.9	137
	Inferred	14,000,000	1.78	192	867	230	33	2,800	6.2	13,000	28.7	3,300
Total Mineral Resources:
All Zones	Total Indicated:	21,100,000	1.68	90	665	119	17	1,900	4.2	14,100	31.1	2,530
	Total Inferred:	34,000,000	1.71	137	755	170	24	4,600	10.1	26,000	57.3	5,700

U₃O₈ Equivalent1: U₃O₈ Eq (ppm) = U₃O₈ (ppm) + V₂O₅ (ppm) × 0.0442. The NSR and U₃O₈ equivalent calculations use metallurgical recoveries of 84.9% for U₃O₈ and 59.5% for V₂O₅, together with a U₃O₈ price of US$84/lb and a V₂O₅ price of US$5.30/lb.

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Notes to Table 1-2 – Mineral Resource Statement:

1)	Qualified Persons: The Mineral Resource Estimate was prepared under the direction of Simon Mortimer (FAIG) of Atticus Geoscience Consulting Ltd., Qualified Person.

2)	Resource Classification: The Mineral Resource has been classified in accordance with the CIM Definition Standards for Mineral Resources and Mineral Reserves (CIM, 2014) and the definitions in S-K 1300, with consideration of the CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines (CIM, 2019), into Indicated and Inferred categories within the Laguna Salada, Pampa de Arroqui and Buried Lake estimation domains. No Measured Mineral Resources have been classified. Classification considered geological confidence, mineralized-domain geometry, sample distribution, sample support, data quality, grade continuity, variography, Quantitative Kriging Neighborhood Analysis (QKNA), estimation pass and block model validation. Pass 2 was used to support Indicated classification and Pass 3 was used to support Inferred classification. Pass 4 was used as a global fill pass only and was not used to support classified Mineral Resources.

3)	Reporting Cut-Off: Mineral Resources are reported above an NSR cut-off value of $12.08/t due to its surficial disposition, which is approximately equivalent to a U₃O₈-only economic cut-off of 100.18 ppm U₃O₈. Buried Lake and the pit-constrained portion of Pampa de Arroqui are additionally constrained within an optimized open-pit shell laying 5 to 8 metres below surface.

4)	High-Grade Capping: Top cuts were applied to U₃O₈ by estimation domain at distinct high-grade distribution breaks and affected fewer than 1.5% of the total sample population across all domains. V₂O₅ was not capped.

5)	Specific Gravity (SG): Density was assigned by lithological unit, using 268 density measurements. The overall dataset has a mean density of 1.712 t/m³, with values ranging from 1.240 t/m³ to 2.095 t/m³.

6)	U₃O₈ Equivalent: U₃O₈ Eq (ppm) = U₃O₈ (ppm) + V₂O₅ (ppm) × 0.0442. The NSR and U₃O₈ equivalent calculations use metallurgical recoveries of 84.9% for U₃O₈ and 59.5% for V₂O₅, together with a U₃O₈ price of US$84/lb. and a V₂O₅ price of US$5.30/lb.

7)	Rounding: Numbers have been rounded to reflect the appropriate level of precision. Differences may occur in totals due to rounding.

8)	Mineral Resources are not Mineral Reserves: Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. Inferred Mineral Resources have a lower level of geological confidence than Indicated Mineral Resources and must not be converted to Mineral Reserves. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration; however, there is no certainty that further exploration will result in an upgrade in classification.

9)	Material Factors: Based on the information available as of the effective date, the Qualified Persons are not aware of any known legal, political, environmental or other relevant factors that would reasonably be expected to materially affect the Mineral Resource Estimate. Mineral Resources remain subject to permitting, environmental, technical, economic, social and other risks and uncertainties.

No capital cost or operating cost estimates have been prepared for the Project. The operating cost assumptions used to assess reasonable prospects for eventual economic extraction are described in Section 11.14 – Reasonable Prospects for Eventual Economic Extraction and Cut-Off.

1.15 Interpretation and Conclusions

The Laguna Salada Project is an advanced uranium-vanadium exploration project supported by a substantial historical technical database. Exploration completed by previous operators includes airborne and ground radiometric surveys, geological mapping, pitting, trenching, reverse circulation drilling, downhole radiometric logging, channel sampling, geochemical sampling, density measurements and metallurgical test work. The updated Mineral Resource Estimate confirms the presence of significant Indicated and Inferred uranium-vanadium Mineral Resources within the Project. The shallow, laterally extensive geometry of much of the mineralization, together with historical evidence that uranium can be concentrated into a relatively small fine-grained fraction by beneficiation, represents an important positive characteristic of the Project.

1.15.1 Risks and Uncertainties

Further work is required to improve geological and resource confidence, confirm historical metallurgical results and address the technical uncertainties identified in this Report. The principal technical uncertainties affecting the Project arise from the historical nature and variable support of the database, the physical characteristics of the mineralization and the current level of metallurgical and engineering information. The Project has no Mineral Reserves, and no conclusion regarding economic viability can presently be made from the Mineral Resource Estimate alone.

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1.15.2 Exploration Opportunities

The updated geological and Mineral Resource models identify several opportunities for increasing both the size and confidence of the current Mineral Resource.

Buried Lake represents a particularly important exploration opportunity because it contains higher average uranium and vanadium grades than the other principal domains and remains less densely sampled. Additional representative subsurface sampling along the Pampa de Arroqui-Salamanca unconformity would help establish the lateral continuity and limits of this mineralization and improve confidence in the geological and grade model.

Beyond the current Mineral Resource areas, La Susana and La Rosada remain important exploration targets. At La Rosada, mineralization identified within both unconsolidated sediment and altered volcanic basement indicates potential for more than one exploration target style. Additional geological mapping, radiometric surveying, systematic geochemical sampling and representative subsurface testing are required to determine whether these occurrences have sufficient continuity and scale to support future resource evaluation.

1.16 Recommendations

The Authors consider that continued exploration and technical evaluation of the Laguna Salada Uranium-Vanadium Project is warranted. The principal recommendation is a targeted infill sampling program designed to improve sample coverage within the current Mineral Resource, confirm geological and grade continuity and provide additional support for future Mineral Resource classification. The program should combine pitting and trenching in the shallow Laguna Salada and Pampa de Arroqui areas with representative subsurface drilling at Buried Lake. At Pampa de Arroqui and Laguna Salada, approximately 250 new pits and trenches are recommended, and at Buried Lake, where the mineralized unconformity generally lies beyond the practical depth of surface pitting, approximately 1,500 m of sonic or vibrosonic drilling is recommended.

The recommended work is divided into an Immediate Priority Work Program and Conditional Follow-On Work. The immediate program has an indicative budget of approximately US$1.925 million, including a 10% contingency, and is the recommended commitment at the present stage. The additional US$1.76 million shown for conditional follow-on work is a planning allowance and should only be committed after review of the infill results and updated Mineral Resource model (Table 1-3 and Table 1-4).

Table 1-3. Recommended Immediate Priority Work Program for the Laguna Salada Project.

Work Component	Recommended Scope	Indicative Budget (US$)
Pampa de Arroqui and Laguna Salada infill pitting/trenching	Approximately 250 new pits/trenches, mainly targeting approximately 200 m coverage with selected approximately 100 m infill	$400,000
Buried Lake infill drilling	Approximately 1,500 m sonic/vibrosonic drilling, approximately 100 to 150 holes, including drilling-method verification and downhole logging	$500,000
Assaying, QA/QC, confirmatory sampling and density	U₃O₈ and V₂O₅ assays, standards, blanks, duplicates, check assays, paired samples and targeted density measurements	$175,000
Geological modelling and Mineral Resource update	Database integration, geological interpretation, radiometric calibration, model update and updated MRE	$175,000
Metallurgical variability and vanadium recovery	Representative sampling and bench-scale beneficiation/leach testing	$200,000
Permitting, environmental, hydrogeological and geotechnical support	Required supporting field and baseline activities	$150,000
Field supervision, equipment and logistics	Field personnel, vehicles, equipment, mobilisation and general Project support	$150,000
Sub-total:		$1,750,000
Contingency (10%):		$175,000
Total (US$):		$1,925,000

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Table 1-4. Recommended Staged Work Program and Budget, including the Conditional Follow-on Work Plan.

Program	Timing	Indicative Budget (US$)
Immediate Priority Work Program, including targeted infill sampling and drilling	Immediate	$1,925,000
Further Mineral Resource conversion and near-resource expansion	Conditional follow-on	$650,000
La Susana, La Rosada and regional exploration	Conditional follow-on	$300,000
Advanced metallurgical testing, pilot work and bulk sampling/trial mining	Conditional follow-on	$450,000
Subsequent Mineral Resource, RPEEE and economic evaluation	Conditional follow-on	$200,000
Conditional Follow-On Work Sub-total:		$1,600,000
Contingency on Conditional Follow-On Work (10%):		$160,000
Conditional Follow-On Work Total:		$1,760,000
Total Recommended 2-Stage Program (US$):		$3,685,000

The budget presented in Table 1-3 is an indicative planning estimate for the main recommended program. The allocation between individual work components may be adjusted during detailed program design, provided that the principal objectives of the infill program are maintained.

The scope and budget of later work should be adjusted to reflect the results obtained and the priorities identified at that time.

2.0 Introduction

Geological consulting group Caracle Creek Chile SpA (“Caracle”) was engaged by Jaguar Uranium Corp. (“Jaguar”, the “Company”, or the “Issuer”) to prepare a Technical Report Summary (“TRS”) in support of a Mineral Resource Estimate (the “MRE” or “Mineral Resource”) for the Laguna Salada Uranium-Vanadium Deposit (the “Deposit”) on the Laguna Salada Project (the “Project” or the “Property”), located in Chubut Province, southern Argentina (see Figure 3-1). The Company issued a news release on 13 October 2026, announcing the maiden Mineral Resource Estimate.

This Technical Report Summary (“TRS” or the “Report”) has been prepared by Caracle and Atticus Geoscience Consulting Ltd. (“Atticus”) for Jaguar Uranium Corp., as registrant, in accordance with the property disclosure requirements of the United States Securities and Exchange Commission (“SEC”) for mining registrants, as set out in subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (“S-K 1300”), and Item 601(b)(96) of Regulation S-K, Technical Report Summary. This TRS reports Mineral Resources supported by an initial assessment, as defined in S-K 1300; no Mineral Reserves are reported. Mineral Resources are classified and reported using the S-K 1300 definitions, which the Qualified Persons consider to be consistent with the CIM (2014) definitions.

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2.1 Purpose

This TRS has been prepared for Jaguar Uranium Corp. a company headquartered in Canada and listed on the American NYSE (JAGU), in order to provide a summary of scientific and technical information and data concerning the Project, and Mineral Resource Estimate for the Laguna Salada Uranium-Vanadium deposits, located within the Company’s 100%-owned Laguna Salada Project in Chubut Province, Argentina.

The quality of information, conclusions, and recommendations contained herein have been determined using information available at the time of Report preparation and data supplied by outside sources as outlined in Section 2.6 - Sources of Information and Section 24.0 - References.

2.2 Previous Technical Reports

This is the first technical report summary prepared for the Project under S-K 1300 and it does not update a previously filed technical report summary.

The Mineral Resource Estimate presented in this TRS is also disclosed in the technical report titled “National Instrument 43-101 Mineral Resource Estimate on the Laguna Salada Uranium-Vanadium Deposit and Technical Report for the Laguna Salada Uranium-Vanadium Project”, prepared for Jaguar Uranium Corp. by Caracle Creek Chile SpA and Atticus Geoscience Consulting Ltd., effective 5 October 2026, issued 16 October 2026. This TRS has been prepared from that report and reports the same Mineral Resource Estimate.

2.3 Effective Date

The effective date of the Mineral Resource Estimate and Report is 5 October 2026 (“Effective Date”).

2.4 Qualifications of Consultants

This Report has been prepared by Dr. Scott Jobin-Bevans and Mr. Simon Mortimer (together the “Consultants” or the “Authors”). Dr. Jobin-Bevans (“Principal Author”) is the Managing Director and Principal Geoscientist at Caracle Creek Chile SpA and Mr. Mortimer (“Co-Author”) is a Professional Geologist with Atticus Geoscience Consulting Ltd.

Dr. Jobin-Bevans is a Professional Geoscientist (PGO #0183 (Ontario), P.Geo.) with experience in geology, mineral exploration, mineral resource and reserve estimation and classification, land tenure management, metallurgical testing, mineral processing, capital and operating cost estimation, and mineral economics. Mr. Mortimer is a Professional Geologist (FAIG #7795) with experience in geology, mineral exploration, geological modelling, mineral resource and reserve estimation and classification, and database management.

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Dr. Scott Jobin-Bevans and Mr. Simon Mortimer, by virtue of their education, experience, and professional association, are each considered to be a Qualified Person (“QP”), as that term is defined in S-K 1300 (§229.1300). The Consultants employed in the preparation of this Report have no beneficial interest in Jaguar Uranium and are not insiders, associates, or affiliates of the Company. The responsibility matrix is provided in Table 2-1, summarizing each of the Report sections for which the Authors are responsible.

Table 2-1. Responsibility matrix for the preparation of the Report sections by the Authors.

Author	Complete Section Responsibility	Sub-Section Responsibility
Scott Jobin-Bevans P.Geo., Caracle Creek	2.0 to 7.0; 9.0; 10.0; 12.0 to 25.0	1.1 to 1.13, 1.15, 1.16
Simon Mortimer FAIG, Atticus	8.0; 9.0; 11.0; 21.0 to 23.0; 25.0	1.1.4, 1.14, 1.15, 1.16; 2.4; 3.12; 7.1.4

The results of this Report are not dependent upon any prior agreements concerning the conclusions to be reached, nor are there any undisclosed understandings concerning any future business dealings between Jaguar Uranium and the Consultants. The Consultants, Caracle Creek, and Atticus are being paid a fee for their work in accordance with normal professional consulting practices.

2.5 Personal Inspection

Dr. Jobin-Bevans (P.Geo., Ph.D.) completed a Personal Inspection (site visit) of the Project for one day on 12 May 2026, ably assisted during his visit by Dr. Owen Miller (Consultant to Jaguar Uranium) and Mr. Sebastian Gomez (Property Manager, Jaguar Uranium). The site visit was made to observe the general Property conditions and access, to locate evidence of previous exploration work and to determine if any exploration work is currently being done on the Property. Dr. Jobin-Bevans could see no evidence of any work currently being conducted on the Property. Tracking and waypoints were collected in the field using a handheld GPS device (Garmin GPSMap 66st) with an approximate horizontal accuracy of ±4 metres (Table 2-2).

Table 2-2. Waypoints collected by the Principal Author during the Personal Inspection of the Property (WGS84 Z19S).

Waypoint	*UTMX (mE)	*UTMY (mN)	Elev (mASL)	Description
1	637440	5156898	173	turn off to R48, west of Las Plumas
2	644818	5110006	238	north Property boundary
Stop #1	652336	5086666	339	on Property
Stop #2	650807	5088888	337	area of historical sampling
Stop #3	650656	5088785	340	numerous areas of exposed grey “soil”
Stop #4	650321	5089070	342	historical sampling area TRRR_1031
Stop #5	651088	5088243	345	historical sampling area TRRR_1029
3	651190	5088381	345	old access trail heading west
4	657832	5081975	345	southeast Property boundary
5	671620	5056318	379	intersection of R48 and R29

*	WGS84 / UTM Zone 19S

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Selected photographs taken by the Co-Author during the Personal Inspection of the Project are provided in Figure 2-1.

(A)
(B)
(C)
(D)
(E)
K: 1.36 %
U: 4.4 ppm
Th: 5.1 ppm
DR: 55.2 nGy/h
(F)

Figure 2-1. Selection of photos taken by Dr. Jobin-Bevans during his Personal Inspection of the Property. (A) Typical landscape on the Property, along highway R48. (B) Scott Jobin-Bevans (left) and Sebastian Gomez on the Property. (C) Dr. Owen Miller (left) and Sebastian Gomez taking scintillometer readings on the Property. (D) Sebastian Gomez taking a scintillometer reading on the Property. (E) Typical background scintillometer reading (K = 1.36%, U = 4.4 ppm, Th = 5.1ppm) from area of disturbed gravel (grey areas). (F) Typical fence line with open gate put in by a surface rights holder within the area of the Property. (Caracle Creek, 2026).

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Access to the central area of the Property is excellent. One of several ways to access the Property is to travel by air (~2 hours) from Buenos Aires (AEP) to the coastal town of Trelew (pop. ~106,000) (Figure 2-2). From Trelew, travel west on Ruta Nacional 25 to Las Plumas (pop. ~600), about 186 km (~2.5 hr). Approximately 1 km west of Las Plumas, turn south (left) on Ruta Provincial 48, follow the road for about 52 km to the northern boundary of the Property concessions, through the Project, and across the southeastern boundary, at about 85.5 km (distance of about 33 km through the Property). Finally drive southeast to Garayalde which is at Ruta Nacional 3. Total distance from Las Plumas to Garayalde is about 141 km (~3 hr).

Figure 2-2. Travel to the Property from Trelew (blue track) for the Personal Inspection; the Property concessions are outlined in red (Caracle Creek, 2026).

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2.6 Sources of Information

The information, conclusions, opinions, and estimates contained herein are based on:

●	information available to the Authors (QP) at the time of preparation of this Report;

●	assumptions, conditions, and qualifications as set forth in this Report; and

●	data, reports, and other information supplied by Jaguar Uranium Corp., as well as third party/public sources.

For the purposes of this Report, the Authors (QPs) have relied on concession ownership information provided by Jaguar Uranium Corp.. The QP Scott Jobin-Bevans has not researched legal property title or mineral rights for the Project and expresses no legal opinion as to the ownership status of the Project.

This Report is based on, but not limited to, internal Company emails and memoranda, historical reports, maps, and publicly available information and data (e.g., government and internet), as cited throughout this Report and listed in Section 24.0 - References.

Company personnel and associates were actively consulted before and during the Report preparation and during the Personal Inspection, including Steven Gold (CEO, Jaguar Uranium Corp.) and other consultants engaged by the Company.

General information was accessed through the Government online geological portal website. Additional information was reviewed and acquired through public online sources including Jaguar Uranium’s website, SEDAR+ (System for Electronic Document Analysis and Retrieval), and various other corporate websites.

Standard professional review procedures were used by the Authors in the preparation of this Report. The Authors consulted and utilized various sources of information and data, including historical files provided by the Issuer and government publications.

2.7 Commonly Used Terms, Initialisms and Units of Measure

All units in this Report are based on the International System of Units (“SI Units”), except for units that are industry standards, such as troy ounces for the mass of precious metals. Table 2-3 provides a list of some of the terms and abbreviations used in this Report and Table 2-4 provides conversions for common units. Unless specified otherwise, the currency used is American Dollars (US$ or USD) and coordinates are given mainly in WGS84 / UTM 19S (EPSG:32719).

2.7.1 WGS84 Versus POSGAR 94 / ARGENTINA 3

The WGS84 coordinate reference system (“CRS”) is a global datum and UTM projection using the WGS84 ellipsoid, whereas POSGAR 94 / ARGENTINA 3 (EPSG:22183) is an Argentine national projection CRS using a Transverse Mercator projection. An important point is that Argentina’s Gauss-Krüger system uses a 7-digit false easting convention, with the zone number embedded in the easting. POSGAR 94 is geodetically tied to the Argentine realization of the geocentric reference system, whereas WGS84 is the global WGS84 datum. The datum difference is generally much smaller than the dramatic-looking difference in the coordinate values caused by the different projections/false eastings. To make the transformation, for example in QGIS, and your original layer is EPSG:22183, the correct workflow is: Layer CRS: POSGAR 94 / Argentina 3 — EPSG:22183, then Export → Save Features As → CRS → WGS 84 / UTM zone 19S (EPSG:32719); QGIS will perform the reprojection.

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Table 2-3. Commonly used units of measure, abbreviations, initialisms and technical terms.

Units of Measure/Abbreviations/Initialisms
above mean sea level	AMSL	AA	Atomic Absorption
billion years ago	Ga	CRM	Certified Reference Material
centimetre	cm	DDH	Diamond Drill Hole
degrees Celsius	°C	EM	Electromagnetic
dollar (Canadian)	C$	EOH	End of Hole
foot	ft	EPSG	European Petroleum Survey Group
gram	g	FA	Fire Assay
grams per tonne	g/t	ICP	Inductively Coupled Plasma
greater than	>	Int.	Interval
hectares	ha	Lat.	Latitude
hour	hr	Long.	Longitude
inch	in	LDL	Lower Detection Limit
kilo (thousand)	K	LLD	Lower Limit of Detection
kilogram	kg	MAG	Magnetic Survey or Magnetometer
kilometre	km	NAD 83	North American Datum 83
less than	<	NAD 27	North American Datum 27
litre	L	NI 43-101	National Instrument 43-101
metre	m	NSR	Net Smelter Return Royalty
millimetre	mm	P.Geo.	Professional Geoscientist or Professional Geologist
million	M	PSAD56	Provisional South American Datum de 1956
million years ago	Ma	QA/QC	Quality Assurance / Quality Control
nanotesla	nT	QP	Qualified Person
not analyzed	na	qtz	Quartz
ounce	oz	RC	Reverse Circulation
parts per million	ppm	SEM	Scanning Electron Microscope
parts per billion	ppb	SG	Specific Gravity
pound(s)	lb	SI	International System of Units
specific gravity	SG	UTM	Universal Transverse Mercator
square kilometre	km2	WGS 84	World Geodetic System 1984
tonne (1,000 kg) (metric tonne)	t	m2	square metre
Minerals*
carnotite	Cnt	Qz	quartz
coffinite	Cof	Urn	uraninite (pitchblende)
pyrite	Py	Ura	uranophane
Elements
iron	Fe	U	uranium
molybdenum	Mo	V	vanadium
silica	Si

*	IMA-CNMNC approved mineral abbreviations (Warr, 2021)

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Table 2-4. Conversions for common units.

Metric Unit	Imperial Measure
1 hectare	2.47 acres
1 metre	3.28 feet
1 kilometre	0.62 miles
1 gram	0.032 ounces (troy)
1 tonne	1.102 tons (short)
1 gram/tonne	0.029 ounces (troy)/ton (short)
1 tonne	2,204.62 pounds
Imperial Unit	Metric Measure
1 acre	0.4047 hectares
1 foot	0.3048 metres
1 mile	1.609 kilometres
1 ounce (troy)	31.1 grams
1 ton (short)	0.907 tonnes
1 ounce (troy)/ton (short)	34.28 grams/tonne
1 pound	0.00045 tonnes

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3.0 Property Description

3.1 Property Location

The Laguna Salada Uranium-Vanadium Project is located in Chubut Province, Argentina, approximately 260 km southwest of the town of Trelew (Figure 3-1). The Project is situated in eastern-central Chubut Province and is covered by the Argentine 1:250 000 scale geological map sheets Las Plumas 4366-III and Garayalde 4566-I. The approximate centre of the main area of interest within the Laguna Salada Project is at approximately -44.247800 Latitude, -66.976300 Longitude, 661573 mE, 5098613 mN (WGS84 / UTM 19S), or 3,661,637.66 m, 4,903,348.34 m (POSGAR 94 / Argentina 3). Unless otherwise stated, coordinates for maps and plans used in this section are presented in POSGAR 94 / Argentina 3 (EPSG:22183).

All known uranium-vanadium mineralization that is the focus of this Report is located within the boundary of the mining lands that comprise the Laguna Salada Project.

CHUBUT Province
C H I L E
Lago Puelo
El Maitan
El Hoyo
Cholila
Esquel
Trevelin
Tecka
Corcovado
Gobernador Costa
Jose de San Martin
Rio Pico
Alto Rio Senguer
Rio Mayo
Sarmiento
Rada Tilly
Comodoro Rivadavia
Camarones
Puerto Madryn
Dolavon
Gaiman
Trelew
Rawson
Laguna Salada Project
South Atlantic Ocean
3000000
3200000
3400000
3600000
5200000
5000000
0 50 100 km
Laguna Salada Concessions
Vial
Cities
LAGUNA SALADA PROJECT
Location Map
Posgar 94 Argentina 3
2026
ATTICUS
Caracle Creek Chile

Figure 3-1. Location of the Laguna Salada U-V Project in Chubut Province, Argentina (Atticus, 2026).

3.2 Mineral Disposition

The Laguna Salada concession package consists of 28 mining concessions covering approximately 210,284.45 ha, held by 2847312 Ontario Inc. (Table 3-1). The concessions comprise a mixture of Cateos (“Cateo”) and Manifestaciones de Descubrimiento (“MD”) and are registered with the Mining Notary in Chubut Province (Mártires Department). A list of the 28 concessions is presented in Table 3-1 and the concession locations are shown in Figure 3-2. All relevant mining fees are paid and up to date. The Company has requested that several of the Cateos be converted to Manifestaciones de Descubrimiento (MD) status (Table 3-1).

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The information in Table 3-1 was supplied by the Issuer to the Consultants and it has not been confirmed in detail by the Authors.

Table 3-1. Summary of the 28 Laguna Salada mining concessions, Chubut Province, Argentina.

No.	Concession Name	Concession	Year	Area (ha)	Type of Right	Cadastral Registry (dd-mm-yy)	Concession Grant	MD Requested Within Cateo
1	GAP 1	16362	2013	10,000.01	Cateo	14-05-13	No - in process	-
2	GAP 2	16363	2013	9,994.93	Cateo	14-05-13	No - in process	-
3	GAP 3	16955	2022	9,994.11	Cateo	02-05-22	No - in process	-
4	GAP 4	16956	2022	9,951.69	Cateo	02-05-22	No - in process	-
5	GAP 5	16957	2022	9,877.20	Cateo	02-05-22	No - in process	-
6	HOPE 1	15280	2007	6,000.00	Cateo	07-09-07	Yes	Yes
7	HOPE 2	15281	2007	5,989.57	Cateo	07-09-07	Yes	Yes
8	HOPE 3	15282	2007	2,400.15	Cateo	07-09-07	Yes	Yes
9	HOPE 4	15283	2007	9,372.40	Cateo	29-11-22	No - in process	Yes
10	HORQUETA 1	16119	2011	10,000.00	Cateo	21-12-11	No - in process	-
11	HORQUETA 2	16120	2011	10,000.00	Cateo	21-12-11	No - in process	-
12	HORQUETA 3	16150	2012	10,000.00	Cateo	29-02-12	No - in process	-
13	HORQUETA 4	16151	2012	10,000.00	Cateo	29-02-12	No - in process	-
14	HORQUETA 5	16152	2012	9,899.01	Cateo	29-02-12	No - in process	-
15	LAGO SECO	15222	2007	3,442.52	Cateo	30-05-07	No - in process	-
16	LAGO SECO 2	15229	2007	9,998.06	Cateo	-	Yes	-
17	LAGO SECO OESTE	15576	2009	9,991.11	Cateo	-	No - in process	Yes
18	LAGO SECO SUR	15623	2009	5,165.67	Cateo	08-06-09	Yes	-
19	LA ROSADA	16160	2012	9,997.93	Cateo	05-03-12	No - in process	-
20	NORTE	15800	2010	9,891.62	Cateo	24-09-10	No - in process	-
	Sub-total (Cateo):			171,965.98
1	GUANACO I	15496	2008	4,009.41	MD	23-09-08	No	-
2	GUANACO II	15497	2008	6,959.16	MD	23-09-08	Yes	-
3	GUANACO III	15498	2008	5,559.63	MD	23-09-08	Yes	-
4	GUANACO IV	15657	2009	3,194.56	MD	26-10-09	Yes	Yes
5	GUANACO V	15873	2010	3,967.14	MD	07-01-11	No	Yes
6	GUANACO VI	15874	2010	3,949.56	MD	07-01-11	Yes	Yes
7	GUANACO VII	15875	2010	3,679.01	MD	01-12-10	Yes	Yes
8	SUSANA	16553	2015	7,000.00	MD	20-04-15	No	-
	Sub-total (MD):			38,318.47
			Total:	210,284.45

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3400000
3450000
5150000
5100000
LA ROSADA
HORQUETA 5
HORQUETA 3
HORQUETA 4
Laguna Salada Project
HORQUETA 1
HORQUETA 2
NORTE
Guanaco I
GAP 1
Guanaco V
Guanaco VI
GAP 2
Hope 1
Guanaco II
Hope 2
GAP 3
Guanaco IV
Guanaco III
Lago Seco Oeste
352
Guanaco VII
Lago Seco 2
Lago Seco
Hope3
GAP 4
Lago Seco Sur
240
Hope 4
Susana GAP 5
CHUBUT Province
0
10
20 km

Laguna Salada Concessions

**LAGUNA SALADA PROJECT**

| Access to Laguna Salada Project | Posgar 94 Argentina 3 |
|---|---|
| | 2026 |

ATTICUS GEOSCIENCE CONSULTING

Caracle Creek Chile
Integrated Exploration & Mining Services

Figure 3-2. Mining concession map showing the Laguna Salada Property over a digital elevation model (Atticus, 2026).

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3.3 Holding Costs and Annual Requirements

The annual approximate holding costs are summarized in Table 3-2, which amount to about US$21,784 for five of the 28 concessions. According to the Company, there are no other requirements to keep the 28 concessions in good standing as 23 of the 28 concessions are still within the original 3-year grace period for payments which commence in 2028 (see Section 3.6 – Mineral Land Tenure System – Argentina).

Table 3-2. Annual holding costs for the Laguna Salada U-V Project (Manifestaciones de Descubrimiento).

Property	Canon / Mining Fee (ARS$)	Canon / Mining Fee (US$)
Guanaco II	6,209,031.50	$4,139.35
Guanaco III	6,209,031.50	$4,139.35
Guanaco IV	5,676,828.80	$3,784.55
Guanaco VI	6,209,031.50	$4,139.35
Guanaco VII	6,209,031.50	$4,139.35
Subtotal:	30,512,954.80	$20,341.97
Administrative claims estimated	2,163,600.00	$1,442.40
	Total (US$):	$21,784.37

3.4 Surface Rights and Legal Access

The Argentine Mining Code sets out the rules under which surface rights and easements may be granted for mining operations. These provisions cover land occupation, rights-of-way, access routes, transport routes, rail lines, water use, and any other infrastructure required for operations.

In general, compensation must be paid to the affected landowner in proportion to the damage or inconvenience incurred. No provisions or regulations have been enacted defining the nature or amount of such compensation. Where no agreement can be reached with the landowner, the Argentine Mining Code provides the mining right holder with the right to expropriate the required property.

From time to time, a land possessor may dispute the Company’s surface access rights. As a result, the Company may be prevented from exercising its legal temporary occupation rights. Surface access issues may delay planned exploration programs, and such delays may be significant.

In general, easements outside the perimeter of a concession are road easements. To establish such easements, the corresponding permission or authorisation from the authority must be obtained in advance. Compensation must then be paid for the occupied land, or a proper bond must be provided.

For easements outside the concession perimeter, the legal declaration of public utility must be supported by two forms of evidence at the concession holder’s expense:

•	that the easement cannot be constituted within the perimeter of the concession, as set out in Article 151 of the Argentine Mining Code; and

•	that the work is genuinely beneficial for mining activities, as set out in Article 13 of the Argentine Mining Code.

The list of underlying landowners associated with the Laguna Salada mining concessions is presented in Table 3-3, and the distribution of surface ownership relative to the mining concessions is shown in Figure 3-3.

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Table 3-3. Laguna Salada mining concessions and associated underlying landowners. Coding in “ID” column is tied to the underlying lands shown in Figure 4-3.

ID	Property / Land	Land Owner	Within / Intersecting Concessions
L-01	CERRO BELLIDO	ISABEL IBAÑEZ	HORQUETA 2
L-02	CERRO HOSPITAL	SUC. JUAN M LIÑEIRO	HORQUETA 4, HORQUETA 5
L-03	DON ARSENIO	MARTA GUTIERREZ	HORQUETA 3, HORQUETA 4
L-04	DON JOSE	TELMA ALEJANDRA SARBON	HORQUETA 2, HORQUETA 4, HORQUETA 5
L-05	DON LEONARDO	UNKNOWN	LAGO SECO SUR
L-06	DON PLACIDO	JUAN C ALBERTELLA	GAP 1, GAP 2, HORQUETA 1, HORQUETA 2
L-07	DON VICENTE	UNKNOWN	GAP 2, GAP 3, HOPE 2
L-08	EL HORNITO	BADILLO Y MEDALLO	GUANACO I, GUANACO II, GUANACO V, NORTE
L-09	EL TRAHUIL	ALBERTELLA	HORQUETA 5, LA ROSADA
L-10	EMBALSE FLORENTINO AMEGHINO	PROVINCIAL STATE	HORQUETA 3, HORQUETA 4, HORQUETA 5, LA ROSADA
L-11	LA AURORA	UNKNOWN	HOPE 4, L. SECO SUR
L-12	LA CAÑA	UNKNOWN	GUANACO VII, HOPE 3, L. SECO SUR, LAGO SECO 2
L-13	LA CHIQUITA	UNKNOWN	GAP 5, SUSANA
L-14	LA ESTRELLITA	UNKNOWN	GAP 5
L-15	LA FORTUNA	UNKNOWN	GAP 1, GAP 2, GAP 3
L-16	LA HERMINIA	UNKNOWN	GAP 3, GAP 4, HOPE 3
L-17	LA MADRESELVA	MARTIN ENDARA	GUANACO II, GUANACO VI, HOPE 1, HOPE 2, NORTE
L-18	LA MIMOSA	SUC. ATILIO CABARCO	GAP 1, HORQUETA 2, HORQUETA 3, HORQUETA 4
L-19	LA PALMERA	UNKNOWN	LAGO SECO SUR
L-20	LA POSADA	GARCIA	HORQUETA 5
L-21	LA ROSADA	GARCIA	LA ROSADA
L-22	LA SALADA	HECTOR CASTILLO	HORQUETA 1, NORTE
L-23	LA SUSANA	JUAN C ALBERTELLA	GAP 4, GAP 5, GUANACO II, GUANACO III, GUANACO IV, GUANACO VI, HOPE 2, HOPE 3, HOPE 4, LAGO SECO 2, SUSANA
L-24	LAS HORQUETAS	HECTOR RODRIGUEZ	GAP 1, GAP 2, GAP 3, HOPE 2, HORQUETA 1, HORQUETA 2, HORQUETA 3
L-25	LAS SUSANAS	JUAN C ALBERTELLA	GUANACO VII, HOPE 1, HOPE 2, HOPE 3, LAGO SECO, LAGO SECO 2
L-26	LOS ALAMOS	UNKNOWN	GAP 3, HOPE 2
L-27	LOS AMIGOS	UNKNOWN	HORQUETA 5, LA ROSADA
L-28	LOS OLMOS	UNKNOWN	NORTE
L-29	PIEDRA BLANCA	UNKNOWN	GAP 1, GAP 3
L-30	SANTA SILVIA	NUEVA GALSE DEL SUR	NORTE
L-31	UNKNOWN	PROVINCIAL STATE	GUANACO II, GUANACO III, GUANACO VII, L. SECO OESTE, LAGO SECO

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3400000
3450000
5150000
5100000
Laguna Salada Project
LA ROSADA
HORQUETA 5
HORQUETA 3
HORQUETA 4
HORQUETA 1
HORQUETA 2
NORTE
Guanaco I
Guanaco V
Guanaco VI
Guanaco II
Guanaco III
Guanaco IV
Guanaco VII
Hope 1
Hope 2
Hope3
Hope 4
GAP 1
GAP 2
GAP 3
GAP 4
Susana
GAP 5
Lago Seco Oeste
Lago Seco
Lago Seco 2
Lago Seco Sur
L-01
L-04
L-05
L-06
L-07
L-08
L-09
L-11
L-13
L-14
L-15
L-16
L-17
L-18
L-19
L-21
L-22
L-23
L-24
L-25
L-26
L-27
L-28
L-29
L-30
L-31
0
10
20 km
CHUBUT Province

Laguna Salada Consesion

Landowners

# LAGUNA SALADA PROJECT

| Laguna Salada Concessions & Landowners | Posgar 94 Argentina 3 |
|---|---|
| | 2026 |

ATTICUS

Caracle Creek Chile

Figure 3-3. Underlying surface ownership (see Table 4-3) and the 28 concessions that comprise the Laguna Salada Project (Atticus, 2026).

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3.5 Project Ownership and Initial Transaction

On 22 July 2024, IsoEnergy Ltd. (“IsoEnergy”) announced that it had completed the sale to private company Jaguar Uranium Corp. of 100% of the issued and outstanding shares of a wholly-owned subsidiary of IsoEnergy, which holds, indirectly, a 100% interest in the Laguna Salada Project. The Project is subject to a Net Smelter Return (“NSR”) royalty (IsoEnergy news release 22 July 2024) (see Section 3.11 – Royalties and Obligations).

3.6 Mineral Land Tenure System - Argentina

The Laguna Salada mining concessions are located in the Province of Chubut, Republic of Argentina. Mineral tenure in Argentina is governed by the Código de Minería de la Nación, passed by Law 1919/86, referred to as the Argentine Mining Code. In Argentina, the provinces own the mineral resources, while private parties can acquire legally recognized mining rights through the provincial mining authority. The mining property is legally distinct from ownership of the surface land.

Under the Argentine Mining Code, two types of mining right may be granted:

•	exploration permits, comprising Cateos and Manifestaciones de Descubrimiento; and

•	exploitation permits, referred to as concesións de explotación or minas.

The general process might follow this path:

Prospecting → Cateo → Discovery → Manifestación de Descubrimiento → Mensura → Mining Concession

3.6.1 Cateo (Exclusive Exploration Right)

Cateos are awarded in 500 ha units, referred to as measurement units. A titleholder may acquire up to 20 measurement units, equivalent to 10,000 ha, under one Cateo, but may not hold more than 400 measurement units, equivalent to 200,000 ha, in any one province.

A Cateo provides the holder with the right to explore and prospect within the measurement unit boundary for an initial period of 150 days. The term is extended by 50 days for each additional measurement unit granted, up to a maximum term of 1,100 days.

Where a holding is greater than four measurement units, the holder must relinquish half of the land after 300 days. At the 700-day point, the holder must relinquish half of the remaining measurement units.

Before an exploration permit is granted, the holder must pay a one-off fee of ARS$400 for each measurement unit, provide a work plan, and commit to starting that work program within 30 days of the permit being granted. Compensation must be paid to landowners inconvenienced by exploration activities. An activities report must be submitted to the regulatory authorities within 90 days after expiry of the measurement unit.

3.6.2 Manifestación de Descubrimiento (Exploration)

A Manifestación de Descubrimiento, or MD, is another form of exploration licence and represents the first step towards obtaining mining rights. Registration of an MD gives the holder preference over the area.

By petitioning an MD, the holder informs the Mining Authority that a potentially economic mineral body has been discovered, irrespective of whether a prior Cateo exists. The holder has 100 days from registration, subject to possible extension, to file the labor legal, which identifies the location of the discovery point within the area.

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The maximum area of an MD is 3,500 ha. The mining fee, or canon, is ARS$3,200 per 100 ha per year. The obligation to pay begins three years after registration of the MD.

3.6.3 Mina (Mining Concession)

A Mina, Mining Concession or exploitation permit allows for mining activity. The holder must initially apply for a discovery claim, or Manifestación de Descubrimiento (MD) , after which the application is advertised for public comment.

The measurement unit area for exploitation concessions, known as a pertenencia, varies depending on the style of mineralization to be exploited. Exploitation concessions over Au, Ag and Cu, and generally over hard-rock mineral deposits such as vein-style and discrete deposits, are typically 6 ha in extent. For disseminated mineralization styles, claim sizes may reach a maximum of 100 ha. Exploitation permits may consist of one or more pertenencias.

An exploitation permit is contingent on several requirements, including:

•	provision of official cartographic coordinates for the deposit and the area required for operating facilities;

•	provision of a sample of the discovered mineral; and

•	approval of an Environmental Impact Assessment.

Approval and registration of the legal survey request by the relevant provincial mining authority constitutes formal title to the exploitation permit. Provided mining is active and all other requirements are met, exploitation permits can have an indefinite grant period.

After three years from the date on which the discovery claim is registered, an annual canon becomes payable. The annual canon depends on the pertenencia size and ranges from ARS$80 for 6 ha pertenencias to ARS$800 for 100 ha pertenencias.

A further condition requires the holder to invest at least 300 times the value of the annual canon in fixed assets on the exploitation permit over a five-year period. Twenty percent of the required investment must be made in each of the first two years of the designated investment period. The remaining 60% may be expended at the holder’s discretion during the final three years. The exploitation permit may be cancelled if the minimum expenditures are not met in the required manner.

Permits may also be cancelled if mining activity ceases for more than four years and the holder has no plan to reactivate mining within a five-year period.

3.6.4 Pertenencia

A pertenencia is essentially the legally defined unit of a mining concession. The concession is therefore not necessarily a simple polygon like a modern exploration claim as the historical Argentine system is based around the mine/discovery and its pertenencias, which are then surveyed and registered.

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3.7 Government Taxation and Royalties

3.7.1 Corporate Income Tax

The corporate income tax rate in Argentina is on a sliding scale ranging from 25% to 35% and the Company typically indicates a rate of 35%.

3.7.2 Provincial Mining Royalties

A 3.0% pithead value royalty is payable to the Province of Chubut for mined material that is shipped directly out of the province.

The royalty value is defined as the value obtained during the first selling stage, less the direct and/or operating costs required to move the pithead mineral to that stage, except for direct or indirect costs and expenses inherent to the extraction, or mining, process.

Costs that may be deducted include:

•	transport, freight and insurance costs for concentrate;

•	concentrate selling costs;

•	smelting and refining costs;

•	crushing, milling and beneficiation costs; and

•	administration costs.

The cost to mine the material cannot be deducted or depreciated for the purposes of calculating the royalty.

3.8 Current Work Permits and Work Status

The Company has split the Project into six sub-groups with two of them having their approved Evaluación de Impacto Ambiental (“EIA”) studies. According to the Company, an Exploration EIA has been granted for the Guanacos Concession Group and a Prospecting EIA for the La Rosada Concession Group (see Section 3.10 – Environmental Requirements, Status and Liabilities).

As of the Effective Date of the Report, there is no exploration work being conducted on the Project.

3.9 Landholder and Community Consultation

According to the Company, there are no current written land agreements in place. In the past, there have been signed agreements needed to execute the previous exploration campaigns. Once the Company finalizes the design for the next Laguna Salada exploration program, they will contact the landowners whose lands are included in the exploration plans.

The Authors are not aware of any other formal community consultation or landholder engagement required at this stage.

3.10 Environmental Requirements, Status and Liabilities

In Argentina, mineral exploration approval is primarily a provincial process, because the provinces own the natural resources. There is also a national framework under the Mining Code, but the actual permitting is handled by the relevant provincial mining and environmental authorities. For the Laguna Salada Project, the enforcement authority is the Mining Ministry of the Province of Chubut.

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Under the Argentine Mining Code (Mining Code), individuals or legal entities, whether public or private, intending to undertake mining exploration activities must submit an Informe de Impacto Ambiental (“IIA”) or Environmental Impact Report (DIA), which describes the exploration methods, impacts and mitigation. For example, for prospecting, the report describes the proposed actions and potential environmental risks whereas for exploration, it must describe the methods and necessary environmental protection measures.

Obtaining a mining right/Cateo does not by itself give you permission to physically conduct exploration activities. You generally need the environmental approval before commencing exploration work. Moreover, the Mining Code is quite explicit that before commencing activities, the responsible party must submit an environmental impact report, and the authority must approve it.

An Environmental Impact Declaration (DIA) must be updated at least every two years with an updated Environmental Impact Report to be submitted 45 days before expiration. The update must include a report containing the results of environmental protection actions carried out, as well as any new events that may have occurred, in accordance with Article 256 of the Mining Code.

If work of greater magnitude is planned, or if the proposed tasks change relative to those previously communicated to the authorities, the environmental reports must be expanded, and the mining environmental authority must be informed.

Table 3-4 provides a summary of the current environmental approvals (DIA) for exploration activities restricted to the areas declared in the Environmental Impact Report (IIA), and valid for a period of two years.

Table 3-4. Laguna Salada mining concessions, file numbers, IIA approval files and expiry dates.

Concession Name	Concession No.	Year	Approval (dd-mm-yy)	Expiry (dd-mm-yy)
HORQUETA I	16.119/11	2026	22-09-26	22-09-28
HORQUETA II	16.120/11	2026	22-09-26	22-09-28
HORQUETA III	16.150/12	2026	22-09-26	22-09-28
HORQUETA IV	16.151/12	2026	22-09-26	22-09-28
HORQUETA V	16.152/12	2026	22-09-26	22-09-28
LA ROSADA	16.160/12	2026	22-09-26	22-09-28
GUANACO I	15496/08	2026	26-02-26	26-02-28
GUANACO II	15497/08	2026	26-02-26	26-02-28
GUANACO III	15498/08	2026	26-02-26	26-02-28
GUANACO IV	15675/09	2026	26-02-26	26-02-28
GUANACO V	15873/10	2026	26-02-26	26-02-28
GUANACO VI	15874/10	2026	26-02-26	26-02-28
GUANACO VII	15875/10	2026	26-02-26	26-02-28

The Authors are unable to comment on any remediation which may have been undertaken by previous companies and are not aware of any environmental liabilities associated with the Property.

The QP Scott Jobin-Bevans is not aware of any other permits or authorizations required to complete the recommended exploration program (see Section 23.0 - Recommendations).

3.11 Royalties and Obligations

The Property is subject to a 2.0% net smelter return (“NSR”) royalty held by IsoEnergy which is payable on all production from the Laguna Salada Project. Jaguar retains the right to buy back 1.0% of the royalty for a period of seven years at a price of US$2.5 million (IsoEnergy news release 22 July 2024). According to the Company, upon commercial production, the Company must pay IsoEnergy a one time payment of C$5M.

The QP Scott Jobin-Bevans is not aware of any other royalties or obligations connected with the Laguna Salada Project.

3.12 Other Significant Factors and Risks

As of the Effective Date of this Report, the QPs are not aware of any significant factors that may affect access, title, or the right or ability to perform the proposed work program (see Section 23.0 – Recommendations) on the Laguna Salada U-V Project.

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4.0 Accessibility, Climate, Local Resources, Infrastructure and Physiography

4.1 Accessibility

The Laguna Salada Uranium-Vanadium Project is located within the San Jorge Basin in the Department of Mártires, Province of Chubut, Argentina.

The Property is located approximately 260 km southwest of the town of Trelew and approximately 220 km north of the town of Comodoro Rivadavia (Figure 4-1; see Figure 3-1). Trelew and Comodoro Rivadavia are regional hubs with airports and essential services. Comodoro Rivadavia also has a large deep-water port.

Access to the Project from Trelew is by paved highway to Las Plumas, followed by an all-weather gravel road to the Laguna Salada area. Access from Trelew is summarized in Table 4-1 and shown in Figure 4-1.

Table 4-1. Access to Laguna Salada Project, Chubut Province, Argentina.

Route	Road class	Distance	Time
Trelew to Las Plumas	Ruta 25 Highway	185 km	2.5 hours
Las Plumas to Laguna Salada	Provincial Route 48, all-weather gravel road	60 km	2 hours

3000000
3200000
3400000
3600000
5200000
5000000
Lago Puelo
El Maitan
El Hoyo
Cholila
Esquel
Trevelin
CHUBUT Province
Tecka
Corcovado
Gobernador Costa
Jose de San Martin
Rio Pico
Alto Rio Senguer
Rio Mayo
Sarmiento
Rada Tilly
Comodoro Rivadavia
Camarones
Laguna Salada Project
Puerto Madryn
Trelew
Dolavon
Gaiman
South Atlantic Ocean
CHILE
50
100 km
Laguna Salada Concessions
Vial
Cities
Access
Airports
Access to Laguna Salada Project
Posgar 94 Argentina 3
2026
ATTICUS
Caracle Creek Chile
LAGUNA SALADA PROJECT

Figure 4-1. Access to the Laguna Salada Project, Chubut Province, Argentina (Atticus, 2026).

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4.1.1 Surface Rights and Access

As of the Effective Date of the Report, the surface rights that underlie the Project concessions are held by private landowners. Access to the surface rights that cover the concessions is negotiated with the landowners on a case-by-case basis, with arbitration by the Provincial Government, if required.

4.2 Climate and Operating Season

The Project area has an arid to semi-arid climate. Annual rainfall is approximately 200 mm and is generally low. Rainfall may occur as snow during June and July. Annual temperatures range from winter lows of approximately -5°C to summer highs of approximately 20°C to 25°C. The area is also characterised by strong winds. Field work can generally be carried out year-round; however, care is required during midwinter because roads may become waterlogged and temporarily impassable.

4.3 Local Resources and Infrastructure

Regional infrastructure is shown in Figure 4-2. The nearest supply point is the town of Las Plumas, which has a population of approximately 500 people. Basic goods and services, including food, fuel and labour, can be obtained from Las Plumas. Other services, including heavy machinery, can be obtained from Trelew or Puerto Madryn. Exploration campaigns require the establishment of a fully serviced camp on the Property. A major hydro-electric project is located approximately 35 km north-east of the Property at Dique Florentino Ameghino on the Chubut River.

4.3.1 Labour

Chubut Province is sparsely populated, especially away from the major towns on the coast. Some semi-skilled and unskilled labour is available locally. For any extended exploration or drilling program, a field camp would need to be established.

There is no history of metallic mining in the immediate Project area, although there is some quarrying and extraction of industrial minerals.

Chubut has a well-developed oil industry accustomed to operating in remote locations year-round. Heavy machinery is available if required.

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3000000
3200000
3400000
3600000
5200000
5000000
San Matias Gulf
El Maitan
CHILE
Puerto Madryn
Esquel
CHUBUT Province
Laguna Salada Project
Trelew
Corcovado
Tecka
South Atlantic Ocean
Jose de San Martin
Rio Pico
Camarones
Alto Rio Senguer
Sarmiento
Rio Mayo
50
100 km
Comodoro Rivadavia
San Jorge Gulf
Laguna Salada Concessions
Vial
Cities
High voltage power lines
500 KV
330 KV
132 KV
33 KV
13.2 KV
Infrastructure
Airports
Hydroelectric plant
Ports
Wind Power
Borders
LAGUNA SALADA PROJECT
Location & Access
Posgar 94 Argentina 3
2026
ATTICUS
GEOSCIENCE CONSULTING
Caracle Creek Chile
Integrated Exploration & Mining Services

Figure 4-2. Regional infrastructure relative to the Laguna Salada Project, Argentina (Atticus, 2026).

4.4 Physiography

The Laguna Salada Project is within an exceedingly flat gravel plain, located on a large, north-east trending gravel-topped mesa, approximately 10 km by 20 kilometre. Local relief is limited mainly to isolated basement highs and incised valleys formed by the larger rivers in the region. Elevations across the region range from approximately 200 m to 400 m AMSL and average approximately 300 m AMSL. The mesa is dissected by shallow, ephemeral and generally dry stream beds. Isolated hills of underlying basement rocks project through the gravel cover in parts of the Property.

The mesa is bounded to the north-west by the valley of the Rio Chubut and to the south-east by the valley of the Rio Chico. Regional topography (digital elevation model) is shown in Figure 4-3 and a general view of the Property landscape is shown in Figure 4-4.

4.4.1 Water Availability

The Project area is arid to semi-arid, with annual rainfall of approximately 200 millimetres. The Chubut River, located to the north-west of the Property, and the Rio Chico, located to the south-east, flow throughout the year. Other smaller streams and rivers in the area are ephemeral.

On-site water supply requirements should be considered in the planning of future exploration programs, including extended field campaigns and any drilling or trenching activities.

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4.4.2 Flora and Fauna

Flora within the Project consists of sparse grass cover and drought-resistant small bushes and shrubs. Common species include Nassauvia ulicina and Frankenia patagonica. A typical view of the landscape and vegetation cover is shown in Figure 4-4.

3000000
3200000
3400000
3600000
5200000
5000000
CHUBUT PROVINCE
Laguna Salada Project
South Atlantic Ocean
0 50 100 km
2,378
-41
Laguna Salada Concessions
Vial
Cities
LAGUNA SALADA PROJECT
Digital Elevation Model
Posgar 94 Argentina 3
2026
ATTICUS
Caracle Creek Chile

Figure 4-3. Province-scale topography (digital elevation model) and location of the Laguna Salada Project, Chubut Province, Argentina (Atticus, 2026).

Figure 4-4. General view and typical physiography of the Laguna Salada Property and area (Caracle Creek, 2026).

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5.0 History

The Laguna Salada Project has been explored by several parties since the original identification of uranium prospectivity in the late 1970s. Work has included airborne radiometric surveying, ground radiometric surveying, geological mapping, pitting, trenching, reverse circulation drilling, downhole radiometric logging, channel sampling, geochemical sampling, metallurgical test work, and more recent field review and target-generation activities.

The principal historical exploration work was completed by Comisión Nacional de Energía Atómica (National Atomic Energy Commission) or CNEA, Mega Uranium Ltd. (“Mega”) which was originally incorporated as Maple Minerals Corp, U3O8 Corporation (“U3O8”) which is now Green Shift Commodities Ltd, and IsoEnergy Ltd. (IsoEnergy), with Jaguar Uranium Corp. acquiring the Project in July 2024 (IsoEnergy news release 22 July 2024).

A summary of the main ownership and exploration milestones from 1978 to 2022 is presented in Table 5-1.

Work initially focused on the Guanaco, Lago Seco, and Buried Lake areas, which define the principal historical Laguna Salada resource areas. Additional reconnaissance exploration was completed at La Susana and La Rosada, with more recent mapping and sampling focused on the Delfin and Pescado prospects in the La Rosada area (Miller, 2024).

The main styles of exploration completed to date reflect the shallow, near-surface nature of the uranium-vanadium mineralization. In the Guanaco and Lago Seco areas, pitting and trenching proved more effective than conventional drilling because mineralization occurs in unconsolidated sandy gravel close to surface (Inwood and Goode, 2011; Miller, 2024).

Table 5-1. Summary of historical ownership and exploration milestones.

Year / Period	Company / Organization	Work Completed / Milestone	Main Results
1978	CNEA	Regional airborne radiometric survey over approximately 100,000 km2 in Chubut and Santa Cruz provinces	Radiometric anomalies identified over Lago Seco and Madreselva, now Guanaco
Early 1980s	CNEA	Follow-up ground radiometric surveys and trenching	Caliche-style uranium mineralization recognized; mineralized layer reported as 0.5 m to 2 m thick with grades up to 1,000 ppm U3O8
Early 1980s	CNEA	Exploration ceased	Exploration concessions lapsed
2007	Mega Uranium	Applied for two exploration licenses and commenced fieldwork in May 2007	Ground follow-up of CNEA anomalies and evaluation of shallow uranium mineralization
2007 to 2009	Mega Uranium	Additional concession applications	Laguna Salada land position expanded
2008	Mega Uranium	57 RC holes drilled for 1,561 m	15 deeper holes tested stratigraphic targets beneath gravel; 42 shallow holes tested caliche-style mineralization
2007 to 2010	Mega Uranium	Ground radiometry, mapping, pitting, trenching and sampling at Guanaco, Lago Seco and Buried Lake	Near-surface uranium-vanadium mineralization defined in shallow unconsolidated gravels and at the gravel-substrate unconformity
2010	U3O8 Corp.	Acquisition of Mega Uranium subsidiaries	Project ownership transferred into the U3O8 Corp. group and land position continued to expand
2010 to 2015	U3O8 Corp.	Additional mining concessions, infill trenching, sampling, metallurgical test work and project studies	Further expansion and evaluation of Laguna Salada targets
2011	U3O8 Corp. / Coffey Mining	Initial mineral resource estimate for Guanaco and Lago Seco	Mineral resource estimate completed for the principal Laguna Salada resource areas
2014	U3O8 Corp. / Tenova	Preliminary Economic Assessment	Preliminary project development and economic assessment completed
2016	U3O8 Corp.	End of main Mega Uranium / U3O8 Corp. exploration period	Historical exploration record established for Guanaco, Lago Seco, Buried Lake, La Susana, La Rosada and regional targets
2021	IsoEnergy Ltd.	Acquisition of Laguna Salada Project	Project acquired by IsoEnergy Ltd.
2022	IsoEnergy Ltd.	Mapping, shallow pitting, scintillometer surveying and geochemical sampling focused on northern La Rosada	Uranium-vanadium mineralization evaluated in unconsolidated sediments and basement volcanic rocks at Delfin and Pescado

Unless otherwise noted, the information presented in this section has been summarized and adapted from the technical reports by Miller (2024), Tenova (2014), or Inwood and Goode (2011). The QP Simon Mortimer has reviewed these reports and considers the information relevant and reliable for the purposes of this Report.

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5.1 Ownership and Land Tenure History

The Laguna Salada area was first identified as prospective for uranium mineralization in 1978 based on a regional airborne radiometric survey completed by CNEA, the Argentine National Atomic Energy Commission.

In early 2007, Mega applied for two exploration licences covering the airborne radiometric anomalies and commenced fieldwork in May 2007. Mega explored the Project and made the original discovery of shallow uranium-vanadium mineralization. The initial land position was expanded by Mega through additional concession applications made in 2007, 2008 and 2009.

In April 2010, U3O8 acquired Gaia Energy, a subsidiary of Mega, which included the purchase of Maple, a wholly-owned subsidiary of Gaia Energy. Subsequently, U3O8 expanded the Laguna Salada land position by adding more concessions from 2010 through 2015.

In December 2020, Consolidated Uranium Inc. (“CUR”), formerly known as International Consolidated Uranium Inc., a wholly-owned subsidiary of IsoEnergy, entered into an option agreement with U3O8. In December 2021, CUR earned a 100% interest in the Project. IsoEnergy further expanded the Property size in 2022.

In July 2024, Jaguar Uranium Corp. (a private company at that time) acquired 100% of the Laguna Salada Project from IsoEnergy (IsoEnergy news release 22 July 2024). Jaguar Uranium started trading on the New York Stock Exchange (NYSE) on 12 February 2026 following a successful US$25 million Initial Public Offering.

5.2 CNEA (1978-Early 1980s)

The Laguna Salada area was first identified as prospective for uranium mineralization in 1978 during a regional airborne radiometric survey completed by the Comisión Nacional de Energía Atómica (CNEA), the Argentine National Atomic Energy Commission. The airborne survey covered approximately 100,000 km² in Chubut Province and the adjoining Santa Cruz Province. The survey covered only the western part of the current Laguna Salada Project area, but identified radiometric anomalies over the Lago Seco and Madreselva areas. The Madreselva area is now referred to as Guanaco.

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CNEA completed follow-up work on the airborne radiometric anomalies, including ground radiometric surveys and trenching. This work recognised that the uranium mineralization is related to caliche-style partial cementation of the host gravel by calcium carbonate. Results identified a mineralized layer ranging from approximately 0.5 m to 2.0 m thick across an extensive area, with reported uranium grades of up to 1,000 ppm U3O8. CNEA ceased exploration in the early 1980s, after which the exploration concessions lapsed. The extent of the CNEA airborne radiometric survey relative to the Laguna Salada Project is shown in Figure 5-1.

N
Airborne Radiometric
> 10ppm U
1ppm U
-42.5 °
-44 °
-45.5 °
-47 °
LAGUNA SALADA PROJECT
0
50
100
kilometers

Figure 5-1. Map showing the extent of the CNEA radiometric survey that covers part of the Laguna Salada Project (Tenova, 2014).

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5.3 Mega Uranium Ltd. (2007-2010)

Mega Uranium Ltd. (“Mega”) applied for two exploration licences covering the airborne radiometric anomalies in early 2007 and commenced field work in May 2007. The initial land position was subsequently expanded by additional concession applications made in 2007, 2008 and 2009.

Reconnaissance exploration was designed to confirm whether the anomalies detected by the CNEA airborne survey could be identified on the ground. Early work included lithological mapping, ground radiometric surveying, pitting, trenching and sampling of exposed or shallow mineralized gravel.

A ground radiometric survey was completed on a 100 m square grid. This survey confirmed an extensive radiometric anomaly located on the two mesas in the Guanaco and Lago Seco areas. Initial exploratory pitting and trenching confirmed that uranium-vanadium mineralization was widespread and required further investigation. The radiometric anomalies and associated early trenching at Laguna Salada are shown in Figure 5-2.

Figure 5-2. Radiometric anomalies and trenching at Laguna Salada (after Inwood and Goode, 2011) (Miller, 2024).

5.3.1 Reverse Circulation Drilling

Mega drilled 57 reverse circulation (RC) drill holes for a total of 1,561 m in 2008. The drilling was focused mainly on the Guanaco and Buried Lake areas, with fewer holes completed at the Lago Seco area.

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The drilling included 15 relatively deep holes, with an average hole length of approximately 80 m, designed to test favourable stratigraphic units beneath the unconsolidated gravel beds. A further 42 shallow holes, with a maximum depth of approximately 10 m, were drilled in the three principal target areas to test shallow caliche-style uranium-vanadium mineralization (Miller, 2024).

The distribution of historical Mega drill holes relative to the Laguna Salada deposit footprint and trenches used for previous metallurgical sampling is shown in Figure 5-3.

Figure 5-3. Map showing the boreholes drilled in prior exploration of the Laguna Salada Project and the location of trenches from which samples were taken for prior metallurgical test work (Tenova, 2014).

Drilling confirmed the continuity of mineralization in the Guanaco, Buried Lake and Lago Seco areas using radiometric logs from a Mount Sopris downhole spectrometer. However, poor recovery from the unconsolidated sandy gravel, together with the shallow depth of mineralization, resulted in drilling being replaced by trenching and pitting as the preferred exploration and sampling methods. Details of historical drilling are provided in Section 7.1 – Drilling.

5.3.2 Early Trenching and Pitting

Trenching was initially completed on a nominal 1 km grid during reconnaissance exploration. The spacing was reduced to nominal 400 m and then to nominal 200 m over areas of interest. In selected areas, spacing was further reduced to 100 m to confirm mineralization continuity, define the position of mineralization within the stratigraphy and evaluate U3O8 grade variability (Miller, 2024).

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A total of 726 trenches were excavated during the reconnaissance phase, comprising 370 trenches in the Guanaco area, 262 trenches in the vicinity of Lago Seco and 94 trenches in the Buried Lake area (Miller, 2024). A summary of the early reconnaissance trenching by area is presented in Table 5-2.

Table 5-2. Summary of early reconnaissance trenching at Laguna Salada.

Area	No. Trenches
Guanaco	370
Lago Seco	262
Buried Lake	94
Total	726

5.3.3 Guanaco Area

At Guanaco, trenching was completed on a nominal 400 m by 400 m spacing to establish the extent of mineralization within and beyond the ground radiometric anomaly. Areas outside the radiometric anomaly were also explored because a barren cover layer of soil or sediment may mask radiation in places (Miller, 2024).

This phase of trenching covered approximately 40 km2 at Guanaco. Mineralized areas defined by the 400 m by 400 m grid were infilled to a 200 m by 200 m trench sampling grid for resource estimation. Approximately 1,100 trenches were completed to depths of 2.5 m to 5 metres. Some areas were trenched on a 100 m square grid, and additional 50 m spaced trenching was completed along selected profiles to confirm continuity between adjacent wider-spaced trenches in the western part of the Guanaco sector.

East-west orientated vertical sections through the Guanaco area show that mineralization between adjacent trenches can be interpreted as a flat to shallowly undulating layer located from surface to a maximum depth of mostly 3 metres. The mineralized layer shows continuity for up to approximately 3,000 m along east-west and north-south orientated sections. The distribution of trenching and drilling, grade-thickness patterns and interpreted mineralized geometry at Guanaco are shown in Figure 5-4 to Figure 5-6.

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3,405,000 mE
3,410,000 mE
N
BURIED LAKE
GUANACO IV
15657
5,095,000 mN
5,090,000 mN
5,085,000 mN
5,080,000 mN
Expte.
15229
GUANACO
GUANACO VII
15875
Expte.
14626
GUANACO SOUTH
EXPLANATION
Properties
Trenches
Drilled Shallow RC Holes

Figure 5-4. Trenching and drilling at Guanaco (after Inwood and Goode, 2011) (Miller, 2024).

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Figure 5-5. Grade-thickness distribution map of the Guanaco Region, U3O8 (ppm) x m (after Inwood and Goode, 2011) (Miller, 2024).

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Figure 5-6 Geology and mineralization at the Guanaco area. Note extreme vertical exaggeration (after Inwood and Goode, 2011) (Miller, 2024).

5.3.4 Lago Seco Area

At Lago Seco, approximately 25 km2 was trenched on a nominal 400 m square spacing. Mineralized areas identified by this work were infilled to a nominal 200 m square grid, with more detailed trenching at tighter spacing to confirm continuity of mineralization. A total of approximately 400 trenches were excavated in the Lago Seco area, with depths varying from 2 m to 3 metres.

Vertical profiles through Lago Seco are similar to those at Guanaco and show consistent mineralization between adjacent trenches. Mineralization is interpreted as a flat to gently undulating layer located from within approximately 20 cm of surface to a maximum depth of approximately 3 metres. Mineralization exposed in adjacent trenches suggests continuity up to approximately 4,000 m along east-west sections and approximately 3,500 m along north-south sections (Inwood and Goode, 2011; Tenova, 2014). The trench and drill hole distribution, grade-thickness pattern and interpreted mineralized geometry at Lago Seco are shown in Figures 5-7 to 5-9.

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Figure 5-7. Map showing the location of trenches and drill hole collars in the Lago Seco area (after Inwood and Goode, 2011) (Miller, 2024).

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3,395,000 mE
3,397,500 mE
3,400,000 mE
5,090,000 mN
5,087,500 mN
5,085,000 mN
5,082,500 mN
N
GUANACO III
15498
LAGO SECO
Expte.
15222
Expte.
14359
Expte.
15623
LAGO SECO SOUTH
EXPLANATION
Properties
Trenches
Drilled Shallow RC Holes
Grade per Thickness

Figure 5-8. Grade-thickness distribution map of the Lago Seco area, U3O8 ppm x m (after Inwood and Goode, 2011) (Miller, 2024).

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Figure 5-9. Stacked sections showing the distribution of mineralization in the Lago Seco Area. Note the extreme vertical exaggeration (after Inwood and Goode, 2011) (Miller, 2024).

5.3.5 Buried Lake Area

The Buried Lake area target differs from the Guanaco and Lago Seco targets because mineralization is associated with the unconformity between Quaternary gravels and the underlying Tertiary Salamanca Formation. Trenching near the margin of the Eastern Mesa, where the unconformity outcrops or lies within a few metres of surface, indicates that mineralization occurs in a laterally continuous, undulating, tabular zone that spans the unconformity. The upper part of the mineralized layer typically lies within the conglomerate unit, while the lower boundary lies within mudstones and sandstones of the Salamanca Formation (Miller, 2024).

Trenches in the wedge-shaped margin of the mesa indicate that mineralization is laterally continuous over approximately 3 km along a roughly northwest-southeast profile (Miller, 2024).

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The extent of the unconformity-related mineralized layer beneath the interior of the mesa was tested by reverse circulation drilling. Radiometric logs confirmed a mineralized layer 0.5 m to 1.2 m thick at depths of 5 m to 10 m below surface, with grades estimated between 100 ppm and 500 ppm U3O8. These data suggest that the unconformity-related mineralization at Buried Lake occurs as a sub-horizontal layer extending at least 800 m laterally beneath the mesa (Miller, 2024). Historical drilling is summarized in Section 7.1 - Drilling. The distribution of trenching, drilling and grade-thickness values at Buried Lake is shown in Figure 5-10 and Figure 5-11.

Figure 5-10. Map showing the location of trenches and drill hole collars in the Buried Lake area of the Laguna Salada Project. (after Inwood and Goode, 2011) (Miller, 2024).

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Figure 5-11. Grade-thickness distribution map of the Buried Lake region, U3O8 ppm x metres (after Inwood and Goode, 2011) (Miller, 2024).

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5.4 U3O8 Corporation (2010-2016)

In April 2010, U3O8 Corp. acquired Mega Uranium’s relevant subsidiaries, after which the Laguna Salada land position continued to be expanded. Additional mining concessions were added from 2010 through 2015 (Miller, 2024).

From 2010 onward, work focused on advancing the principal resource areas at Guanaco and Lago Seco, evaluating the Buried Lake unconformity-style mineralization, and reviewing additional prospective areas within the wider property. An initial mineral resource estimate was completed for the Guanaco and Lago Seco areas in 2011. A Preliminary Economic Assessment was subsequently completed in 2014. No Mineral Reserve estimate has been completed for the Project (Inwood and Goode, 2011; Tenova, 2014; Miller, 2024).

Reconnaissance work also identified uranium-vanadium mineralization at La Susana and La Rosada. Sampling at La Rosada returned uranium values exceeding 0.05% U3O8 and up to 1.18% U3O8, and vanadium values exceeding 0.01% V2O5 and up to 0.29% V2O5, over average thicknesses of approximately 0.50 m in caliche horizons developed over the shallow soil profile (Miller, 2024).

5.4.1 La Susana Prospect

Mineralization at the La Susana Prospect can be traced southwards along the edge of the mesa that hosts the main Laguna Salada resource areas and is interpreted as a possible extension of the deposit. The mesa edge exposes the mineralized layer where it comes to surface beneath a cap of barren gravel, sand and/or soil. Mineralization has been traced along the western and eastern edges of the mesa, approximately 10 km to 15 km apart (Miller, 2024; Tenova, 2014).

The mineralized layer at La Susana lies at an average depth of approximately 0.5 m below surface and is, on average, approximately 0.5 m thick. The extent to which the approximately 100 km2 interior of the mesa is mineralized remains to be established through systematic pitting and trenching. Vertical channel samples returned a weighted average grade of 78 ppm U3O8 and 268 ppm V2O5 from the mineralized gravel layer (Miller, 2024; Tenova, 2014). The location of La Susana relative to La Rosada, the uranium and vanadium sample distributions, and the channel sample results from the mineralized gravel are shown in Figures 5-12 to 5-14 and Table 5-3.

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3,400,000 mE
3,425,000 mE
3,450,000 mE
3,475,000 mE
5,150,000 mN
5,125,000 mN
5,100,000 mN
5,075,000 mN
5,050,000 mN
N
La Rosada
area
NORTH
TERRACE
Laguna Salada
area
SOUTH
TERRACE
GARAYALDE
CHUBUT
PROVINCE
25 km
Surface Samples
Location
Metallogenic
Pathways
Laguna Salada Project
Datum & Projection
Gauss Kruger
Posgar WGS84

Figure 5-12. Laguna Salada Property (historical boundary) showing the location of La Susana and La Rosada sampling (Miller, 2024).

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Figure 5-13. La Susana area of the Laguna Salada Property (historical boundary) showing surface sample locations and U3O8 ppm concentrations (Miller, 2024).

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Figure 5-14. La Susana area of the Laguna Salada Property (historical boundary) showing surface sample locations and V2O5 ppm concentrations (Miller, 2024).

Table 5-3. Assay results from channel sampling of the mineralized gravel at the La Susana area.

Sample Number	Width (m)	Uranium U3O8 (ppm)	Vanadium V2O5 (ppm)
8720	1.0	296	369
8721	0.8	13	156
8722	0.5	10	146
8789	0.7	213	360
20467	0.3	18	123

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Sample Number	Width (m)	Uranium U3O8 (ppm)	Vanadium V2O5 (ppm)
20468	0.3	43	260
20469	0.5	21	250
20471	0.5	100	288
20473	0.6	147	397
20474	0.2	39	364
20475	0.5	35	315
20478	0.3	69	155
20479	0.4	37	160
20480	0.5	20	229
20481	0.6	13	176
21251	0.5	121	222
21252	0.5	15	146
21254	0.3	76	823
21255	0.5	108	353
21256	0.6	27	185
21257	0.6	105	206
21258	0.5	87	213
21260	0.2	129	376
21261	0.3	79	218
21262	0.3	45	179
21263	0.5	27	195
21265	0.8	266	425
21266	0.5	27	206
Weighted Average:	0.5	78	268

5.4.2 La Rosada Prospect

The La Rosada Prospect was tested by limited historical pit and trench geochemical sampling. This work defined a district-scale uranium and vanadium anomaly located along the western trace of the Jurassic-Quaternary unconformity. The anomaly pattern is comparable to the uranium and vanadium enriched zones at Lago Seco and Guanaco, but at La Rosada the prospective Tertiary sedimentary units lap onto older basement rocks composed of radiogenic Jurassic rhyolitic volcanic rocks. These volcanic rocks are considered an important local uranium and vanadium source within the broader mineral system (Miller, 2024). The historical uranium and vanadium sample distributions at La Rosada are shown in Figures 5-15 and 5-16.

Vertical channel samples through the gravel at La Rosada returned a weighted average grade of 1,500 ppm U3O8 and 780 ppm V2O5 over an average width of 0.7 metres. The highest grade encountered in the gravel was 11,780 ppm U3O8 and 5,168 ppm V2O5 over a 0.4 m horizontal layer (Miller, 2024; Tenova, 2014).

A separate basement-hosted mineralization style is also present at La Rosada, where carnotite occurs in fractures within the volcanic sequence. This mineralization may represent a source for uranium later precipitated in caliche horizons within Quaternary gravels, but further exploration is required to determine whether basement-hosted mineralization is a valid target in its own right, either as discrete mineralized structures or as a broader bulk-tonnage target where fracture density is sufficient (Miller, 2024; Tenova, 2014). High-grade assay results from vertical channel sampling through the mineralized gravel layer and from basement-style mineralization at La Rosada are summarized in Tables 5-4 and 5-5.

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Figure 5-15. La Rosada area of the Laguna Salada Property (historical boundary) showing surface sample locations and U3O8 ppm concentrations (Miller, 2024).

Figure 5-16. La Rosada area of the Laguna Salada Property (historical boundary) showing surface sample locations and V2O5 ppm concentrations (Miller, 2024).

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Table 5-4. High-grade assay results, vertical channel samples through the mineralized layer, La Rosada.

Sample Number	From (m)	To (m)	Width (m)	Uranium U3O8 (ppm)	Vanadium V2O5 (ppm)
21129	0.0	0.7	0.7	1,253	623
21274	0.3	0.8	0.5	184	532
21277	0.5	1.1	0.6	766	386
21278	0.5	1.0	0.5	1,289	552
21279	0.3	1.2	0.9	2,483	860
21280	0.6	1.0	0.4	11,780	5,168
21281	0.3	0.6	0.3	122	177
21283	0.0	0.5	0.5	1,222	482
21284	0.4	1.2	0.8	485	245
21285	0.3	0.9	0.6	1,174	421
21286	0.4	1.2	0.8	259	171
21287	0.2	1.0	0.8	426	223
21288	0.2	1.7	1.5	2,455	793
21291	0.2	1.3	1.1	101	293
Weighted Average:			0.7	1,500	780

Table 5-5. High-grade assay results, channel sampling, basement-style mineralization, La Rosada.

Sample Number	Sample Length (m)	Uranium U3O8 (ppm)	Vanadium V2O5 (ppm)
8769	0.3	598	277
21135	0.7	133	102
8778	0.2	173	96
8787	0.3	157	162
21131	0.6	913	377
21134	0.9	861	439
21138	0.2	1,562	734
8772	0.1	7,933	2,644
8780	0.4	1,730	623
21127	0.6	97	289
21139	0.4	199	278
21272	0.3	48	364
21275	0.4	195	262
21290	0.6	99	253
23012	0.6	200	444
23014	0.7	116	218
23029	0.6	129	337
23035	0.6	217	191

5.5 IsoEnergy Ltd. (2021-2022)

The Laguna Salada Project was acquired by IsoEnergy Ltd. in 2021. Following the acquisition, additional mining concessions were added in 2022 and fieldwork was completed in the northern La Rosada area (Miller, 2024).

Mapping and sampling in 2022 focused on the La Rosada target in the north-eastern sector of the Property, approximately 40 km from the main Laguna Salada resource areas. The work was designed as a proof-of-concept program to assess whether La Rosada is prospective for additional uranium-vanadium mineralization similar to the principal Laguna Salada resource areas. The two principal areas explored were the Delfin and Pescado prospects (Miller, 2024).

The program included mapping of 533 shallow pits, with an average depth of approximately 0.8 metres. The pits were excavated on lines spaced approximately 200 m apart, with approximately 100 m between pits. Outcrops were also mapped, and scintillometer readings were collected from each pit (Miller, 2024).

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At the Delfin prospect, mapping outlined multiple paleochannels that controlled the accumulation of clastic sediments and subsequent precipitation of uranium and vanadium from groundwater. These paleochannels trend east-west to southeast-northwest, extend over more than 4.5 km of strike length, and remain open to the east and west. At least three individual paleochannels have been developed in the largely unconsolidated sedimentary sequence, with widths between 100 m and 300 metres. The paleochannels host unconsolidated gravel and sandy sediment grading up to 2,727 ppm U3O8 and 1,488 ppm V2O5 (Miller, 2024).

At the Pescado prospect, mineralization is hosted by strongly altered rhyolitic basement rocks and is not restricted to paleochannel sediments. Yellow-green carnotite occurs disseminated within the altered volcanic matrix. Uranium values of up to 1,095 ppm U3O8 and vanadium values of up to 1,185 ppm V2O5 are reported from this material. Shallow mineralization of this style remains open in at least two directions (Miller, 2024). The local geology of La Rosada, including the Delfin and Pescado prospect areas, is shown in Figure 5-17.

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Interpreted rhyolite
Jurassic Marfil Fm
Drainage
Lineaments
LA ROSADA PROJECT
La Rosada Project Delfin & Pescado Prospect
Posgar 94 Argentina 3
2026
ATTICUS
Caracle Creek Chile

Figure 5-17. Local geology around the Delfin and Pescado prospects at the La Rosada area (Miller, 2024).

5.5.1 Stratigraphy of the La Rosada, Delfin and Pescado Prospect Areas

The stratigraphic sequence mapped in the La Rosada, Delfin and Pescado prospect areas comprises Jurassic volcanic basement, Paleogene fossil-rich sedimentary units, unconsolidated sandy-gravel sediments of the Pampa de Arroqui Formation, and a thin surficial soil horizon. The sequence is important because it records both the likely uranium-bearing basement source rocks and the shallow sedimentary horizons that host uranium-vanadium mineralization (Miller, 2024).

The oldest rocks exposed in the mapped area are assigned to the Jurassic Marifil Formation. These comprise rhyolite units with fine-grained matrix and porphyritic texture. Unit 1 consists of red rhyolite showing flow banding, with quartz, feldspar and biotite. Scintillometer readings in this unit range from approximately 230 counts per second (“cps”) to 340 cps, and the mapped thickness is approximately 35 metres. Unit 2 consists of white rhyolite with a fine-grained matrix and porphyritic texture, also containing quartz, feldspar and biotite. This unit is affected by silica-clay alteration, which replaces the matrix and occurs along flow bands. Scintillometer readings in Unit 2 range from approximately 90 cps to 410 cps, and the mapped thickness is approximately 5 m (Miller, 2024).

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The Jurassic volcanic basement is overlain across an unconformity by Paleogene sedimentary rocks of the Salamanca Formation. Unit 3 comprises beige, fine-grained fossil-rich sediment with shell fossils up to approximately 8 cm by 7 cm, supported in a calcareous matrix. The mapped thickness of Unit 3 is approximately 0.4 metres. Unit 4 comprises beige, unconsolidated fossil-rich sediment with fine-grained sandy texture, broken shell fossils and silica-clay alteration replacing the matrix. This unit is approximately 5 m thick. Unit 5 comprises white-beige, fine-grained fossil-rich sediment containing shell fossils and turritella fragments supported in a calcareous matrix. The mapped thickness of Unit 5 is approximately 1.0 metres (Miller, 2024).

The Salamanca Formation is overlain across a second unconformity by unconsolidated sandy-gravel sediment of the Pampa de Arroqui Formation. Unit 6 consists of beige, fine-grained sandy-gravel sediment with a sandy matrix and rounded clasts. Uranium-vanadium mineralization, principally as carnotite, is hosted mainly in discontinuous gypsum horizons approximately 10 cm to 20 cm wide, in the sandy matrix, and as coatings or rinds on sub-rounded to flat clasts. Unit 6 has a mapped thickness of approximately 3.45 metres. The uppermost part of the sequence comprises a soil horizon approximately 0.55 m thick (Miller, 2024). Representative fossil-rich Salamanca Formation units and the interpreted stratigraphic column for the La Rosada, Delfin and Pescado prospect areas are shown in Figure 5-18 to Figure 5-23.

Figure 5-18. Unit 3 - Fossil rich Sediment (Salamanca Formation): Beige colour, fine-grained texture. Shell fossils 8 cm x 7 cm, 3.0% in calcareous matrix supported. 0.4 metres thick (Miller, 2024).

Figure 5-19. Unit 5 - Fossil rich Sediment (Salamanca Formation): White-Beige color, fine-grained texture. Shell fossils 8 cm x 7 cm, turritella 4 cm x 1.5 cm, 3.0% in calcareous matrix supported. 1.0 metres thick (Miller, 2024).

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Figure 5-20. Unit 3 - Fossil rich Sediment (Salamanca Formation): Beige color, fine-grained texture. Shell fossils 8 cm x 7 cm, 3.0% in calcareous matrix supported. 0.4 metres thick (Miller, 2024).

Figure 5-21. Unit 3 - Fossil rich Sediment (Salamanca Formation): Beige color, fine-grained texture. Shell fossils 8 cm x 7 cm, 3.0% in calcareous matrix supported. 0.4 metres thick (Miller, 2024).

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Figure 5-22. Unit 5 - Fossil rich Sediment (Salamanca Formation): White-Beige color, fine grain texture. Shell fossils 8 cm x 7 cm, turritella 4 cm x 1.5 cm, 3.0% in calcareous matrix supported. 1.0 metres thick (Miller, 2024).

Figure 5-23. Stratigraphic column at La Rosada, Delfin and Pescado prospect areas (Miller, 2024).

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5.5.2 La Rosada Sampling

The La Rosada sampling program was designed to follow up historically encouraging scintillometer and geochemical sampling results in an area where prospective sedimentary sequences are more deeply eroded down to the unconformity. A total of 422 geochemical samples were collected from shallow pits and submitted for multi-element geochemical analysis to Alex Stewart International in Mendoza, Argentina. Scintillometer readings were collected from each pit (Miller, 2024). Summary statistics for uranium and vanadium from the 2022 La Rosada sampling program are presented in Tables 5-6 and 5-7.

Table 5-6. Uranium geochemistry summary statistics for La Rosada 2022 sampling.

Description	Value
Maximum value U3O8 ppm	2,727.5
Samples below detection, less than 10 ppm U	185
Samples over 10 ppm U3O8	237
Samples over 50 ppm U3O8	104
Samples over 100 ppm U3O8	31
Average of samples over 50 ppm U3O8	170.7
Total number of samples	422

Table 5-7. Vanadium geochemistry summary statistics for La Rosada 2022 sampling.

Description	Value
Maximum value V2O5 ppm	1,488.2
Samples below detection, less than 1 ppm V	0
Samples over 50 ppm V2O5	388
Samples over 100 ppm V2O5	338
Samples over 250 ppm V2O5	111
Average of samples over 100 ppm V2O5	274.1
Total number of samples	422

The 2022 results confirm that La Rosada has potential to host widespread, near-surface uranium-vanadium mineralization of similar style and tenor to the mineralization defined in the principal Laguna Salada resource areas. The work also indicates that prospective uranium-vanadium mineralization at La Rosada extends into additional stratigraphic levels, including underlying volcanic basement (Miller, 2024). The spatial distribution of uranium, vanadium and scintillometer readings from the 2022 La Rosada sampling program is shown in Figure 5-24 to Figure 5-26.

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Samples
Cerro
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Surface samples
U3O8 ppm
0 - 25
25 - 50
50 - 100
100 - 250
250 - 500
500 - 2728
0
1
2 km
Legend
Alluvial and colluvial
Gravel and sand - Neogene
Paleochannel
Sediments
Rhyolite -Jurassic Marfil Fm
Interpreted rhyolite
Jurassic Marfil Fm
Drainage
Lineaments
LA ROSADA PROJECT
La Rosada Project U3O8
Sample Location
Posgar 94
Argentina 3
2026
ATTICUS
Caracle Creek Chile

Figure 5-24. Surface sample locations and U3O8 concentrations at the La Rosada area (Miller, 2024).

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0 - 50
50 - 100
100 - 200
200 - 350
350 - 750
750 - 1489
0
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Legend
Alluvial and colluvial
Gravel and sand - Neogene
Paleochannel
Sediments
Rhyolite -Jurassic Marfil Fm
Interpreted rhyolite
Jurassic Marfil Fm
Drainage
Lineaments
LA ROSADA PROJECT
La Rosada Project V2O5
Sample Location
Posgar 94
Argentina 3
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ATTICUS
Caracle Creek Chile

Figure 5-25. Surface sample locations and V2O5 concentrations at La Rosada area (Atticus, 2026).

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0
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Legend
Alluvial and colluvial
Gravel and sand - Neogene
Paleochannel
LA ROSADA PROJECT
Sediments
Rhyolite -Jurassic Marfil Fm
Interpreted rhyolite
Jurassic Marfil Fm
Drainage
Lineaments
La Rosada Project
CPS Test Location
Posgar 94
Argentina 3
2026
ATTICUS
Caracle Creek Chile

Figure 5-26. Scintillometer readings in counts per second (cps) at La Rosada (Atticus, 2026).

5.6 Historical Mineral Resource Estimates

A Qualified Person has not independently confirmed the following mineral resources and is not treating these mineral resource estimates as current.

An initial mineral resource estimate was completed for the Guanaco and Lago Seco areas in 2011. A Preliminary Economic Assessment was subsequently completed in 2014. No mineral reserve estimates have been completed for the Project (Inwood and Goode, 2011; Tenova, 2014; Miller, 2024).

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6.0 Geological Setting, Mineralization and Deposit

Unless otherwise noted, the information presented in this section has been summarized and adapted from the technical reports by Miller (2024), Tenova (2014), or Inwood and Goode (2011). The QP Simon Mortimer has reviewed these reports and considers the information relevant and reliable for the purposes of this Report.

6.1 Regional Geology

The Laguna Salada Project is located in Chubut Province, Argentina, as shown in Figure 6-1. The Project concession layout is shown in Figure 6-2. The Project area is covered by the Argentine 1:250,000 scale geological map sheets Las Plumas 4366-III and Garayalde 4566-I, produced by SEGEMAR, the Institute of Geology and Mineral Resources of Argentina. The Project lies near the northern margin of the Cretaceous San Jorge Basin, which occupies a large part of southeastern Chubut Province. The regional geological setting and stratigraphy of the San Jorge Basin provide the broader geological framework for the sedimentary and volcanic units present in the Project area. The stratigraphy of the San Jorge Basin and the lithostratigraphic position of the uranium-vanadium mineralization are shown in Figures 6-3 and 6-4.

Figure 6-1. Location of the Laguna Salada Project in Chubut Province, Argentina (Atticus, 2026).

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Figure 6-2. Laguna Salada Project concessions and surrounding topographic setting, Chubut Province, Argentina (Atticus, 2026).

The substratum of the San Jorge Basin consists of sedimentary, metamorphic, intrusive and volcanic rocks of Palaeozoic and Triassic age. These rocks are overlain by the Jurassic volcanic complex of the Marifil Formation (Figure 6-3). The Jurassic sequence includes a thick succession of ignimbrites and rhyolitic lava flows that covered a large part of the area now occupied by the San Jorge Basin. These Jurassic volcanic rocks are exposed as outliers and in the floors of some deeper valleys in the Project area (Miller, 2024).

The basal part of the sedimentary succession of the San Jorge Basin unconformably overlies the older rocks and comprises conglomerates and sandstones of the Cretaceous Puesto Manuel Arce Formation (Figure 6-3). These are overlain by littoral marine sandstones and interlayered mudstones of the Early Tertiary Salamanca Formation (Figure 6-3), which are interpreted to have accumulated during one of the final Atlantic marine transgressions (Miller, 2024; Inwood and Goode, 2011).

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6.2 Local Geology and Mineralization

In the Project and area, the Puesto Manuel Arce and Salamanca formations are unconformably overlain by Quaternary fluvial and alluvial strata (Figure 6-3). These comprise the Pleistocene Pampa de Arroqui, also referred to as the Montemayor Formation, and the Holocene Gran Laguna Salada Formation (Figure 6-4) (Miller, 2024).

The Pampa de Arroqui Formation (Montemayor Formation) consists of layers of unconsolidated gravel with a sandy to silty matrix (Figure 6-4). Clasts are well rounded, moderately well sorted and mainly volcanic in origin. These gravels form an outwash plain related to Quaternary migration of the Rio Chico river system. The outwash plain is extensive, covering many tens of thousands of square kilometres east of the Andes, and is now being dissected by active ephemeral stream systems that feed into the Rio Chubut and Rio Chico systems (Miller, 2024; Inwood and Goode, 2011).

The Gran Laguna Salada Formation (Figure 6-4) is restricted to an area of several tens of square kilometres on the eastern flank of the saline lake known as Laguna Salada Lake, near the western edge of the Project area. The formation is Holocene in age and consists of polylithic, matrix-supported gravel with a fine-grained sand and silt matrix. Discontinuous gypsum beds, commonly 20 cm to 30 cm thick, occur within the gravel sequence (Figure 6-4). The Gran Laguna Salada Formation is interpreted to have accumulated in the Laguna Salada depocentre (specific location within a sedimentary basin where rock or sediment accumulation reaches its maximum thickness) from material eroded from the Pampa de Arroqui Formation (Figure 6-4).

Figure 6-3. Cenozoic stratigraphy of the Golfo San Jorge Basin/central Patagonia, Chubut, Argentina. Stratigraphic and lithological columns showing lower Manfil Fm., Salamanca Fm., Montemayor Fm. (Pampa de Arroqui) – the Gran Laguna Salada Formation overlies the Montemayor Formation but is not shown (modified after Ardolino et al., 2003).

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CENOZOICO
CUATERNARIO
HOLOCENO
Quaternary Deposits
Aluvial Deposits
landslide deposits. Sands and Gravel.
Fluvial Terrace Deposits sands. gravels and conglomerates.
Beach sands deposits of the Great Laguna Salada lake
PLEISTOCENO
Medio
Silts. sands and Gravels
Marine Deposits: gravels sands fossil rich
Inferior
Covering Deposits
Marine Deposits: sandstones and gravels with abundant marine fossils.
Gravel Deposits covering younger deposits.
Pampa de Arroqui Formation: (continental) gravels deposit.
PALEOGENO
PALEOCENO
Rio Chico Formation: Fine and Coarse sandstones and conglomerates.
Salamanca Formation: Marine fine sandstones. bentonites.
MESOZOICO
CRETACICO
SUP. A INF.
Maastrichtiano
Bahia Bustamante Formation: (marine). coarse calcareous deposits.
Cenomaniano a Barremiano
Puesto Manuel Arce : arcilites. silty Sandy tuffs deposits. (Continental)
Zanion Soria member: fines piroclastic continental deposits.
Las Plumas Member: Tuffs. sandstones tuff rich
JURASICO
MEDIO A INFERIOR
Manfil Formation: Ignimbrites
Gran Laguna Salada Formation (Uranium Target)
Pampa de Arroqui (Montemayor) Formation
Salamanca Formation
Puesto Manuel Arce Formation
Manfil Formation

Figure 6-4. Stratigraphic column of the San Jorge Basin showing the units present in the Laguna Salada Project area and the lithostratigraphic location of the uranium-vanadium mineralization (modified after Ardolino et al., 2003).

6.3 Property Geology

Uranium-vanadium mineralization at Laguna Salada has been encountered in terraces on the north bank of the Rio Chico, one of the principal rivers in the region, which flows north-eastwards into the Rio Chubut. Jurassic rocks of the Marifil Formation are exposed in deeply incised areas adjacent to the river and as inliers south-west and immediately west of Laguna Salada Lake (Miller, 2024; Inwood and Goode, 2011).

Cretaceous rocks within the Project area are represented by tuffs and fine-grained sandstones exposed as inliers immediately north, west and south-west of the Property. Cretaceous sandstones and interbedded green to brown siltstones of the Puesto Manuel Arce Formation are concentrated in the western part of the Property. These strata are overlain in the central and eastern parts of the Property by sandstones and interlayered greenish mudstones of the Salamanca Formation. Prior drilling identified the Salamanca Formation as being approximately 30 m thick in the Project area (Miller, 2024).

In the central part of the Project area, the Salamanca Formation is exposed in an elongate, north-trending inlier. This inlier separates Pleistocene strata in the east from younger Holocene strata near Laguna Salada Lake to the west. The north-trending inlier forms part of a paleochannel on which north- and west-flowing Holocene drainages were superimposed (Inwood and Goode, 2011; Tenova, 2014).

A Quaternary terrace of the Rio Chico river system lies east of the north-trending paleochannel and forms an extensive mesa covering hundreds of square kilometres. This Eastern Mesa consists of the Pleistocene Pampa de Arroqui Formation, an unconsolidated gravel unit resting on a generally planar basal contact that is locally interrupted by erosional channels cut into the underlying Salamanca Formation. The gravel is clast- and matrix-supported and occurs in crude planar beds interlayered with cross-bedded sand beds and sand lenses. Clasts consist mainly of volcanic rocks, including rhyolite, andesite and basalt. The matrix consists of sand with minor interstitial silt and is partially and patchily cemented by calcite and/or gypsum. The Guanaco mineralized area is located on the western side of the Eastern Mesa.

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West of the north-trending paleochannel, the geology forms part of an extensive, fault-related depression in which Laguna Salada Lake is located. This area has mesa-like morphology and is referred to as the Western Mesa. The Western Mesa consists of gravels and sands of the Gran Laguna Salada Formation, which has a geomorphology and facies distribution typical of an alluvial fan now being dissected and eroded by the present ephemeral stream system. The gravels are clast- and matrix-supported and have a silty matrix. Clast compositions are similar to those in the Pampa de Arroqui Formation. The Lago Seco mineralized area is located on the eastern edge of the Western Mesa.

The La Rosada target is located in the north-eastern sector of the Property, approximately 40 km from the main Laguna Salada resource area. The country rock at La Rosada comprises acidic volcanic rocks and unconsolidated sediments (Figure 6-5).

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Alluvial and colluvial
Gravel and sand - Neogene
Paleochannel
Sediments
Rhyolite -Jurassic Marfil Fm
Interpreted rhyolite
Jurassic Marfil Fm
Drainage
Lineaments
LA ROSADA PROJECT
La Rosada Project
Geology
Posgar 94
Argentina 3
2026
ATTICUS
Caracle Creek Chile

Figure 6-5. Local geology for the La Rosada area (Atticus, 2026).

The local stratigraphic sequence includes rhyolitic lava flows of the Jurassic Marifil Formation, marine and transitional sediments, unconsolidated fossil-rich gravel and sand assigned to the Salamanca Formation, paleochannel sediments, unconsolidated gravel with a sandy matrix, and unconsolidated sandy conglomerates of the Pampa de Arroqui Formation (Miller, 2024). At La Rosada, paleochannels in the central part of the target area have east-west to southeast-northwest trends. Basement volcanic rocks show early silica and silica-clay alteration along fractures (see Figure 6-5).

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6.4 Mineralization

Uranium-vanadium mineralization at Laguna Salada occurs in several lithological associations:

●	unconsolidated gravels of the Pampa de Arroqui Formation;

●	unconsolidated gravels of the Gran Laguna Salada Formation; and

●	near the unconformity between Quaternary strata and the underlying substratum, including sandstones and pelite of the Salamanca Formation and sandstones and conglomerates of the Puesto Manuel Arce Formation (Inwood and Goode, 2011; Tenova, 2014).

The principal uranium-vanadium mineral recognised at Laguna Salada is carnotite. Carnotite commonly occurs as yellow-green powdery or finely crystalline material within the sandy matrix of the gravel, as partial rims on sand grains and clasts, and locally as staining within carbonate-cemented matrix material. Minor mineralization is also associated with fractures and organic-rich material in the underlying mudstone at Buried Lake, and with fractures and altered matrix in volcanic basement rocks at La Rosada.

Three principal styles of uranium-vanadium mineralization are recognised on the Project:

●	near-surface, tabular, caliche-style uranium-vanadium mineralization in unconsolidated sandy gravel at Guanaco and Lago Seco;

●	unconformity-related uranium-vanadium mineralization at Buried Lake; and

●	volcanic-hosted uranium-vanadium mineralization at La Rosada.

6.4.1 Guanaco Area

The Guanaco area lies on the Eastern Mesa, where the terrace surface slopes gently eastward. Mineralization has been identified over an area of approximately 40 km² in Pleistocene gravels of the Pampa de Arroqui Formation. The gravel unit is approximately 3 m to 6 m thick in the mineralized area and has a generally planar basal contact that is locally interrupted by erosional channels cut into the underlying green to brown siltstones of the Salamanca Formation. The gravel sequence is covered by carbonate-rich soil that is typically 30 cm to 50 cm thick.

The host unit is an unconsolidated, clast- and matrix-supported gravel arranged in crude planar beds interlayered with sandy beds. The matrix consists of sand with minor interstitial silt and powdery calcareous minerals, and is partially and patchily cemented by gypsum. Uranium-vanadium mineralization is visible as greenish and yellow staining in the sand and carbonate matrix and as partial rims on clasts. The geometry of mineralization at Guanaco is shown in Figure 6-6.

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GUANACO SOUTH SECTOR
CROSS SECTION N 5090200
2000 m
TRR 015
TRR 016
TRR 016B
TRR 017
TRR 018
TRR 019
TRR 019B
TRR 020
TRR 021
TRR 022
TRR 023
TRR 024
CAL 001
CAL 002
CAL 003
CAL 004
CAL 005
CAL 006
CAL 050
CAL 052
EXPLANATION
Modern Soil
Pampa de Arroqui Fm.
Salamanca Fm.
Mineralized Level
BURIED LAKE
GUANACO
LAGO SECO
CROSS SECTION N 5090000
2000 m
TRT 080
TRR 040
TRR 041
TRR 042
TRR 043
TRR 044
TRR 045
CAL 025
DLS-58
CAL 026
CAL 027
DLS-57
CAL 028
CAL 029
CAL 030
DLS-56
5 m
SCALE
500 m

Figure 6-6. Geology and mineralization at the Guanaco area. Note extreme vertical exaggeration (after Inwood and Goode, 2011) (Miller, 2024).

6.4.2 Lago Seco Area

Mineralization in the Lago Seco area extends for tens of square kilometres along the eastern side of the Western Mesa, which slopes gently westward towards the topographic depression occupied by Laguna Salada Lake. Uranium-vanadium mineralization occurs in interlayered gravel and sand facies of the Gran Laguna Salada Formation. This unit is approximately 2 m to 4 m thick in the area of interest and lies unconformably on greenish mudstones and sandstones of the Salamanca Formation, and locally on sandstones and gravels of the Puesto Manuel Arce Formation. The gravel unit is partially covered by unmineralized calcareous soil up to approximately 30 cm thick.

The main lithology of the Gran Laguna Salada Formation is matrix- and clast-supported gravel with rounded pebbles up to approximately 5 cm in diameter. The matrix consists of sandy silt with powdery calcite and gypsum. Discontinuous massive gypsum layers up to approximately 30 cm thick occur in parts of the Lago Seco area. The nature and composition of mineralization are broadly similar to Guanaco. The geometry of mineralization at Lago Seco is shown in Figure 6-7.

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Figure 6-7. Stacked sections showing the distribution of mineralization in the Lago Seco area. Note extreme vertical exaggeration (after Inwood and Goode, 2011; Miller, 2024).

6.4.3 Buried Lake Area

The Buried Lake area contains a different style of mineralization from the main shallow gravel-hosted mineralization at Guanaco and Lago Seco (Figure 6-8). Mineralization is located in the northern part of the Guanaco area and occurs at the unconformity between the Pampa de Arroqui Formation and the underlying Salamanca Formation. Mineralization is concentrated near the base of the gravel, on the unconformity surface, and in fractures in the underlying mudstone of the Salamanca Formation (Miller, 2024).

This style of mineralization is interpreted to relate to the interaction of uranium-bearing oxidised fluids in the overlying gravels with reducing conditions associated with organic-rich mudstones in the substratum. Local uranium-vanadium concentrations occur in contact with organic matter in the mudstone, suggesting that uranium may have been reduced by organic material. Mineralization along bedding surfaces and in mudstone fractures is also consistent with adsorption of uranium species onto clay minerals (Inwood and Goode, 2011).

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The Buried Lake mineralized unconformity has been identified at greater depth than the typical shallow mineralization at Guanaco and Lago Seco. The full extent of this style remains insufficiently defined and may require suitable drilling methods for further evaluation (Tenova, 2014).

Figure 6-8. Buried Lake schematic cross section showing the lower mineralized horizon (after Inwood and Goode, 2011; Miller, 2024).

6.4.4 La Rosada Area

The La Rosada area hosts uranium-vanadium mineralization in both unconsolidated sediments and altered volcanic basement rocks. In the Delfin prospect area, mapping has outlined multiple paleochannels that controlled the accumulation of clastic sediments and subsequent uranium and vanadium precipitation from groundwater. These paleochannels trend east-west to southeast-northwest and extend over more than 4.5 km of strike length. At least three individual paleochannels have been identified within the largely unconsolidated sedimentary sequence, with widths ranging from approximately 100 m to 300 m (Miller, 2024).

In the Pescado prospect area, mineralization occurs in strongly altered rhyolitic basement rocks and is not restricted to paleochannel sediments. Yellow-green carnotite occurs disseminated in the altered volcanic matrix. Reported values in this material include up to 1,095 ppm U3O8 and 1,185 ppm V2O5. Shallow mineralization of this style remains open in at least two directions (Miller, 2024). Typical mineralized profiles and mineralized gravel textures at La Rosada are shown in Figure 6-9 and Figure 6-10.

LA ROSADA PROJECT
PIT-176:
240 CPS
39cm
Conglomerate
Sample 22211:
U 192ppm
D
Unconsolidated
Sediment
85cm
4650 CPS
Unconformity
Carnotite
1% coat
Sample 22212:
U 126ppm

Figure 6-9. Typical profile at La Rosada, with soil developed over unconsolidated sediment containing uranium-vanadium mineralization as carnotite coatings and rinds on sub-rounded gravel clasts (Miller, 2024).

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0
10
20
30
40
50
60
70
80
90
100
110
120
1:1000 METRIC

Figure 6-10. Unconsolidated sediment with uranium-vanadium mineralization as carnotite coatings and rinds on sub-rounded gravel clasts (Miller, 2024).

6.5 Laguna Salada Deposit - Geology and Mineralization

6.5.1 Host Rocks and Stratigraphy

The Laguna Salada Deposit is developed within shallow Quaternary sedimentary sequences overlying older sedimentary and volcanic rocks of the San Jorge Basin. The units most relevant to the Mineral Resource comprise, from oldest to youngest, the Jurassic Marifil Formation, the Cretaceous Puesto Manuel Arce Formation, the Paleogene Salamanca Formation, the Pleistocene Pampa de Arroqui Formation and the Holocene Gran Laguna Salada Formation. The present Mineral Resource is hosted principally by the two younger gravel sequences and, at Buried Lake, by the contact between the Pampa de Arroqui and Salamanca formations (Inwood and Goode, 2011; Tenova, 2014; Miller, 2024).

The Marifil Formation comprises predominantly rhyolitic volcanic rocks, including rhyolitic lava flows and ignimbrites, and forms part of the older basement to the sedimentary succession. These volcanic rocks crop out principally in deeply incised areas and as isolated inliers within the wider Project area and are considered a potential source of uranium within the broader mineral system. The overlying Puesto Manuel Arce Formation comprises Cretaceous conglomerates and sandstones with locally interbedded siltstones and is developed mainly in the western part of the Project area.

The Paleogene Salamanca Formation consists predominantly of sandstone and greenish to brown mudstone and siltstone. Historical drilling indicates that the formation is approximately 30 m thick in parts of the Project area. It forms an important substrate beneath the younger Quaternary gravels and becomes particularly significant at Buried Lake, where uranium-vanadium mineralization occurs close to and locally across the contact between the Salamanca Formation and the overlying Pampa de Arroqui Formation.

The Pampa de Arroqui Formation forms the extensive Eastern Mesa and comprises Pleistocene unconsolidated, clast- and matrix-supported gravel interlayered with sand. The clasts are predominantly volcanic and include rhyolite, andesite and basalt, while the sandy matrix contains subordinate silt and is locally partially cemented by calcite and gypsum. The basal contact is generally planar but is locally interrupted by erosional channels cut into the underlying Salamanca Formation. In the historical Guanaco area, which corresponds principally to the current Pampa de Arroqui Mineral Resource area, the gravel sequence is generally approximately 3 m to 6 m thick and is locally overlain by carbonate-rich soil approximately 0.3 m to 0.5 m thick (Inwood and Goode, 2011).

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West of the central Salamanca Formation inlier, the Western Mesa is underlain principally by the Holocene Gran Laguna Salada Formation. This unit comprises unconsolidated gravel and sand interpreted to have accumulated within the Laguna Salada depocentre. The gravel is also clast- and matrix-supported, with a sandy to silty matrix containing calcite and gypsum. Discontinuous massive gypsum horizons up to approximately 0.3 m thick occur locally within the Lago Seco area. The Gran Laguna Salada Formation is generally approximately 2 m to 4 m thick in the mineralized area and forms the principal host to the current Laguna Salada Mineral Resource area (Inwood and Goode, 2011; Tenova, 2014).

Although the Pampa de Arroqui and Gran Laguna Salada formations are of different ages, both comprise broadly similar unconsolidated gravel and sandy sedimentary successions and host shallow, laterally extensive uranium-vanadium mineralization. Their stratigraphic relationship, together with the underlying Salamanca Formation and the position of the mineralized horizons across the historical Lago Seco and Guanaco sectors, is shown in Figure 6-11.

Figure 6-11. Typical east-west sections N 5,089,500 and N 5,089,000 through the Lago Seco and Guanaco sectors, showing the stratigraphic relationship between the Gran Laguna Salada, Pampa de Arroqui and Salamanca formations and the position of the mineralized horizon (Inwood and Goode, 2011).

Buried Lake represents a deeper expression of the mineralising system (see Figure 6-8). Here, mineralization occurs near the basal contact of the Pampa de Arroqui Formation and locally extends into fractures, bedding surfaces and fine-grained sediment of the underlying Salamanca Formation. The resulting mineralized horizon at Buried Lake follows the gently undulating unconformity and differs from the predominantly near-surface gravel-hosted mineralization at Pampa de Arroqui and Laguna Salada (e.g., see Figure 6-6).

6.5.2 Structure

The Laguna Salada Mineral Resource areas are developed within generally flat-lying to gently undulating sedimentary sequences. At the deposit scale, the geometry and distribution of mineralization are interpreted to be controlled principally by stratigraphy, palaeotopography, sedimentary facies and unconformity surfaces rather than by penetrative tectonic deformation.

A north-trending exposure of the Salamanca Formation separates the Pleistocene Pampa de Arroqui Formation of the Eastern Mesa from the younger Gran Laguna Salada Formation of the Western Mesa. This feature forms part of a paleochannel system upon which younger drainage systems were subsequently superimposed. To the west, the Laguna Salada lake occupies a broader fault-related depression within which the Gran Laguna Salada Formation accumulated. The overall east-west relationship between these principal geological units is shown in Figure 6-11 (Inwood and Goode, 2011; Tenova, 2014).

Within the Pampa de Arroqui area, the basal contact of the Quaternary gravel is generally planar but is locally modified by erosional channels and irregularities cut into the Salamanca Formation. These paleotopographic variations influence the thickness and local position of the gravel sequence and mineralized horizon. Mineralization itself forms a broadly sub-horizontal to gently undulating layer and is not everywhere restricted to individual gravel or sand beds, indicating that sedimentary contacts alone do not completely control its geometry. The interpreted geometry of the Pampa de Arroqui mineralization is shown in Figure 6-6.

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A similar shallow, sub-horizontal geometry is observed within the Laguna Salada area, where mineralization occurs within gravel and sandy facies of the Gran Laguna Salada Formation. The continuity and gentle variation of the mineralized horizon across this area are shown in Figure 6-7.

Buried Lake differs because mineralization follows the unconformity between the Pampa de Arroqui and Salamanca formations. Historical drilling indicates that this surface occurs at depths of approximately 5 m to 10 m beneath the mesa and supports a laterally extensive, gently undulating mineralized horizon. The relationship between the gravel sequence, the Salamanca Formation and the mineralized unconformity is shown in Figure 6-8.

Regional faults and lineaments may have influenced basin architecture, drainage development, sediment preservation and groundwater flow at the broader property scale. However, a direct tectonic structural control on the geometry of the currently defined Mineral Resource has not been demonstrated. These regional structural features are therefore considered more relevant to broader exploration targeting than to the present Mineral Resource interpretation.

6.5.3 Alteration and Mineralization

Uranium-vanadium mineralization at Laguna Salada is principally associated with secondary carbonate and sulphate accumulation within the shallow sedimentary profile rather than with a conventional hydrothermal alteration system. Calcite-rich caliche, powdery carbonate material, gypsum cement and locally massive gypsum horizons occur throughout parts of the mineralized gravel sequence and reflect the arid to semi-arid, evaporitic environment in which the mineralization developed (Inwood and Goode, 2011; Tenova, 2014).

Carnotite is the principal uranium-vanadium mineral recognised at the Deposit. It occurs as yellow to yellow-green, fine-grained powdery or crystalline material within the sandy and silty matrix, as coatings and partial rinds on sand grains and gravel clasts, and locally within carbonate- and gypsum-rich material. Historical mineralogical observations indicate that most of the uranium is associated with the fine-grained matrix, with a smaller proportion occurring as coatings or rinds on coarser clasts. Inwood and Goode (2011) estimated that approximately 10% of the contained uranium occurs as rinds on clasts. Minor secondary uranium minerals including tyuyamunite, meta-tyuyamunite and curite (lead uranium oxide) have also been reported.

Within the Pampa de Arroqui area, historically referred to as Guanaco, mineralization is hosted by the Pampa de Arroqui Formation and is commonly associated with carbonate-bearing portions of the gravel sequence. It occurs mainly as yellow-green staining and fine-grained material within the sandy matrix and as partial coatings on clasts. The mineralized horizon is generally tabular to gently undulating and may cross contacts between gravel and sand beds, with local concentrations occurring adjacent to finer-grained or clay-rich intervals. Historical intervals grading greater than 50 ppm U₃O₈ ranged from approximately 0.2 m to 2.0 m thick and averaged approximately 0.94 metres (Inwood and Goode, 2011).

At Laguna Salada, historically referred to as Lago Seco, mineralization occurs within gravel and sandy facies of the Gran Laguna Salada Formation and shows a similar fine-grained and clast-coating habit. Calcite and gypsum are common within the host matrix, with discontinuous gypsum-rich horizons forming a characteristic part of the local stratigraphy. Historical mineralized intervals grading greater than 50 ppm U₃O₈ ranged from approximately 0.3 m to 1.9 m thick and averaged approximately 0.85 m, with mineralization generally occurring within approximately 1 m of surface. The shallow relationship between mineralization and the host stratigraphy is shown in Figure 6-7 and Figure 6-11.

Buried Lake represents a distinct mineralization setting. Uranium-vanadium mineralization is concentrated close to the Pampa de Arroqui-Salamanca unconformity, where carnotite occurs within the sandy matrix and on clasts in the basal gravel and locally within fractures, bedding surfaces and organic-rich material in the underlying Salamanca Formation mudstone. Historical interpretation suggests that oxidised uranium-bearing groundwater moving through the permeable gravel encountered locally more reducing conditions associated with the underlying organic-rich and fine-grained sediment, favouring uranium precipitation and preservation near the unconformity (Inwood and Goode, 2011; Tenova, 2014).

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The Buried Lake mineralized horizon has historically been reported as approximately 0.6 m to 1.5 m thick and occurs at average depths of approximately 5 m, locally reaching approximately 10 m below surface. Its geometry follows the gently undulating Quaternary-Salamanca unconformity, as shown in Figure 6-8.

Overall, the Laguna Salada Deposit is interpreted as a shallow sediment-hosted uranium-vanadium system in which permeable Quaternary gravel and sand provided pathways for oxidised uranium-bearing groundwater. Variations in sedimentary facies, carbonate and gypsum content, palaeotopography, unconformity geometry and local redox conditions influenced the distribution, grade and preservation of mineralization. The broader genetic model for the Deposit is discussed in Section 6.6 – Deposit Types.

6.6 Deposit Types

6.6.1 Surficial Uranium Deposits

Uranium-vanadium mineralization at Laguna Salada has the principal characteristics of surficial uranium deposits as classified by Toens et al. (1984). Surficial uranium deposits comprise approximately 4.0% of the world’s uranium resources (World Nuclear Association, 2009; Miller, 2024).

Surficial uranium deposits are typically tabular mineralized bodies located close to surface. They commonly occur in Tertiary to Recent sediments deposited in fluvial, alluvial and aeolian channel-fill settings, and in associated playa lake facies. Uranium accumulations of this type are commonly associated with carbonate and, in some cases, sulphate minerals.

Surficial uranium deposits form a continuum from caliche-type systems, where carbonate and/or sulphate only partially cements the host sediment, to calcrete-type systems, where carbonate and/or sulphate cementation is intense and forms a hard layer within the host. Caliche-type systems may evolve into calcrete-type systems over time.

Carbonate precipitation and calcrete formation are controlled by temperature, rainfall, evaporation rate and availability of a calcium carbonate source. During wetter periods, oxidised meteoric waters percolate through the vadose zone and dissolve carbonate. During drier periods, when evaporation is most intense, groundwater is drawn upwards and calcium carbonate precipitates as encrustations that develop into nodules and may coalesce into calcrete layers. Calcrete may also form as hardpan or duricrust within playa lake settings. Uranium dissolved in groundwater precipitates in the alkaline environment with calcium carbonate (Figure 6-12).

U-V-K fluids + calcrete → Carnotite $K_2(UO_2)_2(VO_4)_2\ 3(H_2O)$
Recharge
Water Table
Evaporation
0
100m
Source of
U + K
U
K
V
0
25km
Mineralization occurs along paleochannels (elongated, sinuous)
Calcretized Sediment/Calcrete
Sediment-Fill/Tertiary Paleochannels
Meta-Sediments/Meta-Volcanics
Granitic/Granitoid
MIS84_06011

Figure 6-12. Genetic model for the formation of surficial uranium deposits (Miller, 2024).

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Surficial uranium accumulations typically occur near basement rocks enriched in uranium and associated elements such as vanadium. Uranium is interpreted to be leached from source rocks and transported by groundwater flow to the site of deposition in younger sedimentary units. Examples of surficial uranium deposits include Yeelirrie and Lake Maitland in Western Australia, and Langer Heinrich and Trekkopje in Namibia. A close analogy is also noted with the Tubas Red Sand deposit in Namibia, where carnotite mineralization occurs in free-digging aeolian sand adjacent to a paleochannel. Resource examples from surficial uranium deposits are summarized in Table 6-1.

Table 6-1. Resource examples from surficial uranium deposits. (Inwood and Goode, 2011).

6.6.2 Mineralization Model for Laguna Salada

The Laguna Salada mineralization model involves derivation of uranium from fertile source rocks, transport in oxidised meteoric waters, and precipitation in near-surface gravel horizons under evaporative, alkaline conditions.

Uranium is interpreted to have been derived from fertile source rocks such as rhyolites in the Jurassic basement and from older uranium accumulations. Uranium was transported in solution by oxidised meteoric waters flowing through permeable gravel terraces of the Rio Chico system. Possible metallogenic pathways at Laguna Salada are shown in Figure 6-13.

Vanadium is likely to have been derived from mudstones of the underlying Salamanca Formation. Samples of the mudstone contained up to 600 ppm vanadium, indicating that the mudstones are a viable source for vanadium-bearing fluids at Laguna Salada.

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Uranium and vanadium are interpreted to have precipitated together as evaporation increased dissolved metal concentrations in the near-surface environment. This process produced a blanket-like, near-surface layer of uranium-vanadium mineralization in the gravel profile. Mineralization in the Pampa de Arroqui Formation may have been eroded and leached, with uranium and vanadium subsequently re-precipitated in the younger Gran Laguna Salada Formation in the Holocene depocentre.

At Buried Lake, mineralization is interpreted to reflect interaction between oxidised uranium-bearing fluids in overlying gravel and reducing fluids or reducing conditions associated with organic-rich mudstones of the Salamanca Formation. This process produced mineralization near the unconformity between the Pampa de Arroqui Formation and the underlying Salamanca Formation.

3,400,000 mE
3,425,000 mE
3,450,000 mE
3,475,000 mE
5,150,000 mN
5,125,000 mN
5,100,000 mN
5,075,000 mN
5,050,000 mN
5,025,000 mN
N
Metallogenic Pathways
CO. Nacker 423
ALTO DE LAS PLUMAS
CO. Grande 594
DIQUE FLORENTINO AMEGHINO
CO. M Triste
31
Emb. Florentino Ameghino
CO. de los Perros 384
Lag. La Salada
UZCUDUN
NORTH TERRACE
Lag. Gran Laguna Salada
Lag. Blanca Chica
Lag. Colorada
29
Lag. La Bombilla
EL CRUCE DE CAMARONES
SOUTH TERRACE
CO. Elias 385
GARAYALDE
30
CO. Borax 373
Lag. Olguin
R. Chico
PASO DEL ALAMO
MALASPINA
CO. Chemque 426
28
CO. del Ocho 316
CO. Oriental 143
BAHIA
CHUBUT PROVINCE
25 km
IsoEnergy Ltd.
Metallogenic Pathways
Uranium mobilization
Geology Legend
Fine Alluvials - QT
Alluvials - QT
Gravel Alluvials - QT
Gravel Alluvials - QT
Alluvials - QT
Alluvial Layers - QT
Andesites - Neogene
Cont - Epyclastic and Pyroclastic Sediments - Neogene
Epiclastic and coastal Marine sediments - Paleogene
Continental Epyclastic and Pyroclastic Sediments - Cretaceous
Volcanics, Pyroclatites and sediments - Jurassic
Granites - Jurassic
Laguna Salada Project Metallogenic pathways
Datum & Projection
Gauss Kruger
Posgar WGS84

Figure 6-13. Geological map of Laguna Salada showing possible metallogenic pathways (after Inwood and Goode, 2011; Miller, 2024).

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6.6.3 Volcanic-Hosted Mineralization

A separate style of uranium-vanadium mineralization is present in basement rocks at La Rosada, where carnotite occurs in fractures within the volcanic sequence. The volcanic rocks are argillically altered. It remains uncertain whether this mineralization is directly related to the caliche-style mineralization in the Quaternary gravels, represents mineralization precipitated in a different host rock during the same broad event, or forms part of the uranium source for the surficial gravel-hosted mineralization (Miller, 2024).

Further work is required to establish whether basement-hosted mineralization at La Rosada represents a target in its own right, either as individual mineralized structures or, where vein or fracture density is sufficient, as a broader bulk-tonnage target (Miller, 2024).

7.0 Exploration

There has been no work performed on the Property by the Issuer Jaguar Uranium Corp. since acquiring the Property on 22 July 2024. Mineral exploration conducted by previous operators CNEA, Mega Uranium, U3O8 Corp. and IsoEnergy Ltd. is described in Section 5.0 - History.

7.1 Drilling

As of the Report Effective Date, the Issuer has not completed any drilling on the Laguna Salada U-V Project, and as such all drilling on the Property is historical. Unless otherwise noted, the information presented in this section has been summarized and adapted from the technical reports by Miller (2024), Tenova (2014), or Inwood and Goode (2011). The QP Simon Mortimer has reviewed these reports and considers the information relevant and reliable for the purposes of this Report.

The principal historical drilling program comprised reverse circulation drilling completed in 2008 by Mega Uranium Ltd. (Mega). The drilling was designed to test both deeper stratigraphic targets beneath the unconsolidated gravel cover and shallow caliche-style uranium-vanadium mineralization in the principal target areas.

Mega drilled 57 reverse circulation holes for a total of 1,561 m in 2008. The program included 15 relatively deep holes, with an average hole length of approximately 80 m, designed to test favourable stratigraphic units beneath the unconsolidated gravel beds. The program also included 42 shallow holes, with a maximum depth of approximately 10 m, drilled in the three principal target areas to test shallow caliche-style uranium-vanadium mineralization.

A summary of all known drilling completed on the Property to date is provided in Table 7-1.

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Table 7-1. Summary of all known drilling completed on the Laguna Salada Project (2008).

Year / Period	Operator	Drilling Type	Area / Target	No. Holes	Total Metres	Purpose	Comment / Outcome
2008	Mega Uranium	Reverse circulation	Laguna Salada Project, mainly Guanaco and Buried Lake, with fewer holes at Lago Seco	57	1,561	Test favourable stratigraphic units beneath unconsolidated gravel cover and evaluate shallow caliche-style uranium-vanadium mineralization	Drilling provided downhole radiometric data using a Mount Sopris spectrometer, but poor recovery from unconsolidated sandy gravel limited the reliability of chemical assay samples. Drilling was subsequently replaced by trenching and pitting as the preferred exploration and sampling method.
2008	Mega Uranium	Reverse circulation, deeper stratigraphic holes	Favourable stratigraphic units beneath the unconsolidated gravel beds	15	Not separately reported	Explore for uranium mineralization beneath the shallow gravel-hosted mineralized horizon	The deeper holes had an average length of approximately 80 metres. Results did not change the exploration focus from shallow gravel-hosted uranium-vanadium mineralization.
2008	Mega Uranium	Reverse circulation, shallow holes	Three principal shallow target areas within the Laguna Salada Project	42	Not separately reported	Test shallow caliche-style uranium-vanadium mineralization to a maximum depth of approximately 10 m	Shallow drilling helped evaluate shallow mineralization, but trenching and pitting were considered more effective for detailed follow-up work.
2008	Mega Uranium	Reverse circulation drilling	Buried Lake	28	Not separately reported	Test unconformity-related mineralization beneath the interior of the mesa	Radiometric logs confirmed a mineralized layer approximately 0.5 m to 1.2 m thick at depths of approximately 5 m to 10 m below surface, with estimated grades of approximately 100 ppm to 500 ppm U3O8. The data suggest the mineralized layer may extend at least 800 m laterally beneath the mesa.

Notes to Table 7-1:

1)	The 15 deeper holes and 42 shallow holes together make up the 57-hole 2008 Mega Uranium reverse circulation program reported in the later technical reports.

2)	The 28 Buried Lake RC holes are described separately in the historical exploration sections as testing unconformity-related mineralization beneath the mesa. The available reports do not explicitly confirm whether these 28 holes are included within the 57-hole total or represent a separate count.

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3)	Spencer and Cleath (2010) reported 51 RC holes for 1,657 metres. Later reports by Inwood and Goode (2011), Tenova (2014) and Miller (2024) report 57 RC holes for 1,561 metres. The 57-hole, 1,561 m figure has been adopted in this table because it is the more recent and consistently repeated historical drilling total.

4)	No drilling has been completed by the Issuer.

7.1.1 Reverse Circulation Drilling

The 2008 reverse circulation (RC) drilling program was completed mainly in the Guanaco and Buried Lake areas, with fewer holes drilled in the Lago Seco area. The drilling was completed by Degestron Drill S.A.

The drilling provided access for downhole radiometric logging using a Mount Sopris downhole spectrometer. The radiometric logs helped confirm the presence and continuity of mineralization in the Guanaco, Buried Lake and Lago Seco areas. However, the use of radiometric data as a direct grade estimate was limited by variable uranium disequilibrium across the Project area, which caused discrepancies between radioactivity and chemical assay results.

7.1.2 Limitations of Drilling

Reverse circulation drilling did not provide representative assay samples from the unconsolidated gravel-hosted mineralization. The principal limitation was poor recovery from the unconsolidated sandy gravels.

The uranium-vanadium mineralization is extremely fine grained and commonly occurs in the sandy matrix, in gypsum-rich horizons, and as carnotite coatings or rinds on clasts. During reverse circulation drilling, high air pressures may preferentially remove fine material and associated uranium-vanadium minerals from the gravel. This can result in chemical assay values that are anomalously low relative to the actual grade of the mineralized layer.

Diamond drilling was also considered unsuitable because of the unconsolidated nature of the gravels, which makes recovery of intact and representative core difficult.

These limitations, combined with the shallow depth of the principal mineralization, led to the adoption of trenching and pitting as the preferred exploration and sampling methods. Trenching and pitting allow direct observation of the mineralized layer, its contacts, continuity and relationship with the host gravel, and provide more representative material for geochemical sampling.

7.1.3 Buried Lake Drilling

The Buried Lake area was tested by reverse circulation drilling to assess the extent of unconformity-related mineralization beneath the interior of the mesa. This mineralization style differs from the main near-surface caliche-style mineralization at Guanaco and Lago Seco because it is associated with the unconformity between the Quaternary gravel sequence and the underlying Salamanca Formation.

Radiometric logging from drilling at Buried Lake confirmed a mineralized layer approximately 0.5 m to 1.2 m thick at depths of approximately 5 m to 10 m below surface, with estimated grades between 100 ppm and 500 ppm U3O8. The drilling suggests that unconformity-related mineralization may occur as a sub-horizontal layer extending at least 800 m laterally beneath the mesa.

Although Buried Lake demonstrates potential for mineralization at the gravel-substrate unconformity, the near-surface caliche-style mineralization remains the most attractive exploration style because it can be tested more efficiently by pitting and trenching.

7.1.4 Future Drilling Considerations

Vibrosonic drilling may provide a future method for recovering representative samples from unconsolidated gravel. This method may allow relatively passive recovery of a large-diameter sample into a plastic sheath, reducing the loss of fine-grained mineralized material that can occur during reverse circulation drilling.

Vibrosonic drilling may be useful where representative geochemical samples are required from unconsolidated gravels at depth, particularly where trenching and pitting are not practical. However, for shallow, near-surface mineralization, pitting and trenching remain the most efficient and representative exploration and sampling methods currently demonstrated for the Project.

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7.2 Hydrogeology and Geotechnical Data

No hydrogeological or geotechnical investigations have been completed on the Property. Water availability is described in Section 4.4.1 – Water Availability. Recommended hydrogeological and geotechnical work is described in Section 23.2.6 – Hydrogeology and Water Chemistry and Section 23.2.7 – Preliminary Mining and Geotechnical Information.

8.0 Sample Preparation, Analyses and Security

This section reviews all known sample preparation, analysis and security as it relates to successive operators between 1978 and July 2024 on the Laguna Salada U-V Project. Unless otherwise noted, the information presented in this section has been summarized and adapted from the technical reports by Miller (2024), Tenova (2014), or Inwood and Goode (2011). The QP Simon Mortimer has reviewed these reports and considers the information relevant and reliable for the purposes of this Report.

In terms of sample preparation, analysis and security, the Author has reviewed the chain-of-custody, sample preparation, analytical and QA/QC documentation contained in the Project files and where possible, audited digital assay databases against original certificates as part of the data verification work described in Section 9.0 - Data Verification.

It is the opinion of the QP Simon Mortimer, that the procedures, policies and protocols for drilling and sampling verification are sufficient and appropriate and assay methods used are consistent with good exploration and operational practices such that the data is reliable for the purpose of this Report (see Section 2.1 - Purpose). Furthermore, the QP is of the opinion that the assay data is adequate for the purpose of verifying drilling assays and estimating mineral resources (see Section 11.0 - Mineral Resource Estimates).

The Authors of this Report and the Issuer Jaguar Uranium are independent of the laboratories used by historical operators on the Property.

8.1 Overview

Sampling at the Laguna Salada Project has included historical pit and trench sampling of unconsolidated uranium-vanadium-bearing gravels, channel sampling of basement-hosted mineralization, shallow pit sampling, panel chip sampling and historical independent sampling.

The principal historical sampling was completed by previous operators before Jaguar Uranium Corp.’s acquisition of the Project. Historical sampling focused mainly on shallow uranium-vanadium mineralization hosted in unconsolidated sandy gravel at Guanaco, Lago Seco and Buried Lake areas. Additional historical and 2022 sampling was completed at La Susana and La Rosada, including sampling of unconsolidated sediments and altered volcanic basement rocks.

The available sampling, QA/QC and historical independent sampling information supports the presence of uranium-vanadium mineralization at the Project. However, future updates to the historical dataset should continue to be supported by appropriate verification, particularly where historical data are used for future Mineral Resource updates. This is mainly due to the unconsolidated nature of the host gravels, the historical use of whole and screened samples, variable QA/QC performance of some in-house standards, and analytical limitations near the uranium detection limit.

8.2 Historical Sampling (2007-2016)

Historical sampling at the Project has included pit and trench sampling of unconsolidated uranium-vanadium-bearing gravels, channel sampling of basement-hosted mineralization, and shallow pit sampling and panel chip sampling of unconsolidated sandy gravel (Figure 8-1). Two principal historical sample types were collected:

●	vertical channel samples through unconsolidated sediments, collected down the wall of pits or trenches through the mineralized gravel; and

●	channel samples of mineralization hosted in basement volcanic rocks.

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Vertical channel samples through unconsolidated sediments were generally 0.7 m to 1.0 m long, with sample intervals selected to honour geological and mineralization contacts. Basement-hosted samples were described as channel samples, with reported lengths ranging from 0.1 m to 0.9 metres. These are interpreted as continuous channel chip samples.

A total of 2,146 pits and trenches were excavated and included in the historical resource database. Exploration trenching was completed on a nominal 400 m by 400 m spacing over an area approximately 15 km by 20 kilometres. Infill trenching was completed on a nominal 200 m by 200 m grid in mineralized areas defined by wider-spaced trenching. More detailed trenching was completed in selected areas to confirm continuity of mineralization (Miller, 2024; Inwood and Goode, 2011).

Of the 2,146 pits and trenches excavated:

●	1,343 had only whole samples taken;

●	309 had only screened samples taken; and

●	494 had duplicate whole and screened samples taken.

Figure 8-1. Plan map showing the location of the trenches and pits at Laguna Salada, coloured according to the sampling method used (after Tenova, 2014) (Miller, 2024).

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8.2.1 Sample Spacing and Data Capture

Pit and trench spacing was selected to reflect the shallow, laterally continuous and tabular nature of the mineralized horizons. Wide-spaced 200 m to 400 m trenching indicated lateral continuity of mineralization across the principal Guanaco, Lago Seco and Buried Lake targets. Additional pitting at approximately 50 m spacing in test areas confirmed the continuity interpreted from wider-spaced sampling.

The location of each vertical channel sample profile was measured by differential GPS. The X and Y UTM coordinates were recorded in the Gauss Kruger coordinate system and elevations were recorded relative to mean sea level. Sample depths below surface were measured and recorded with corresponding sample numbers. The data were incorporated into a project database. Detailed topographic control was also supported by GeoEye imagery with approximately 0.5 m horizontal accuracy and 0.10 m vertical accuracy (Inwood and Goode, 2011; Tenova, 2014).

8.2.2 Evolution of Sampling Methods

The historical sample collection method evolved as understanding and characterization of the uranium-vanadium mineralization improved.

8.2.2.1 Manual Excavation

During reconnaissance exploration prior to September 2008, exploration pits were dug by hand. Sample intervals were selected using visual logging of yellow uranium-vanadium minerals and radiometric readings from pit walls. Continuous channel samples were collected down vertical pit walls. Sampling initially commenced at the top of the mineralized zone; overburden was not sampled.

8.2.2.2 Mechanical Excavation

In September 2008, the sampling method changed to improve efficiency and collect larger, potentially more representative samples using a mechanical backhoe. Sample intervals were marked and the excavator operator was guided to the limits of each sample interval. After it became apparent that a significant proportion of the mineralization was located in the gravel matrix, screened samples were collected in addition to whole samples. Comparison of whole-sample and screened-sample assay data was then used to evaluate the grade relationship between the two sample types.

From May 2009 to April 2010, only screened samples were taken from continuous channel samples in trench walls. In May 2010, following site review and recommendations, the sampling approach was simplified. Trenches were cut using an excavator, and continuous channel samples were collected by hand from the sidewall. Each sample was homogenized and split to provide both a whole sample and a screened duplicate. Complete channel profiles were sampled from surface to the trench floor. This differed from earlier sampling, where sampling commonly began at the top of the mineralized zone. Sampling from surface was adopted to determine the grade of overburden material, should future economic conditions warrant processing of lower-grade cover material.

Historical hand sampling also consisted of cutting a vertical channel approximately 15 cm wide by 15 cm deep into the trench sidewall using a small pick. Sample material was collected on a plastic tray. Whole samples were homogenised on a plastic tarpaulin, coned and quartered, placed in numbered polyethylene bags and weighed. Screened samples were sieved into size fractions greater than 5/8 inch, between 5/8 inch and 1/4 inch, and less than 1/4 inch, with the less than 1/4 inch fraction bagged and numbered as the screened sample.

Application of a regression relationship between whole-sample and screened-sample grades allowed the grade of original unscreened gravel to be calculated from screened sample grades. Use of these calculated uranium and vanadium grades was considered appropriate for historical resource estimation (Inwood and Goode, 2011; Tenova, 2014; Miller, 2024).

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8.2.3 Sample Quality

Exploration pit and trench sampling in unconsolidated gravel carries inherent risk of sample bias. Potential bias relates mainly to the difficulty of cutting channel samples to constant width and depth in gravelly material without plucking larger clasts from the pit wall, thereby including a higher proportion of coarse material than is present in situ. Sample representativity is therefore dependent on both the inherent heterogeneity of the gravel and the diligence and experience of sampling personnel.

To reduce sample bias, sampling personnel received additional on-site training in 2010. Sampling was completed by trained technicians under the guidance of experienced project geologists (Miller, 2024).

Heterogeneity was evaluated using four types of duplicate samples:

●	pulp duplicates, used to evaluate heterogeneity at the milled particle size;

●	10 mesh duplicates, used to evaluate variation at approximately 2 mm crushed particle size;

●	duplicate trench wall samples, used to evaluate decimetre-scale heterogeneity from adjacent channel profiles; and

●	duplicate trench samples from opposite trench walls, used to evaluate metre-scale heterogeneity.

Duplicate results showed high repeatability for pulp duplicates and duplicate channel samples. Duplicate samples collected from opposite walls of pits and trenches showed a higher level of variation, consistent with the natural heterogeneity of the deposit.

Historical sampling was considered to have been undertaken in accordance with acceptable industry standards and best practices. Whole samples are considered the preferred standard sampling approach, with duplicate screened samples used where required to estimate beneficiation effects related to screening.

8.3 Historical Sampling (La Rosada 2022)

The 2022 sampling at La Rosada included unconsolidated sediment sampling (gas powered auger) and mineralized basement (rock) sampling. A total of 264 samples of unconsolidated sediments were collected on 100 m centres along lines spaced 200 m apart. Samples were taken from Horizon D, located beneath the recent soil horizon. Horizon D comprises unconsolidated gravel and beige sandy matrix and represents the principal sampled unconsolidated sediment interval in the La Rosada program. The typical soil profile and position of Horizon D are shown in Figure 8-2 (Miller, 2024).

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Figure 8-2. Soil profile and Horizon D, unconsolidated sediments (Miller, 2024).

The sampling procedure for unconsolidated sediments involved the following steps (Miller, 2024):

1)	The planned sample location was located on the ground using sampling plan coordinates. If necessary, the sampling point could be moved by up to approximately 5 m from the planned coordinate.

2)	A surface counts-per-second reading was taken using a Gamma Ray Scintillometer, Gamma SGR from GF Instruments, and recorded in the field book.

3)	The excavation site was cleaned by removing surface soil over an area approximately 1.20 m by 0.90 metres.

4)	An auger machine was used to make 12 holes in three rows of four holes, covering the 1.20 m by 0.90 m area. Excavations were designed to reach approximately 1.20 m depth to allow complete inspection of the geological profile.

5)	Soil horizons, unconformities and unconsolidated sediment intervals were visually inspected. Horizon depths and total excavation depths were recorded. Soil generally extends to depths of approximately 0.5 m to 0.7 metres.

6)	Counts-per-second readings were taken on the pit wall using the gamma ray scintillometer and recorded in the field notebook.

7)	Stratigraphic units were geologically described. Recorded information included colour, grain size, texture, matrix, clast size, clast shape, presence of fossils, mineralization, mineralization style, visible mineral species, mineral percentage, alteration, alteration style and alteration intensity.

8)	The anomalous stratigraphic interval, Horizon D, was identified and sampled. Material was collected from two 10 cm wide channels along the selected interval on two parallel walls of the pit to form one sample. The sample was required to weigh at least 2 kg and was placed in a labelled sample bag.

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9)	Where anomalous scintillometer readings or carnotite were observed on the pit floor and the excavation could not be deepened, an additional chip-panel sample was collected from the floor.

10)	The sample was labelled, packaged and sealed according to sample handling protocol.

11)	The pit was photographed and backfilled with the excavated material.

The auger excavation method was used to expose the shallow soil profile and underlying unconsolidated sediment interval over a controlled sampling area. The typical auger excavation layout used to expose the 1.20 m by 0.90 m sampling area is shown in Figure 8-3.

Figure 8-3. Auger drilling (excavation) of the 1.20 m by 0.90 m sampling pit area (Miller, 2024).

Mineralized basement sampling consisted of 158 panel chip samples collected at approximately 100 m intervals on lines spaced 200 m apart. Panel chip samples were approximately 0.5 m by 0.5 m and weighed approximately 2 kg to 3 kg (Miller, 2024).

8.4 Historical Sample Preparation and Analysis

Historical sample preparation and analysis used Alex Stewart Assayers Argentina S.A., ALS Chemex, and SGS. Alex Stewart Laboratories are part of the Stewart Group, which operates preparation and analytical facilities internationally. The group’s Canadian laboratories were accredited to ISO 9001-2000 and were working towards ISO 17025 accreditation at the time of the historical work. ALS Chemex is a global testing services organisation. Its Mendoza preparation laboratory had been operating since 2001, while the Vancouver and Lima analytical laboratories were accredited to ISO 9001-2000 and ISO 17025.

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8.4.1 Sample Preparation and Analysis (2007-2008)

Samples collected between July 2007 and June 2008 were prepared and analysed by Alex Stewart Assayers Argentina S.A. Samples were dried, jaw crushed to minus 10 mesh, nominally 2 mm, riffle split and pulverised with a ring and puck to minus 150 mesh, nominally 106 microns. A split of the pulp was analysed using ICP-AES or ICP-MS. Early samples used aqua regia digestion, while later samples used four-acid digestion.

8.4.2 Sample Preparation and Analysis (2008-2016)

Samples collected after June 2008 were submitted to ALS Chemex in Mendoza, Argentina. On receipt, samples were barcoded and weighed. Samples were dried and crushed to a minimum of 75% passing 2 millimetres. The sample was then riffle split and a 250 g subsample was pulverised using a ring and puck to 85% passing 75 microns. The 75 micron pulps were sent to ALS Chemex analytical facilities in Lima, Peru, or Vancouver, Canada. Samples were analysed by ICP-AES after four-acid digestion. Detection limits were 0.01 ppm to 10,000 ppm for uranium and 1 ppm to 10,000 ppm for vanadium.

Some samples collected in 2016 by U3O8 Corp. were submitted to SGS for analysis. No sample preparation details are available for these samples. The analytical method used aqua regia digestion and ICP-MS, method ICP14B. Detection limits were 0.05 ppm to 10,000 ppm for uranium and 1 ppm to 10,000 ppm for vanadium.

8.4.3 Sample Preparation and Analysis (2022)

The 2022 samples from the La Rosada area were submitted to Alex Stewart International Argentina in Mendoza. All samples were dried, crushed to 10 mesh with greater than 80% passing, quartered to 600 g, and pulverised to 106 microns with greater than 95% passing to obtain a 100 g split ready for analysis. The preparation code was P5.

Samples were analysed by four-acid digestion, using hydrofluoric, perchloric, nitric and hydrochloric acids, followed by Inductively Coupled Plasma Optical Emission Spectroscopy, ICP-OES Radial. The analytical method was ICP-MA-42.

Samples reporting greater than 10,000 ppm uranium, greater than 10,000 ppm vanadium were subjected to four-acid digestion and analysed by ICP-MA-42 100 ml, with upper detection limits of 10% for those elements (Miller, 2024).

8.5 Historical Sample Security

Historical sample security is considered appropriate for the level and risk profile of the Project. The status of samples, shipments and laboratory receipt of sample batches were monitored. Industry-standard sample security protocols were applied.

8.5.1 Sample Security (2010-2014)

Historical samples were handled by personnel and contractors working for Mega Uranium and subsequently U3O8 Corp. Sample handling included homogenisation, quartering, screening, bagging and numbering. Field samples were transported in company vehicles to the base camp, where they were stored in a covered, locked shed. Samples were then transported to preparation facilities in Mendoza by independent commercial transport company or by company personnel in pick-up trucks.

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8.5.2 Sample Security (2022)

Individual samples from the 2022 La Rosada sampling program, weighing approximately 2 kg to 3 kg, were placed in sacks, with approximately five to six samples per sack. Sample batches of approximately 30 to 40 samples were transported by company vehicle to the Andesmar Cargas Trelew shipping service (“Andesmar”) in Trelew, then shipped via Andesmar to Mendoza and delivered to Alex Stewart labs in Mendoza (Miller, 2024).

8.6 Historical Quality Assurance/Quality Control

QA/QC procedures included reference materials, blanks, field duplicates, pulp duplicates and laboratory internal checks.

8.6.1 QA/QC (Pre-2010)

Prior to May 2010, in-house reference samples and blanks were inserted into the sample sequence at an average rate of approximately one reference sample per 32 field samples, with insertion rates ranging from one per 13 to one per 34 field samples.

The initial Project reference material was prepared from sandy gravel collected from high-grade trenches in the Guanaco area. Approximately 200 kg of mineralized material was collected and homogenised, then split into approximately 1 kg subsamples. The material was crushed and pulverised to produce a homogeneous pulp. This initial reference material was similar in nature to field samples, but was not subject to full pulp homogenisation or round-robin testing. Repeat laboratory analysis returned an average value of 470 ppm uranium, but 11 of 14 repeat analyses fell outside the ±10% tolerance range. Approximately 20% of samples from those submissions were subsequently re-tested with new standards inserted.

8.6.2 QA/QC (2010-2014)

After May 2010, QA/QC control samples included standards, field and laboratory blanks, field duplicate samples from the same and opposite trench faces, and pulp duplicates after pulverisation and sieving. Standards included certified material used by U3O8 Corp. and internal laboratory standards. Not all vanadium standards had certificates of analysis.

U3O8 Corp. standards 2955, 2956 and 2957 were manufactured from locally sourced material and prepared by Alex Stewart Laboratories. These standards were certified for uranium, but problems were identified with standards 2956 and 2957. The standards showed poor correlation in round-robin analyses and significant inter-laboratory bias. Because of the failure rates for standards 2956 and 2957, the program became heavily reliant on standard 2955 and internal laboratory checks.

Umpire pulp analysis was undertaken on 22 samples at Alex Stewart Laboratories using pulp rejects from ALS Chemex. The re-analysed pulps showed high correlation with the original samples, with 91% of results within a 10% Rank HARD precision limit and matching mean uranium values of approximately 155 ppm U3O8.

Overall, historical QA/QC protocols were considered reasonable, and the database was updated where QA/QC failures required re-analysis. Historical sample preparation and assay were completed by ALS Chemex and Alex Stewart Laboratories, both recognised analytical facilities with appropriate certifications.

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8.6.3 QA/QC (2022)

The 2022 La Rosada QA/QC program used sample batches of 50 samples, comprising 45 original samples, two standards and three blanks. Field duplicates were not included because of the variability associated with the unconsolidated nature of the samples. Reference materials and blanks were inserted systematically and at the discretion of the field geologist.

Three standards previously prepared by Maple from high-grade gravel collected from the Guanaco zone were used during the sampling program (Table 8-1). These standards were STD 2955, STD 2956 and STD 2957. Of these, STD 2955 exhibited acceptable historical performance for uranium, while STD 2955 and STD 2957 exhibited acceptable historical performance for vanadium. No vanadium result was available for STD 2956.

Table 8-1. Expected values for uranium and vanadium in Maple standards.

Abbreviation	Standard Code	U (ppm)	V (ppm)
STD_01	STD 2955	198.4	459
STD_02	STD 2956	89.6	N/A
STD_03	STD 2957	25.1	559

Field blanks were prepared from coarse rock fragments of unmineralized sandstone collected near the Susana field camp. Blank samples were prepared at a similar size to the original samples. The average values for 23 field blanks are summarized in Table 8-2. Uranium results for all blanks were below the detection limit. Vanadium values show some variation above and below the mean, with insufficient data to define clear batch-related trends. The batch distribution of vanadium blank results is shown in Figure 8-4.

Table 8-2. Uranium and vanadium values for field blanks.

Description	No. Analyses	Mean U (ppm)	Max. U (ppm)	Min. U (ppm)	Std. Dev.
Blank	23	N/A	<10	<10	N/A

Description	Number of analyses	Mean V (ppm)	Max. V (ppm)	Min. V (ppm)	Std. Dev.
Blank	23	141.2	147	136	3.16

The results for the in-house standards prepared by Maple and certified by ASI were more variable, particularly for uranium. The Project standards and ASI internal standards GU-08 and GU-11 are compared in Table 8-3, which summarizes the number of analyses, laboratory means, standard values, standard deviations and mean differences for uranium and vanadium.

Standard STD 2955 showed good precision but poor accuracy, under-reporting uranium by approximately 33 ppm and over-reporting vanadium by approximately 30 ppm. Standards 2956 and 2957 performed poorly, which is consistent with earlier historical QA/QC observations. The absence of vanadium certificates for some standards is a limitation. The ASI internal standards performed better, although some within-batch and between-batch variation was observed. Control plots for uranium in STD 2955, vanadium in STD 2955 and uranium in ASI internal standard GU-11 are shown in Figures 8-5, 8-6 and 8-7, respectively.

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LA ROSADA Blank V ppm
V ppm
Samples
147 ppm
136 ppm
155
150
145
140
135
130
125
0
5
10
15
20
25
Batches
M2221915
M2222269
M2222763
M2222762
M2223561
M2223952
M2223954

Figure 8-4. Vanadium values for blank material showing batch numbers (Miller, 2024).

Table 8-3. Uranium and vanadium values for project standards and ASI internal standards.

Description	No. Analyses	Lab Mean U (ppm)	Lab Std. Dev.	Standard U (ppm)	Standard Std. Dev.	Mean Difference U (ppm)
STD 2955	12	165.1	7.26	198.4	12.7	-33
STD 2956	6	128.1	21.9	89.6	18.3	38
STD 2957	5	61.0	54.7	25.1	3.8	35.9
GU-08	7	321.0	22.1	312.4	24.7	8.6
GU-11	8	33.0	1.6	34.67	2.47	-1.67

Description	No. Analyses	Lab Mean V (ppm)	Lab Std. Dev.	Standard V (ppm)	Standard Std. Dev.	Mean Difference V (ppm)
STD 2955	12	489.0	7.01	459	16.7	30.0
STD 2956	6	429.0	46.7	N/A	N/A	N/A
STD 2957	5	585.0	58.8	559	17.8	26.2
GU-08	7	32.7	0.48	N/A	N/A	N/A
GU-11	8	46.7	0.75	N/A	N/A	N/A

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Figure 8-5. Uranium values for standard STD 2955 (Miller, 2024).

Figure 8-6. Vanadium values for standard STD 2955 (Miller, 2024).

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Figure 8-7. Uranium values for ASI internal standard GU-11, certified 34.67 ppm U (Miller, 2024).

8.6.4 QA/QC Interpretation – La Rosada

The QA/QC program for La Rosada sampling (2022) identified several issues requiring attention in future exploration programs.

A significant number of La Rosada samples reported near the 10 ppm uranium detection limit for the ICP-OES method. The combination of under-reporting and over-reporting in standard results, together with the patchy distribution of uranium values, suggests that the analytical technique may not be fully optimised for the La Rosada mineralization.

A central area of the sample grid returned uranium values close to or below detection. These values should be considered in relation to the analytical detection limit, analytical method performance and geological variability. The spatial distribution of uranium values around and just above the 10 ppm detection limit is shown in Figure 8-8.

Scintillometer counts-per-second values were collected during the sample program and compared with anomalous samples to calculate predicted uranium values. Vanadium values also show anomalous distributions that correlate with underlying geology. The cps distribution, predicted uranium values and vanadium values relative to geology are shown in Figures 8-9, 8-10 and 8-11, respectively.

The QA/QC results indicate that future exploration programs should use appropriate commercial certified reference materials for uranium and vanadium, covering the expected grade ranges of the mineralization. Future programs should also evaluate analytical methods, particularly for samples close to the uranium detection limit, and consider submitting check samples with certified blanks and standards to alternative laboratories in Mendoza to compare uranium and vanadium performance.

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Figure 8-8. Uranium distribution highlighting analytical problems around and just above the detection limit of 10 ppm at the Law Rosada area (Miller, 2024).

Figure 8-9. Scintillometer (cps) measurements at the La Rosada area (Miller, 2024).

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Figure 8-10. Predicted uranium values in ppm based on scintillometer readings at the La Rosada Area (Miller, 2024).

Figure 8-11. Vanadium concentrations and geology at the La Rosada area (Miller, 2024).

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8.7 Historical Independent Sampling (2010)

Historical independent sampling was completed in the Guanaco area to verify trench sampling and assay data (Inwood and Goode, 2011). A total of 17 independent samples were collected from trenches TRR-15 and TRR-114 during the 2010 site visit. No independent samples were collected from Lago Seco or Buried Lake areas because no suitable open trenches were available at the time of the visit. Locations of the independent sample trenches are shown in Figures 8-12 and 8-13.

3,395,000 mE
3,400,000 mE
3,405,000 mE
3,410,000 mE
3,415,000 mE
N
Buried Lake
TRR-114
Lago Seco
Trr-15
Guanaco
0
2.5
5
kilometers

Figure 8-12. Satellite image of the central part of the Laguna Salada Project showing the location of trenches TRR-114 and TRR-15 from which independent samples were taken by Inwood and Goode (2011) (Tenova, 2014).

Two sample profiles were collected from each trench, with one profile sampled from each side of the trench. A continuous vertical channel sample sequence approximately 30 cm wide was collected from surface to the trench floor. Samples were intended to be approximately 1 m-long, although actual sample lengths varied to honour geological contacts and changes in material type.

The independent sampling method differed from the original project sampling method. In the original sampling, the upper 1 m to 1.5 m of the trench was sampled using a backhoe bucket and the lower part of the trench was panel chip sampled. The original samples were homogenised by rolling on a plastic sheet and then quartered to produce the final assay sample.

Samples were tagged and secured using numbered tamper-proof security tags. Chain of custody was maintained during shipment to ALS Chemex in Mendoza, Argentina. Samples were analysed at the ALS Chemex assay facility in Lima, Peru using method ME-MS61, a hot four-acid digestion method.

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Figure 8-13. Trenches used for independent sampling by Inwood and Goode (2011) (Tenova, 2014).

Uranium results from the independent samples (Table 8-4) were compared with original trench sample results (Table 8-5). Original assays from trench TRR-114 were from screened fines, from which the grade of the original gravel was estimated using a regression relationship between screened and whole samples. The independent sample results are summarized in Table 8-4 and the original samples in Table 8-5.

Historical database validation checks were completed on the exploration database used for the 2011 Mineral Resource estimate. No material issues were identified at the time. Future use or update of the historical dataset should continue to be supported by appropriate data verification.

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Table 8-4. Independent sampling data for the Laguna Salada Project by Inwood and Goode (2011).

Independently Sampled Trenches (15/5/2010) - Whole Sample
Trench	From (m)	To (m)	Length (m)	Lithology	Sample ID	U3O8 (ppm)
TRR114B	0.00	1.00	1.00	Cong & Soil	2958	8
TRR114B	1.00	2.00	1.00	Cong.	2959	43
TRR114B	2.00	3.00	1.00	Cong.	2960	35
TRR114B	3.00	3.80	0.80	Cong.	2961	11
TRR114A	0.00	1.00	1.00	Cong & Soil	2962	9
TRR114A	1.00	2.00	1.00	Cong.	2963	153
TRR114A	2.00	3.00	1.00	Cong.	2964	69
TRR114A	3.00	3.80	0.80	Cong.	2965	23
TRR15B	0.00	1.40	1.40	Cong & Soil	2966	3
TRR15B	1.40	1.80	0.40	Cong Unconformity	2967	4
TRR15B	1.80	2.05	0.25	Mineralization	2968	270
TRR15B	2.05	2.50	0.45	Clay	2969	56
TRR15A	0.00	1.00	1.00	Cong & Soil	2970	5
TRR15A	1.00	1.50	0.50	Cong Unconformity	2971	4
TRR15A	1.50	1.74	0.24	Mineralization	2972	166
TRR15A	1.74	2.14	0.40	Clay	2973	66
TRR15A	2.14	2.50	0.36	Clay	2974	11

Table 8-5. Original sampling data for the Laguna Salada Project.

Original Assays
Hole ID	Sample	Depth From (m)	Depth To (m)	Interval (m)	U3O8 (ppm)	V (ppm)
TRR-114	9861	1.00	1.80	0.80	26	281
TRR-114	9862	1.80	2.60	0.80	434	4562
TRR-114	9863	2.60	3.50	0.90	238	441
TRR-114	9878	1.80	2.60	0.80	22	245
TRR-114	9879	1.80	2.60	0.80	11	117
ns_Trr-15	-	1.55	2.00	0.45	218	-
ns_Trr-15b	-	1.80	2.35	0.55	436	-

Note: original TRR-114 assay values were estimated from screened material and weighted by mass proportion.

8.8 Sampling and QA/QC Summary

Historical pit and trench sampling (2007 to 2016), La Rosada sampling (2022), historical independent sampling (2010), and QA/QC information support the presence of uranium-vanadium mineralization at Laguna Salada. The available information also supports the general geological interpretation of shallow mineralization in unconsolidated sediments and altered rhyolitic basement.

The main limitations relate to the unconsolidated nature of the host material, the use of different historical sampling methods, the relationship between screened and whole-sample grades, variable performance of some in-house standards, the absence of certified vanadium values for some standards, and analytical performance near the uranium detection limit.

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9.0 Data Verification

9.1 Internal-External Data Verification

The Authors (QPs) have reviewed the historical data and information regarding past exploration work on the Property, as provided by the Issuer Jaguar Uranium Corp. and as available in the public domain.

It is the Authors’ opinion that, to the extent to which they are known, the procedures, policies and protocols for historical drilling, sampling and assaying, are sufficient and appropriate and that the assay procedures and assay results are consistent with industry standard exploration and operational practices, such that the data and information is reliable for the purposes of this Report (see Section 2.1 - Purpose).

9.2 Verification Performed by the QPs

In addition to data and information verification, Dr. Jobin-Bevans (P.Geo., Ph.D.) visited the Project for one day on 12 May 2026, in order to observe the general Property conditions and access, to locate evidence of previous exploration work and to determine if any exploration work is currently being done on the Property (see Section 2.5 - Personal Inspection).

As part of the geological modelling and mineral resource estimation for the Laguna Salada Deposit, QP Simon Mortimer (FAIG, M.Sc.) reviewed the data and information provided by the Issuer and found it to be of sufficient quality and scope to be used in the calculation of the Mineral Resource Estimate (see Section 11.0 - Mineral Resource Estimates). In addition, laboratory assays and certificates from historical sampling were reviewed by QP Simon Mortimer and as with the larger historical database, no material errors were found.

QPs Scott Jobin-Bevans and Simon Mortimer are satisfied with the quality of sampling and record keeping (database) procedures followed by historical operators on the Project and that this data and information is adequate for the purposes of this Report (see Section 2.1 - Purpose).

10.0 Mineral Processing and Metallurgical Testing

Mineral processing and metallurgical test work has been completed on mineralized gravels from the Guanaco and Lago Seco areas of the Laguna Salada Project (Inwood and Goode, 2011; SGS, 2011, 2012, and 2013; Tenova, 2014. The available metallurgical information is historical and was completed prior to Jaguar Uranium Corp.’s acquisition of the Project; no new metallurgical test work has been completed since by Jaguar Uranium Corp.

The historical test work indicates that the Laguna Salada mineralized gravels have favourable beneficiation characteristics. Uranium-vanadium mineralization occurs principally in fine-grained material associated with unconsolidated gravel. Wet scrubbing and screening can upgrade uranium into a relatively small fine fraction, materially reducing the mass requiring downstream hydrometallurgical treatment (Inwood and Goode, 2011; Tenova, 2014; Miller, 2024).

The Guanaco and Lago Seco area gravels are geologically distinct and show different metallurgical characteristics. Guanaco generally contains less gypsum, while Lago Seco contains higher gypsum content. However, gypsum in Lago Seco is more crystalline and more amenable to rejection during screening and hydrocycloning. These differences require the two areas to be considered separately in metallurgical interpretation and future test work (Tenova, 2014; Miller, 2024).

10.1 U3O8 Corporation (2010-2014)

A metallurgical test work program was initiated in October 2010 and was conducted by SGS Mineral Services, Lakefield Site in Ontario, Canada, under the direction of uranium-experienced metallurgist Mr. John Goode (P.Eng.). The objective of the program was to provide a first-pass determination of metallurgical characteristics of the gravels in the two principal areas of the Laguna Salada Project, namely the Guanaco and Lago Seco areas (Inwood and Goode, 2011).

This metallurgical test work was done on 14 samples from three widely-spaced pits in the Guanaco area and 14 samples from three pits from the Lago Seco area. Samples were taken from these widely-spaced locations in order to ensure that they are representative of each of the two areas of mineralization. Furthermore, the average grade of each composite sample were close to the average grade of the resources reported for the two areas of the Laguna Salada Project and hence, these samples were considered to be representative of the styles of mineralization in the two parts of the Project. A full description of the sampling process and characterization of the samples is provided by Inwood and Goode (2011).

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Test work completed for U3O8 Corp. included beneficiation, mineralogical, leach and process evaluation work. The main test work was undertaken by SGS Lakefield in Ontario, Canada, with additional work completed by the University of San Juan in Argentina and the Saskatchewan Research Council in Saskatoon, Canada (Inwood and Goode, 2011; Tenova, 2014).

The historical metallurgical work focused on the following:

●	beneficiation by wet scrubbing and screening;

●	distribution of uranium, vanadium and gypsum by size fraction;

●	mineralogical characterisation of the fine fraction;

●	acid and alkaline leach response;

●	gypsum removal and sulphate management;

●	preliminary reagent consumption;

●	potential recovery of uranium and vanadium from leach solutions; and

●	development of a conceptual process route for the Project.

The work demonstrated that uranium is preferentially concentrated in the fine fraction during beneficiation. This is consistent with the observed mineralogy, where carnotite and related uranium-vanadium minerals occur as fine-grained material in the gravel matrix and as coatings or partial rims on clasts (Inwood and Goode, 2011; Tenova, 2014).

10.1.1 Beneficiation Characteristics

Beneficiation test work showed that wet scrubbing and screening are effective in concentrating uranium into the fine fraction. The purpose of beneficiation is to reject the coarser gravel and sand fraction while retaining the uranium-bearing fines for downstream leaching.

At Guanaco, wet scrubbing and screening test work indicated that up to approximately 88% of the uranium and 39% of the vanadium could be screened into a minus 150 µm fine fraction representing approximately 8% of the original gravel mass. The effect of wet screening was shown by upgrading a head grade of 46 ppm uranium to 528 ppm uranium in the minus 150 µm fraction, and a head grade of 195 ppm vanadium to 1,060 ppm vanadium in the same fraction.

At Lago Seco, wet scrubbing and screening test work indicated that up to approximately 96% of the uranium and 61% of the vanadium could be screened into a minus 150 µm fine fraction representing approximately 26% of the original gravel mass. A head grade of 137 ppm uranium was upgraded to 566 ppm uranium in the minus 150 µm fraction, and a head grade of 233 ppm vanadium was upgraded to 673 ppm vanadium in the same fraction.

Further beneficiation optimisation reported in the 2014 PEA identified a 15-minute wet scrub at 50% to 75% solids followed by screening at 75 µm as the preferred route for the Guanaco gravels. This route recovered an average of approximately 84.6% of the uranium to the <75 µm fine fraction, which represented approximately 7.7% of the original gravel mass (Tenova, 2014, Table 13-23).

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A summary of the principal historical beneficiation, leach extraction, gypsum rejection and overall recovery results is presented in Table 10-1 (Inwood and Goode, 2011; Tenova, 2014; Miller, 2024).

Table 10-1. Summary of key historical beneficiation and metallurgical results.

Area	Key Metallurgical Characteristic	Historical Test Work Result / Interpretation
Guanaco	Uranium upgrade by wet scrubbing and screening	Approximately 88% of uranium reported to the minus 150 µm fraction, representing approximately 8% of the original gravel mass
Guanaco	Vanadium upgrade by wet scrubbing and screening	Approximately 39% of vanadium reported to the minus 150 µm fraction
Guanaco	Example uranium upgrade	46 ppm U upgraded to 528 ppm U in the minus 150 µm fraction
Guanaco	Example vanadium upgrade	195 ppm V upgraded to 1,060 ppm V in the minus 150 µm fraction
Guanaco	Preferred <75 µm beneficiation route	An average of approximately 84.6% of uranium and 29.3% of vanadium reported to the <75 µm fraction, representing approximately 7.7% of the original gravel mass following a 15-minute wet scrub at 50% to 75% solids (Tenova, 2014, Table 13-23)
Lago Seco	Uranium upgrade by wet scrubbing and screening	Approximately 96% of uranium reported to the minus 150 µm fraction, representing approximately 26% of the original gravel mass
Lago Seco	Vanadium upgrade by wet scrubbing and screening	Approximately 61% of vanadium reported to the minus 150 µm fraction
Lago Seco	Example uranium upgrade	137 ppm U upgraded to 566 ppm U in the minus 150 µm fraction
Lago Seco	Example vanadium upgrade	233 ppm V upgraded to 673 ppm V in the minus 150 µm fraction
Guanaco	Gypsum content and rejection	Guanaco gravels contain lower gypsum than Lago Seco, but finer-grained gypsum makes rejection less efficient; approximately 75% of gypsum was rejected during beneficiation
Lago Seco	Gypsum content and rejection	Lago Seco gravels contain higher gypsum, but more crystalline gypsum is more efficiently rejected; approximately 92% of gypsum was rejected during beneficiation
Guanaco	Alkaline leach extraction	Average extraction after a four-hour alkaline leach at 80°C was approximately 96% uranium and 61% vanadium. Selected samples prepared in a manner similar to the preferred beneficiation route achieved approximately 96% uranium and 71% vanadium extraction
Lago Seco	Alkaline leach extraction	Average extraction after a four-hour alkaline leach at 80°C was approximately 96% uranium and 58% vanadium. Selected samples most closely reflecting the preferred beneficiation route achieved approximately 99% uranium and 71% vanadium extraction
Guanaco	Overall recovery through beneficiation, alkaline leach, precipitation and refining	Estimated at 78.7% for uranium and 14.7% for vanadium
Lago Seco	Overall recovery through beneficiation, alkaline leach, precipitation and refining	Estimated at 70.5% for uranium and 20.4% for vanadium

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10.1.2 Leach Response

Historical test work indicates that the fine material from Laguna Salada is amenable to both acid and alkaline leaching. Acid leaching was technically effective but required high acid consumption due to the presence of carbonate minerals, including calcite, in the mineralized material. Acid consumption was reported at approximately 150 kg/t of mineralized fines in summary test work (Tenova, 2014; Miller, 2024).

Alkaline leaching was identified as the preferred leach route in the historical test work. The 2014 PEA reported average extraction after a four-hour alkaline leach at 80°C of approximately 96% uranium and 61% vanadium for Guanaco, and approximately 96% uranium and 58% vanadium for Lago Seco. Selected samples representing the preferred beneficiation routes achieved approximately 96% uranium and 71% vanadium extraction for Guanaco and approximately 99% uranium and 71% vanadium extraction for Lago Seco (Section 13.7.4 in Tenova, 2014). The average of the 61% Guanaco and 58% Lago Seco vanadium extraction results is 59.5%.

The lower overall recovery of vanadium relative to uranium reflects the mineralogical distribution of vanadium. A significant proportion of vanadium is hosted in minerals other than uranium-vanadium minerals, including iron and titanium minerals, and therefore does not report as efficiently to the leachable uranium-bearing fine fraction (Inwood and Goode, 2011; Tenova, 2014).

10.1.3 Gypsum and Reagent Consumption

Gypsum is an important processing consideration at Laguna Salada because it consumes alkaline leach reagents, principally sodium carbonate and sodium bicarbonate. The historical test work indicates that Lago Seco gravels have higher gypsum content than Guanaco gravels, with reported average gypsum contents of approximately 12.7% for Lago Seco and 3.2% for Guanaco (Tenova, 2014; Miller, 2024).

Although Lago Seco contains more gypsum, the gypsum is more crystalline and can be rejected more efficiently during screening and hydrocycloning. Historical beneficiation test work indicated that approximately 92% of Lago Seco gypsum was rejected during beneficiation. Guanaco gypsum is finer grained, making rejection by screening and hydrocycloning less efficient. Historical beneficiation test work indicated that approximately 75% of Guanaco gypsum was rejected during beneficiation (Tenova, 2014; Miller, 2024).

Residual gypsum in the fine fraction is proposed to be removed by leaching the fines with saline water. Calcium and sulphate would then be removed from solution using either membrane treatment or the ettringite process, allowing the water to be recirculated for further gypsum leaching. Additional test work is required to determine the preferred sulphate removal option and the effect of gypsum removal on reagent consumption and leach performance (Tenova, 2014; Miller, 2024).

10.1.4 Conceptual Processing Route

The historical conceptual processing route for Laguna Salada involves mining of unconsolidated mineralized gravel followed by wet scrubbing and screening in beneficiation units located near the mine areas. The beneficiation stage is intended to reject coarse barren material and produce an upgraded fine fraction containing most of the uranium and part of the vanadium.

The upgraded fines would then be treated through a hydrometallurgical process involving gypsum leaching, sulphate removal, alkaline leaching, solid-liquid separation, uranium and vanadium recovery, precipitation and refining. The conceptual process route considers production of a uranium oxide product and a vanadium product, subject to further test work and economic evaluation (Tenova, 2014).

The overall historical recovery through beneficiation, alkaline leach, precipitation and refining was estimated at 78.7% uranium and 14.7% vanadium for Guanaco, and 70.5% uranium and 20.4% vanadium for Lago Seco. These recoveries are based on historical test work and should be confirmed by future metallurgical testing on fresh, representative samples (Tenova, 2014; Miller, 2024).

For the current Mineral Resource RPEEE assessment, recovery assumptions of 84.9% for U₃O₈ and 59.5% for V₂O₅ are applied in the NSR and U₃O₈-equivalent calculations described in Section 11.14 – Reasonable Prospects for Eventual Economic Extraction and Cut-Off. The 84.9% U₃O₈ assumption is consistent with the historical beneficiation performance, including the average uranium recovery of approximately 84.6% to the <75 µm fine fraction reported for the preferred Guanaco beneficiation route in the 2014 PEA. The 59.5% V₂O₅ assumption corresponds to the average of the 61% vanadium extraction reported for Guanaco and the 58% reported for Lago Seco in the historical alkaline-leach test work (Tenova, 2014). These assumptions are distinct from the historical overall process recoveries reported above, which relate to the complete conceptual processing route through beneficiation, leaching, precipitation and refining.

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10.2 Metallurgical Interpretation and Further Test Work

The historical metallurgical test work supports the interpretation that Laguna Salada uranium mineralization can be beneficiated effectively by wet scrubbing and screening, with uranium concentrated into a relatively small fine fraction. This is a favourable characteristic because it reduces the mass requiring hydrometallurgical treatment (Tenova, 2014).

The main metallurgical issues requiring further evaluation are:

●	variability in beneficiation response between Guanaco and Lago Seco;

●	representativity of historical metallurgical samples;

●	gypsum distribution and gypsum rejection;

●	alkaline reagent consumption after gypsum removal;

●	vanadium deportment and recovery;

●	liquid-solid separation characteristics;

●	membrane and ettringite sulphate removal performance;

●	confirmation of uranium and vanadium recovery, including verification of the recovery assumptions used in the current RPEEE assessment; and

●	metallurgical response of any additional mineralized areas outside Guanaco and Lago Seco.

Future metallurgical work should include fresh representative samples from the principal mineralized areas, including areas with low, average and high gypsum contents. Test work should confirm wet scrubbing and screening performance, optimise the target fine fraction, assess gypsum removal by saline water leaching, compare membrane and ettringite sulphate removal options, confirm alkaline leach conditions and reagent consumption, and generate sufficient solution for uranium and vanadium recovery testing.

10.3 Conclusions

Historical metallurgical test work indicates that the Laguna Salada mineralized gravels have favourable beneficiation characteristics (Inwood and Goode, 2011; SGS, 2011, 2012, and 2013; Tenova, 2014). Uranium can be concentrated into a fine fraction by wet scrubbing and screening, and the resulting fines are amenable to alkaline leaching. The principal technical challenge is gypsum management, because residual gypsum can increase alkaline reagent consumption. Vanadium recovery is lower than uranium recovery and requires further evaluation due to its mineralogical deportment.

The historical beneficiation and leach test results provide support for the recovery assumptions applied in the current RPEEE assessment in Section 11.14 – Reasonable Prospects for Eventual Economic Extraction and Cut-Off. These assumptions should be confirmed through future metallurgical testing on fresh, representative material from the current Mineral Resource areas.

No new metallurgical test work has been completed since 2013 (SGS, 2013), and no test work has been completed by Jaguar Uranium Corp. Additional metallurgical testing and mineralogical studies will be required to verify the historical results and support future Mineral Resource updates, economic studies and process design.

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11.0 Mineral Resource Estimates

11.1 Introduction

Jaguar Uranium Corp. engaged Atticus Geoscience Consulting Ltd. and Caracle Creek Chile SpA to prepare a Mineral Resource Estimate (MRE) for the Laguna Salada Uranium-Vanadium Project, located in Chubut Province, Argentina. The MRE incorporates the available pit, trench, drilling, geological, geochemical, density and topographic information, and includes separate estimates for U₃O₈ and V₂O₅ within the Pampa de Arroqui (PA), Laguna Salada (LS) and Buried Lake (BL) mineralized areas.

The MRE was prepared under the direction of Simon Mortimer (Qualified Person and Author), with assistance from Mario Diaz (Geologist/Geostatistician), Sreeraj Moozhusseril (Geologist), Sheyla Pinto (Geologist) and Ronaldo Cabezas Cortez (Data Management Scientist). Mr. Mortimer worked with Ms. Pinto on the geological interpretation and construction of the lithological, structural and mineralized-domain models. Mr. Diaz completed the statistical analysis, geostatistical studies, grade interpolation and density modelling. Mr. Moozhusseril assisted with the estimation process, including data preparation, implementation of estimation parameters, block-model estimation and validation. Mr. Cabezas Cortez supported database management and data integration throughout the estimation process.

For the purposes of this TRS, Mineral Resources are classified and reported in accordance with the definitions in S-K 1300, which the QP considers to be consistent with the CIM (2014) definitions applied in this estimate. Mineral Resources are reported exclusive of Mineral Reserves, as no Mineral Reserves have been estimated for the Project. The point of reference for the Mineral Resource estimate is in situ; no mining dilution or mining recovery has been applied to the reported tonnes and grades. The QP is of the opinion that, with consideration of the recommendations in Section 23.0 – Recommendations, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work.

The Mineral Resource Estimate presented in this Report has also been prepared in accordance with National Instrument 43-101 and follows the CIM Definition Standards for Mineral Resources and Mineral Reserves (CIM, 2014), together with the CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines (CIM, 2019). The Mineral Resources also conform to the relevant requirements of the JORC Code (2012).

The effective date of the Laguna Salada MRE is 5 October 2026.

11.2 Surface Control

The Project occupies a low-relief gravel plain, generally between approximately 200 m and 400 m AMSL. Near-surface mineralization at Pampa de Arroqui and Laguna Salada is hosted by unconsolidated Quaternary gravels, whereas Buried Lake mineralization occurs principally near the Quaternary–Salamanca Formation unconformity. Topography is consequently an important upper constraint on the mineralization and block models.

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Figure 11-1. Plan view of the Laguna Salada Project showing the surface control, sample locations and interpreted mineralization model extents for the Pampa de Arroqui Formation (PA – copper), Laguna Salada Formation (LS – orange), Buried Lake Formation (BL – dark blue), and Salamanca Formation (SAL – pink); see Figure 14-2 (Atticus, 2026).

11.3 Pit, Trench and Drill Hole Database

The database supporting the MRE is based principally on historical pit and trench sampling completed across the Pampa de Arroqui (PA), Laguna Salada (LS) and Buried Lake (BL) mineralized areas (see Figure 11-1). This reflects the shallow, unconsolidated nature of the uranium-vanadium mineralization and the limitations of conventional drilling in recovering representative samples from loose gravel-hosted mineralization.

The historical resource database comprises 2,146 pits and trenches, of which 1,343 contain whole-sample analytical results only, 309 contain screened-sample results only and 494 contain paired whole-sample and screened-sample results. These sample types are summarized in Table 11-1 and their treatment for Mineral Resource estimation is described in Section 11.4 – Estimation Methodology.

For geological modelling, a subset of the historical trench database was used. This subset comprised 2,051 trenches, of which 1,917 had geological logging records suitable for lithological interpretation. The logged material descriptions were reviewed and grouped into the principal units used in the lithology model, including the Laguna Salada Formation, Pampa de Arroqui Formation, Salamanca Formation, Buried Lake unconformity-related unit and basement/tuff units. These counts refer to the geological modelling dataset and are therefore different from the broader historical pit and trench database used to summarise sampling and assay information.

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Pits and trenches were the preferred sampling methods for the unconsolidated gravel-hosted mineralization because they allow direct exposure of the mineralized horizon and collection of larger-volume samples than conventional drilling. Initial sampling was undertaken on a nominal 400 m by 400 m grid, followed by infill sampling at approximately 200 m spacing and, in areas of more significant mineralization, selected infill at approximately 50 m spacing.

The database also includes 57 reverse-circulation drill holes totalling 1,561 metres. These holes were completed by Mega Uranium in 2008 and were designed to test both deeper stratigraphic targets beneath the unconsolidated gravel cover and shallow caliche-style uranium-vanadium mineralization. The drilling was focused mainly on Guanaco and Buried Lake, with fewer holes completed at Lago Seco.

Reverse-circulation drilling provided useful geological and downhole radiometric information, including confirmation of mineralization continuity in the Guanaco, Lago Seco and Buried Lake areas. However, due to poor sample recovery in unconsolidated sandy gravel, the RC drilling is not considered to provide sampling support equivalent to the larger-volume pit and trench samples. As a result, pit and trench samples form the principal grade support for the near-surface unconsolidated gravel-hosted mineralization.

The 28 reverse-circulation holes identified within the Buried Lake area have been treated as part of the reported total of 57 reverse-circulation holes.

Table 11-1. Summary of the sampling information relevant to the mineral resource estimation.

Data Type	Count	Metres / Interval	Principal Use and Comment
Pits and trenches	2,146	Generally, 0.7–1.0 m samples	Primary grade data for unconsolidated mineralized gravels
Whole-sample-only records	1,343	Within pit/trench total	Preferred direct unscreened grade information
Screened-sample-only records	309	Within pit/trench total	U₃O₈ screened-only values treated using paired-sample regressions in the estimation; V₂O₅ values selected directly from the final estimation dataset
Paired whole and screened records	494	Within pit/trench total	Supports U₃O₈ screened/unscreened regression review and beneficiation assessment
Reverse-circulation holes	57	1,561 m	Geological and subsurface support; recovery limitations documented
Lithological modelling trenches	2,051	Within historical trench dataset	Compiled trench subset used for lithological modelling
Lithological logging records	1,917	Within lithological modelling dataset	Logging records grouped into principal lithological model units

11.3.1 Location Control and Downhole Survey Information

Pit and trench sample locations were surveyed and incorporated into the project database. The location of each vertical channel sample profile was measured by differential GPS. The X and Y coordinates were recorded in the Gauss-Kruger (Transverse Mercator projection) coordinate system, and elevations were recorded relative to mean sea level. Sample depths below surface were measured and recorded with the corresponding sample numbers.

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Topographic control was supported by GeoEye imagery, with reported approximate accuracy of 0.5 m horizontally and 0.10 m vertically. The Project is located in an area of generally low relief, and topography forms an important control on the upper limit of the shallow mineralization and associated block models.

The historical RC drilling database provides supplementary subsurface control. Downhole radiometric logging was completed using a downhole spectrometer (Spectral Gamma-Ray probe) from Mount Sopris Instruments. These data helped confirm the presence and continuity of mineralization, particularly in the Guanaco, Lago Seco and Buried Lake areas. However, radiometric data were not used as a direct substitute for representative geochemical assays because disequilibrium and poor sample recovery can affect the relationship between radiometric response and chemical grade.

11.3.2 Assay Data and Sample Summary

The primary assay data used to support the MRE are derived from vertical channel samples collected from pits and trenches. Sample intervals were selected to honour geological and mineralization contacts and vary according to the thickness of the mineralized gravel mantle intersected at each sample location. Sampling focused on unconsolidated gravel-hosted uranium-vanadium mineralization at Pampa de Arroqui, Laguna Salada and Buried Lake, historically referred to in parts of the project dataset as Guanaco, Lago Seco and Buried Lake, respectively.

Historical assay data include whole samples, screened samples and paired whole/screened samples. Whole-sample results, where available, provide the preferred direct analytical support for the in-situ estimation dataset. Screened and paired whole/screened results are discussed separately in Section 11.3.3 – Screened and Unscreened Data Treatment in the Resource Database, because the U₃O₈ screened-only data required specific treatment during database preparation for Mineral Resource estimation. V₂O₅ values were selected from the final estimation dataset and were not subject to the NT/T screened-to-unscreened regression workflow.

During the historical programs, the sample collection method evolved as understanding of the deposit improved. Early sampling focused on visually mineralized intervals and radiometric responses. Later programs collected more complete channel profiles from surface to trench floor and included duplicate whole and screened samples from the same sample intervals.

The database also includes RC drilling assay information. However, RC chemical assay data are treated with caution because the loose, sandy gravel host resulted in poor recovery and potential loss of fine-grained carnotite-bearing material. This limitation is important because the uranium-vanadium mineralization commonly occurs in the sandy matrix, in gypsum-rich horizons and as coatings or rinds on clasts.

11.3.3 Screened and Unscreened Data Treatment in the Resource Database

Historical sampling at Laguna Salada includes both unscreened and screened analytical results. The sampling and screening methodology is described in Section 8.0 - Sample Preparation, Analysis and Security. For the MRE, the important consideration is how screened and unscreened analytical results were stored, interpreted and selected for use in the estimation database.

Unscreened samples represent the full sample interval and are considered the appropriate in-situ grade support for Mineral Resource estimation. Screened samples represent material after a screening stage and are therefore useful for understanding beneficiation behaviour and the distribution of uranium-vanadium mineralization in different size fractions, but they do not directly represent the full in-situ sample interval.

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The resource database was structured to preserve the relationship between sample location, sample interval and sample treatment. Where more than one analytical result exists for a sample interval, the database maintains the same sample position and interval reference, with separate fields or records for the different sample treatments, including unscreened and screened results. This approach allows the original sample information to be retained while also allowing the estimation dataset to be prepared on a consistent basis for Mineral Resource estimation.

The screened and unscreened regression treatment was applied to U₃O₈ only. For U₃O₈, the MRE is based on unscreened, in-situ equivalent grades (Table 11-2). Direct unscreened U₃O₈ analytical results were used where available. Where screened U₃O₈ analytical results were available but direct unscreened U₃O₈ values were not available, area-specific regression relationships were used to estimate an unscreened equivalent U₃O₈ grade. These regression relationships are discussed in Section 11.7.1 – Screened and Unscreened Sample Treatment.

For V₂O₅, the NT/T screened-to-unscreened regression workflow was not applied. V₂O₅ estimation was completed using the available V₂O₅ analytical values selected for the final estimation and composite dataset.

Table 11-2. Summary of screened and unscreened data treatment for the estimation dataset.

Data Category	Variable	Count	Percentage of Estimation Dataset	Treatment
Direct unscreened analytical values available	U₃O₈	3290	82%	Used directly for U₃O₈ Mineral Resource estimation.
Paired screened and unscreened analytical values available	U₃O₈	2369	59%	Used directly where unscreened U₃O₈ values are available; also used to support area-specific U₃O₈ regression relationships.
Screened-only values requiring regression-derived unscreened equivalent grades	U₃O₈	733	18%	Back-calculated to unscreened equivalent U₃O₈ grades using area-specific regression relationships.

The proportion of U₃O₈ samples requiring regression-derived unscreened equivalent values is 733 samples, representing 18% of the U₃O₈ estimation dataset. Regression-derived U₃O₈ values were retained in the database with an appropriate flag so that their influence could be reviewed during estimation validation and Mineral Resource classification.

The use of regression-derived unscreened equivalent U₃O₈ values is considered appropriate where supported by paired screened and unscreened U₃O₈ data and where review of the resulting grade populations does not indicate material bias. However, these values are recognised as having lower confidence than direct unscreened U₃O₈ analytical results. Their use is therefore considered during validation and classification rather than being treated as equivalent to direct unscreened data in all respects.

11.3.4 QA/QC Procedures and Data Integrity

The historical sampling and assay database is supported by QA/QC information that included reference materials, blanks, field duplicates, pulp duplicates and laboratory internal checks. Historical sample preparation and analysis were completed by recognised commercial laboratories, including Alex Stewart Assayers Argentina S.A., ALS Chemex and SGS.

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Duplicate sampling indicates that pulp duplicates and duplicate channel samples generally showed good repeatability. Duplicate samples collected from opposite walls of pits and trenches showed greater variation, consistent with the natural heterogeneity of the unconsolidated gravel-hosted mineralization. This is an important consideration for Mineral Resource estimation because sample representativity is affected by both the gravel texture and the fine-grained distribution of carnotite within the sandy matrix.

The historical QA/QC database includes limitations that have been considered during resource estimation and classification. These include the use of different sample types, the relationship between screened and whole-sample grades, variable performance of some in-house standards, the absence of certified vanadium values for some standards, and analytical performance close to the uranium detection limit in parts of the later dataset.

The QPs reviewed the available historical exploration, sampling and assay information and considered the procedures, policies and protocols for historical drilling, sampling and assaying to be sufficient and appropriate for the purposes of this Report. The data are considered suitable for use in geological modelling and Mineral Resource estimation.

11.3.5 Composite Data

Composite data were prepared to provide grade values on a consistent support for exploratory data analysis, variography and grade estimation. The compositing workflow was designed to reflect the shallow, laterally extensive and generally thin geometry of the Laguna Salada mineralization, and to support a two-dimensional style of interpolation within the modelled mineralized domains.

Composites were generated as one composite per sample location within each mineralized domain interval. This means that each pit, trench or drill hole sample location contributed a representative composite for the intersected estimation domain, rather than being composited to a fixed downhole length. This approach is consistent with the 100 m by 100 m by 1 m block model and the variable height sub-blocking used to represent the shallow mineralized horizons.

The same compositing methodology was applied across the Pampa de Arroqui, Laguna Salada and Buried Lake domains. Where the Buried Lake mineralized domain was intersected at depth and the Pampa de Arroqui mineralized domain was present near surface at the same sample location, two composites were generated, one for each domain. This prevented mixing of the near-surface Pampa de Arroqui mineralization with the deeper Buried Lake unconformity-related mineralization.

Unweighted statistical summaries were generated for the full composite dataset and separately for the Pampa de Arroqui (PA), Laguna Salada (LS) and Buried Lake (BL) domains. The U₃O₈ composite dataset was prepared using direct unscreened values and, where required, regression-derived unscreened equivalent values. The V₂O₅ composite dataset used the selected V₂O₅ analytical values from the final estimation dataset, without NT/T screened-to-unscreened regression conversion. Uranium and vanadium grades are reported as U₃O₈ and V₂O₅, respectively, in ppm.

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The full composite dataset contains 1,312 U₃O₈ values and 1,003 V₂O₅ values. U₃O₈ has a mean grade of 118.65 ppm and a median grade of 71.96 ppm. V₂O₅ has a mean grade of 632.41 ppm and a median grade of 552.52 ppm. Summary statistics for the full composite dataset are presented in Table 11-3.

Table 11-3. Summary statistics for the full composite dataset.

Variable	Count	Minimum	Lower Quartile	Median	Mean	Upper Quartile	Maximum	Standard Deviation	Coefficient of Variation
U₃O₈	1,312	3.75	45.33	71.96	118.65	136.16	3,459.60	168.45	1.42
V₂O₅	1,003	116.04	415.95	552.52	632.41	739.34	2,286.29	314.21	0.50

The U₃O₈ composite population comprises 691 values in PA, 437 values in LS and 184 values in BL. The V₂O₅ composite population comprises 528 values in PA, 335 values in LS and 140 values in BL. Domain-specific summary statistics are presented in Table 11-4.

Table 11-4. Composite statistics by domain.

Variable	Domain	Count	Min.	Lower Quartile	Median	Mean	Upper Quartile	Max.	Standard Deviation	Coefficient of Variation
U₃O₈	PA	691	3.75	41.85	59.37	91.24	105.35	1,146.36	98.99	1.08
U₃O₈	LS	437	4.45	51.15	76.06	102.98	135.16	432.45	73.29	0.71
U₃O₈	BL	184	5.14	75.37	151.57	258.76	290.62	3,459.60	361.07	1.40
V₂O₅	PA	528	178.52	398.59	502.53	566.10	659.71	2,286.29	254.99	0.45
V₂O₅	LS	335	116.04	437.37	562.34	639.73	765.85	1,893.33	281.84	0.44
V₂O₅	BL	140	212.44	508.36	774.06	864.98	1,109.64	2,194.21	450.59	0.52

The U₃O₈ population is more variable than the V₂O₅ population in the full dataset and within each domain. This is shown by the higher U₃O₈ coefficients of variation, particularly in BL and PA. The full U₃O₈ dataset is positively skewed, with the mean above the median and maximum values well above the upper quartile, indicating a high-grade upper tail.

The PA domain contains the largest composite population. It has the lowest median U₃O₈ grade of the three domains at 59.37 ppm and a mean of 91.24 ppm. The higher mean relative to the median, and a maximum of 1,146.36 ppm U₃O₈, indicate a positively skewed uranium distribution. PA V₂O₅ grades are less variable, with a mean of 566.10 ppm, median of 502.53 ppm and coefficient of variation of 0.45.

The LS domain has higher median and mean U₃O₈ grades than PA, but lower uranium variability. LS has a median U₃O₈ grade of 76.06 ppm, a mean of 102.98 ppm and the lowest U₃O₈ coefficient of variation at 0.71. This indicates a more consistent uranium distribution relative to PA and BL. LS V₂O₅ grades are also consistent, with a mean of 639.73 ppm, median of 562.34 ppm and coefficient of variation of 0.44.

The BL domain has the highest mean and median grades for both U₃O₈ and V₂O₅. BL has a median U₃O₈ grade of 151.57 ppm and a mean of 258.76 ppm. The maximum U₃O₈ value of 3,459.60 ppm and coefficient of variation of 1.40 indicate a pronounced upper-grade uranium tail. BL also has the highest V₂O₅ grades, with a median of 774.06 ppm, mean of 864.98 ppm and coefficient of variation of 0.52.

Overall, the composite statistics indicate that BL is the highest-grade domain for both uranium and vanadium, LS has the most consistent U₃O₈ distribution, and PA contains the largest composite population but lower median grades. The greater variability and positive skewness of U₃O₈ support separate consideration of uranium grade populations during capping and grade estimation. V₂O₅ grades are comparatively less variable across the three domains and were not treated using the NT/T screened-to-unscreened regression workflow.

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11.4 Estimation Methodology

The estimation of the mineral resource is broken down into the following stages:

●	Validation of the information utilized in the resource and database compilation.

●	Interpretation and 3D modelling of the lithology and mineralization.

●	Development of the estimation domains.

●	Compositing of grade within the domains.

●	Exploratory data analysis.

●	Block model definition.

●	Interpolation of grade within the defined domains.

●	Review and model the variability in the rock density.

●	Evaluation of confidence in the estimation.

●	Model validation.

●	Definition of reasonable prospects of eventual economic extraction.

●	Consideration of modifying factors to the Mineral Resource Statement.

The drilling and sampling data were validated and compiled using GeobankTM data management software. The interpretation and 3D geological modeling were completed using Leapfrog GeoTM software. Statistical studies were performed using MicromineTM tools. The block model, subsequent estimation, and validation were carried out using Leapfrog EdgeTM software. The reasonable prospects of eventual economic extraction were defined using Datamine NPV Scheduler.

11.5 Geological Interpretation and Modelling

Geological modelling was completed in Leapfrog Geo to build a 3D model of the main rock and sediment units at Laguna Salada. The purpose of the model was to show the position of the main geological units, support the interpretation of uranium-vanadium mineralization, and provide a geological framework for the block model and grade estimation.

The geological model was developed using the available trench logging, geochemical, topographic and geological mapping information. The modelling workflow was designed to define the stratigraphic framework controlling mineralization across the Pampa de Arroqui, Laguna Salada and Buried Lake areas. The model also provided a consistent basis for interpreting favourable mineralized horizons and for defining the estimation domains used in the Mineral Resource Estimate.

Because the mineralized horizons and principal stratigraphic units are shallow, thin and generally sub-horizontal, selected Leapfrog Geo model views and geological sections were displayed using a 10× vertical exaggeration (Z-scale = 10.0) to improve visualization of the stratigraphic relationships and mineralized horizons. The vertical exaggeration is applied for display purposes only and does not alter the underlying model coordinates, geological geometry, block model dimensions or grade-estimation parameters.

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The model includes the principal units relevant to the MRE, including soil cover, Gran Laguna Salada Formation, Pampa de Arroqui Formation, Salamanca Formation, basement/tuff units and the interpreted Buried Lake unconformity-related unit. These units help explain the position of the mineralized horizons and the relationship between the shallow gravel-hosted mineralization at Pampa de Arroqui and Laguna Salada, and the deeper unconformity-related mineralization at Buried Lake.

The Pampa de Arroqui and Laguna Salada areas are interpreted as shallow, laterally extensive uranium-vanadium mineralized horizons associated with unconsolidated to weakly consolidated gravel, conglomeratic and sandy sedimentary units. Buried Lake is interpreted as a separate mineralized area developed close to the contact between the Pampa de Arroqui Formation and the underlying Salamanca Formation.

Mineralization solids were modelled separately for the Laguna Salada, Pampa de Arroqui and Buried Lake areas. A 25 ppm U threshold was used to define the mineralized solids, with the modelling guided by trench geochemistry and the interpreted lithological framework. Higher-grade uranium areas were reviewed during the modelling process to understand the location and orientation of increased mineralization; however, these high-grade contacts were not applied as separate estimation domains.

The final geological and mineralization modelling framework supports the separation of the MRE into three principal area-based estimation domains: Pampa de Arroqui, Laguna Salada and Buried Lake. This framework was used to support block model coding, compositing, variography, grade estimation, validation and Mineral Resource classification.

11.5.1 Lithology Model

The lithology model was constructed in Leapfrog Geo to represent the principal stratigraphic and sedimentary units that control the geological setting of the Laguna Salada Mineral Resource areas. The model includes soil cover, Gran Laguna Salada Formation, Pampa de Arroqui Formation, Salamanca Formation, basement/tuff units, gap volumes and the interpreted Buried Lake unconformity-related unit.

The lithology model was based on the available trench logging, geological mapping and geochemical information. A total of 2,051 trenches were compiled, of which 1,917 trenches contained geological logging records suitable for lithological interpretation. The logged trench materials were reviewed and grouped into the principal units used in the geological model. This approach was used to simplify variable field descriptions into consistent model units across the district. An isometric view of the resulting lithology model is shown in Figure 11-2.

The model was constrained by the district-scale geological map and outcrop limits, and was built to respect the interpreted stratigraphic sequence of the Quaternary deposits and the main unconformity contacts. Where geological logging was not available in some trenches, U₃O₈ mineralization was used as an additional guide to support the interpretation of favourable unit continuity in the Laguna Salada, Pampa de Arroqui and Buried Lake areas. The locations of the interpreted lithological sections through the model are shown in Figure 11-3.

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GM_StratModel
Basement (Tuffs)
Fm. Laguna Salada
Fm. Pampa Arroqui
Fm. Salamanca
GAPS
Soil
UDG Buried Lake
Unknown
North (Y)
+5098000
+5096000
+5094000
+5092000
+5090000
+5088000
+5086000
+5084000
+5082000
Elev (Z)
+200
East
+3394000
+3396000
+3398000
+3400000
+3402000
+3404000
+3406000
+3408000
+3410000
+3412000
+3414000
+3416000
Plunge +03
Azimuth 026
0
2500
5000
7500

Figure 11-2. Isometric view of the Laguna Salada lithology model looking towards azimuth 026° with plunge +03°, showing the modelled basement/tuff units, Gran Laguna Salada Formation, Pampa de Arroqui Formation, Salamanca Formation and Buried Lake unconformity-related unit. The view is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).

The basement/tuff units form the older underlying part of the model and are reported to crop out mainly in the western part of the modelled area. These units are not interpreted as the principal host to the current Mineral Resource areas, but they provide the lower geological framework for the modelled stratigraphic sequence.

The Salamanca Formation occurs above or adjacent to the basement/tuff units and is an important stratigraphic unit between the Pampa de Arroqui and Laguna Salada areas. In the model, the Salamanca Formation forms a key lower boundary beneath parts of the younger gravel and conglomeratic units. It is particularly important at Buried Lake, where mineralization is interpreted close to the contact between the Pampa de Arroqui Formation and the Salamanca Formation.

The Gran Laguna Salada Formation is modelled mainly in the Lago Seco area. It is interpreted as an interlayered sequence of conglomerates and fine sandstones, with its modelled width decreasing westward toward the volcanic tuff outcrop. This unit provides the main geological host framework for the Laguna Salada mineralized area.

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+3397500 E
+3405000 E
+3412500 E
GM_StratModel
Basement (Tuffs)
Fm. Laguna Salada
Fm. Pampa Arroqui
Fm. Salamanca
GAPS
Soil
UDG Buried Lake
Unknown
Buried Lake Area
A
A'
B
B'
Lago Seco Area
Guanaco Area
+5092500 N
+5085000 N
Plunge +90
Azimuth 000
Looking down
0
2500
5000
7500
Elev (Z)
+3394000
+3396000
+3398000
+3400000
+3402000
+3404000
+3406000
+3408000
+3410000
+3412000
+3414000
+3416000

Figure 11-3. Plan view of the Laguna Salada lithology model showing the locations of interpreted section lines A-A′ and B-B′ across the Lago Seco, Guanaco and Buried Lake areas (Atticus, 2026).

The Pampa de Arroqui Formation is modelled mainly in the Guanaco area. It is interpreted as a conglomeratic and fine sandstone unit with siltstone in the matrix, and is commonly limited by Salamanca Formation siltstones identified in the trenches. This unit provides the main geological host framework for the Pampa de Arroqui mineralized area.

The Buried Lake unit is interpreted as a thin horizon developed close to the contact between the Pampa de Arroqui Formation and the Salamanca Formation. The unit is described in the geological model as comprising claystone and fine sandstone material with high gypsum content. This supports the interpretation of Buried Lake as a deeper, unconformity-related unit rather than the same near-surface gravel-hosted setting observed across the main Pampa de Arroqui and Laguna Salada areas. The relationship between the Lago Seco and Guanaco areas, and the position of the Buried Lake unit near the Pampa de Arroqui to Salamanca contact, is shown in section A-A′ in Figure 11-4.

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Figure 11-4. Interpreted lithological section A-A′ through the Laguna Salada model, showing the relationship between the Lago Seco and Guanaco areas and the position of the Buried Lake unit near the Pampa de Arroqui Formation to Salamanca Formation contact. The section is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).

The favourable U₃O₈ mineralized horizons are interpreted to be generally flat-lying and laterally continuous, with typical thicknesses of approximately 2 m to 4 metres. These favourable horizons are associated with conglomeratic units and unconformity contacts, particularly near the top of the conglomeratic units and, at Buried Lake, near the Pampa de Arroqui Formation to Salamanca Formation contact. The interpreted unconformity relationships across the Lago Seco and Guanaco areas are shown in section B-B′ in Figure 11-5.

Figure 11-5. Interpreted lithological section B-B′ through the Laguna Salada model, showing the stratigraphic relationship between the Lago Seco and Guanaco areas and the interpreted unconformity surfaces at or near the top of the conglomeratic units. The section is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).

Overall, the lithology model supports the interpretation that the Laguna Salada uranium-vanadium mineralization is closely related to shallow conglomeratic, gravelly and sandy sedimentary units, and locally to unconformity-related positions. The lithology model was therefore used as the geological framework for mineralization modelling, estimation-domain development, block model coding and Mineral Resource estimation.

11.5.2 Mineralization Model

The mineralization model was constructed to represent the distribution and geometry of uranium-vanadium mineralization within the three principal Mineral Resource areas: Pampa de Arroqui, Laguna Salada and Buried Lake. The model was prepared in Leapfrog Geo and was used to support block model coding, compositing, variography, grade estimation and Mineral Resource classification.

The uranium-vanadium mineralization at Laguna Salada is interpreted to be mainly shallow and stratiform, hosted by unconsolidated to weakly consolidated gravel, conglomeratic and sandy sedimentary units. Carnotite is the principal uranium-vanadium mineral identified and occurs mainly as fine-grained coatings, rinds and disseminations within the gravel matrix and on clasts. Mineralization is associated with caliche, gypsum-bearing horizons and near-surface evaporitic conditions in the Pampa de Arroqui and Laguna Salada areas. At Buried Lake, mineralization is interpreted close to the contact between the Pampa de Arroqui Formation and the underlying Salamanca Formation.

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Uranium mineralization was modelled independently for the Laguna Salada, Pampa de Arroqui and Buried Lake areas using trench geochemistry grouped by lithology. A 25 ppm U₃O₈ threshold was applied to define uranium mineralization, and mineralization solids were generated using modelling methodology specific to the creation of extensive thin sedimentary horizons. Higher-grade uranium values were also reviewed to understand the location and orientation of increased mineralization and to support exploration targeting. However, the high-grade contacts reviewed during the modelling process were not applied as separate estimation domains where statistical analysis did not support separate grade populations. The overall mineral-modelling approach is shown in Figure 11-6.

GM_StratModel
Basement (Tuffs)
Fm. Laguna Salada
Fm. Pampa Arroqui
Fm. Salamanca
GAPS
Soil
UDG Buried Lake
Unknown
U3O8_ppm_B
EST discrete
650
250
150
50
25
8
Elev (Z)
+350
+300
5088000
+5086000
+5084000
+3398000
+3400000
+3402000
+3404000
+3406000
Plunge +02
Azimuth 036
0
1250
2500
3750
5000

Figure 11-6. Overview of the Laguna Salada mineralization modelling workflow, showing the distribution of U₃O₈ grade points across the Laguna Salada, Pampa de Arroqui and Buried Lake mineralized areas and the use of a 25 ppm U threshold to support mineralization-solid modelling. The view is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).

At Laguna Salada, uranium mineralization is interpreted mainly within the central Lago Seco area and is closely associated with gypsum-bearing material and a fine-grained matrix. The modelled mineralization solid is interpreted to pinch out toward the southwest. Higher-grade values greater than 150 ppm U₃O₈ have been identified in the northern Lago Seco area and support an exploration target requiring further drill evaluation. The plan-view distribution of U₃O₈ grades and interpreted uranium mobilisation direction at Laguna Salada are shown in Figure 11-7.

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Uranium Mobilization
GM_StratModel
Basement (Tuffs)
Fm. Laguna Salada
Fm. Pampa Arroqui
Fm. Salamanca
GAPS
Soil
UDG Buried Lake
Unknown
U3O8_ppm_B
EST discrete
650
250
150
50
25
8
+3397500 E
+3405000 E
+3412500 E
+5096000
+5094000
+5092000
+5090000
+5088000
+5086000
+5084000
+5082000
+5092500 N
+5085000 N
+3394000
+3396000
+3398000
+3400000
+3402000
+3404000
+3406000
+3408000
+3410000
+3412000
+3414000
+3416000
Elev (Z)
Plunge +90
Azimuth 000
Looking down
0
2500
5000
7500

Figure 11-7. Plan view of the Laguna Salada mineralization model showing U₃O₈ grade distribution across the Lago Seco and adjacent Guanaco areas, with interpreted uranium mobilisation direction overlain on the modelled lithological units. (Atticus, 2026).

At Pampa de Arroqui, uranium mineralization shows a more restricted distribution with a clear southwest to northeast orientation, suggesting possible structural and/or lithological control on mineralization. The modelled mineralization solid is interpreted to narrow and pinch out toward the south and east. The mineralized horizon is interpreted to be mainly hosted near the top of the conglomeratic unit, where siltstone content increases and forms a favourable lithological boundary for uranium deposition. The plan-view distribution of U₃O₈ grades and interpreted uranium mobilisation direction at Pampa de Arroqui are shown in Figure 11-8.

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Uranium
Mobilization
+3397500 E
+3405000 E
+3412500 E
+5092500 N
+5085000 N
ev (Z)
+3394000
+3396000
+3398000
+3400000
+3402000
+3404000
+3406000
+3408000
+3410000
+3412000
+3414000

Figure 11-8. Plan view of the Pampa de Arroqui mineralization model showing U₃O₈ grade distribution across the Guanaco area, with interpreted uranium mobilisation direction overlain on the modelled lithological units (Atticus, 2026).

At Buried Lake, uranium mineralization is concentrated near the base of the Pampa de Arroqui conglomerates and is associated with a 1 m to 2 m thick mudstone unconformity. This setting is different from the shallow gravel-hosted mineralization at Pampa de Arroqui and Laguna Salada, and supports the treatment of Buried Lake as a separate mineralized area. Exploratory data analysis indicates that the Buried Lake uranium population has an elevated mean grade, with values locally exceeding 250 ppm U. The plan-view distribution of U₃O₈ grades relative to the interpreted Buried Lake unit is shown in Figure 11-9.

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Figure 11-9. Plan view of the Buried Lake mineralization model showing U₃O₈ grade distribution across the interpreted Buried Lake unit and adjacent Pampa de Arroqui area (Atticus, 2026).

The mineralization models are consistent with the interpreted geological setting of the Project. Pampa de Arroqui and Laguna Salada represent shallow, laterally extensive uranium-vanadium mineralized areas associated with gravelly, conglomeratic and sandy sedimentary units, whereas Buried Lake represents deeper mineralization associated with the Pampa de Arroqui Formation to Salamanca Formation contact.

The final mineralization modelling framework supports the use of three principal area-based estimation domains: Pampa de Arroqui, Laguna Salada and Buried Lake. V₂O₅ was estimated as a separate variable because vanadium does not show identical grade distribution or spatial continuity to uranium.

11.6 Exploratory Data Analysis and Estimation Domains

Exploratory data analysis was completed for U₃O₈ and V₂O₅ within the Pampa de Arroqui, Laguna Salada and Buried Lake mineralized areas. The purpose of the analysis was to review grade distributions, compare grade variability between areas, assess the behaviour of uranium and vanadium, and support the definition of estimation domains for grade interpolation.

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Exploratory data analysis was completed on the individual mineralized domain wireframes and also considered whether a single combined estimation domain could be used across the three areas. The review indicated that Buried Lake contains a distinct grade population compared with Laguna Salada and Pampa de Arroqui. As a result, the final estimation-domain framework retained three separate area-based estimation domains: Pampa de Arroqui, Laguna Salada and Buried Lake.

The summary statistics reviewed for the estimation domains are presented in Table 11-5. Uranium and vanadium grades are reported as U₃O₈ and V₂O₅, respectively, in ppm. These statistics were used to assess grade variability, upper-tail behaviour and the suitability of the final area-based estimation domains.

Table 11-5. Summary statistics for U₃O₈ and V₂O₅ composites by mineralized area.

Area	Variable	n	Mean (ppm)	Standard Deviation (ppm)	Minimum (ppm)	Maximum (ppm)	Coefficient of Variation
Laguna Salada	U₃O₈	402	72.71	53.43	3.77	363.19	0.73
Laguna Salada	V₂O₅	402	633.62	290.33	116.04	1,893.33	0.46
Pampa de Arroqui	U₃O₈	652	70.04	216.76	3.18	5,344.13	3.09
Pampa de Arroqui	V₂O₅	652	568.76	294.71	178.52	3,804.40	0.52
Buried Lake	U₃O₈	200	267.25	448.81	10.26	3,692.08	1.68
Buried Lake	V₂O₅	200	866.24	503.12	212.44	3,167.11	0.58

The U₃O₈ statistics show clear differences between the three mineralized areas. Laguna Salada has the lowest U₃O₈ variability, with a coefficient of variation of 0.73 and a maximum value of 363.19 ppm U₃O₈. This indicates a more consistent uranium population relative to Pampa de Arroqui and Buried Lake.

Pampa de Arroqui has a mean U₃O₈ grade of 70.04 ppm and a coefficient of variation of 3.09. The high coefficient of variation and maximum value of 5,344.13 ppm U₃O₈ indicate a strongly skewed uranium distribution with a pronounced high-grade upper tail. This upper-tail behaviour was reviewed during exploratory data analysis and is addressed through capping and estimation controls rather than through a separate high-grade estimation domain.

Buried Lake has the highest mean U₃O₈ grade of the three areas at 267.25 ppm. It also has a high coefficient of variation of 1.68 and a maximum value of 3,692.08 ppm U₃O₈. These statistics indicate that Buried Lake contains a higher-grade uranium population and significant grade variability. The distinct grade character of Buried Lake supports retaining it as a separate area-based estimation domain.

The U₃O₈ histograms support the interpretation that uranium grade behaviour is not uniform across the Project. Pampa de Arroqui and Buried Lake show stronger upper-tail behaviour, while Laguna Salada shows a more compact uranium grade distribution. Higher-grade uranium regions were reviewed during the modelling and exploratory data analysis process to understand the location and orientation of increased mineralization. However, the high-grade contacts did not define separate populations suitable for use as estimation domains. The U₃O₈ composite histograms are shown in Figure 11-10.

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Figure 11-10. U₃O₈ composite histograms for the Laguna Salada, Pampa de Arroqui and Buried Lake mineralized areas. The histograms show uranium grade distributions used to review population behaviour, grade variability and upper-tail characteristics within the area-based estimation domains (Atticus, 2026).

The V₂O₅ statistics show lower variability than U₃O₈ in all three areas. The V₂O₅ coefficients of variation range from 0.46 in Laguna Salada to 0.58 in Buried Lake. This indicates that vanadium grades are more consistent than uranium grades and do not show the same degree of high-grade upper-tail behaviour.

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Buried Lake has the highest mean V₂O₅ grade at 866.24 ppm, followed by Laguna Salada at 633.62 ppm and Pampa de Arroqui at 568.76 ppm. This is consistent with the higher uranium grades observed at Buried Lake and supports the interpretation that Buried Lake represents a distinct mineralized area within the overall Laguna Salada Project. The V₂O₅ composite histograms are shown in Figure 11-11.

Figure 11-11. V₂O₅ composite histograms for the Laguna Salada, Pampa de Arroqui and Buried Lake mineralized areas. The histograms show vanadium grade distributions used to review grade variability and support separate estimation of V₂O₅ within the area-based estimation domains (Atticus, 2026).

The correlation between U₃O₈ and V₂O₅ was also reviewed as part of the exploratory data analysis. The available correlation matrix for the composite variables shows a moderate positive correlation between NT-U₃O₈ and NT-V₂O₅, with a correlation coefficient of approximately 0.47. This indicates that uranium and vanadium are related, but not perfectly correlated. As a result, U₃O₈ and V₂O₅ were treated as separate estimated variables rather than being estimated through a single combined grade model. The correlation matrix is presented in Table 11-6.

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Table 11-6. Correlation matrix for NT-V₂O₅ and NT-U₃O₈ composite variables.

Correlation Matrix	NT-V2O5	NT-U3O8
NT-V2O5	1
NT-U3O8	0.467372	1

The correlation coefficient between NT-U₃O₈ and NT-V₂O₅ is approximately 0.47, indicating a moderate positive relationship between uranium and vanadium grades. This means that the two variables are related and commonly occur together, but the relationship is not strong enough to treat them as a single grade population. This supports estimating U₃O₈ and V₂O₅ separately within the same three area-based domains: Pampa de Arroqui, Laguna Salada and Buried Lake.

The exploratory data analysis supports the use of three area-based estimation domains: Pampa de Arroqui, Laguna Salada and Buried Lake. U₃O₈ and V₂O₅ were estimated as separate variables within each domain. The estimation-domain approach is summarized in Table 11-7.

Table 11-7. Estimation-domain approach supported by exploratory data analysis.

Mineralized Area	Final Estimation-Domain Approach	EDA Interpretation
Pampa de Arroqui	Separate U₃O₈ and V₂O₅ estimates within the Pampa de Arroqui domain	U₃O₈ shows upper-tail behaviour and local grade variability, which were managed through capping and estimation controls rather than high-grade/low-grade domaining.
Laguna Salada	Separate U₃O₈ and V₂O₅ estimates within the Laguna Salada domain	U₃O₈ has lower variability than Pampa de Arroqui and Buried Lake. High-grade regions were reviewed but not applied as separate estimation domains.
Buried Lake	Separate U₃O₈ and V₂O₅ estimates within the Buried Lake domain	Buried Lake shows a distinct grade population and geological setting compared with Pampa de Arroqui and Laguna Salada, and was retained as a separate estimation domain.

Overall, the exploratory data analysis indicates that uranium grade behaviour is more variable and more strongly affected by high-grade upper-tail values than vanadium. The final estimation-domain framework therefore uses three area-based domains: Pampa de Arroqui, Laguna Salada and Buried Lake. U₃O₈ and V₂O₅ were estimated separately within these domains, with uranium upper-tail behaviour managed through capping, declustering, estimation controls and validation.

11.7 Contact Analysis, Compositing and Capping

11.7.1 Screened and Unscreened Sample Treatment

The database includes both screened and unscreened U₃O₈ analytical results. Screened samples represent material after a screening stage, while unscreened samples represent the full sample interval and provide the preferred in-situ support for Mineral Resource estimation. The screened and unscreened regression treatment was applied to U₃O₈ only. The NT/T screened-to-unscreened regression workflow was not applied to V₂O₅.

Paired screened and unscreened U₃O₈ results were reviewed by mineralized area to assess the relationship between the two sample types and to support the treatment of screened-only U₃O₈ data in the estimation database. In the regression plots, the x-axis is labelled U₃O₈_T and represents the screened U₃O₈ value, while the y-axis is labelled U₃O₈_NT and represents the not-screened, or unscreened, U₃O₈ value.

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Positive relationships are present in all three mineralized areas, although the strength of the relationship varies. Laguna Salada shows the strongest regression relationship, with an R² value of 0.677 and a correlation coefficient of 0.823. Pampa de Arroqui and Buried Lake show weaker regression relationships, with R² values of 0.207 and 0.869, respectively. The regression results are summarized in Table 11-8.

Table 11-8. Paired screened and unscreened U₃O₈ regression statistics by mineralized area.

Area	Paired Samples	Regression Equation, y = unscreened U₃O₈	R²	Correlation Coefficient
Pampa de Arroqui	766	y = 17.54 + 0.41x	0.207	0.455
Laguna Salada	590	y = 12.05 + 0.61x	0.677	0.823
Buried Lake	95	y = 16.34 + 0.40x	0.869	0.932

The paired screened and unscreened U₃O₈ relationship for Pampa de Arroqui is shown in Figure 11-12. The scattergram shows a positive relationship between screened and unscreened U₃O₈ values, but with considerable scatter around the regression line.

Figure 11-12. Scattergram of screened U₃O₈ versus unscreened U₃O₈ for the Pampa de Arroqui mineralized area. The x-axis represents U₃O₈_T and the y-axis represents U₃O₈_NT (Atticus, 2026).

The paired screened and unscreened U₃O₈ relationship for Laguna Salada is shown in Figure 11-13. Laguna Salada shows the strongest relationship between screened and unscreened values, with the highest R² and correlation coefficient of the three mineralized areas.

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Figure 11-13. Scattergram of screened U₃O₈ versus unscreened U₃O₈ for the Laguna Salada mineralized area. The x-axis represents U₃O₈_T and the y-axis represents U₃O₈_NT (Atticus, 2026).

The paired screened and unscreened U₃O₈ relationship for Buried Lake is shown in Figure 11-14. Buried Lake shows a weaker regression relationship and a high relative precision/error value, indicating that regression-derived unscreened equivalent U₃O₈ values in this area should be interpreted with caution.

The regression review indicates that screened and unscreened U₃O₈ grades are positively related, but that the relationship is not equally strong across the three mineralized areas. Laguna Salada shows the most reliable relationship between screened and unscreened U₃O₈ grades. Pampa de Arroqui has the largest paired-sample population, but the lower R² value indicates greater scatter and a weaker predictive relationship. Buried Lake also shows a weak regression relationship and a high relative precision/error value, indicating that regression-derived unscreened equivalent values in this area will decrease the confidence in the results.

Direct unscreened U₃O₈ analytical results remain the preferred sample support for Mineral Resource estimation. Where screened-only U₃O₈ data were present and no direct unscreened U₃O₈ value was available, area-specific regression relationships were used to estimate an unscreened equivalent U₃O₈ grade. Regression-derived U₃O₈ values were flagged in the estimation database so that their influence could be reviewed during block model validation and Mineral Resource classification.

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# Scattergram _ Buried Lake

SCR U3O8 VS NOT SCR U3O8

y = 16.34 + 0.40x
R² = 0.869133
Precision 103.84%
NOT SCR_U3O8
SCR_U3O8

| Chart: | | $R^2$ | 0.869133 | X Variance | 107392.10 |
|---|---|---|---|---|---|
| File Name | NT_T | Rank Corr Coef (%) | 0.96 | X Std Dev | 327.71 |
| Sample N | 43 | **Y:** | **NT-U3O8** | X Var / Y Var | 5.30 |
| **Model:** | **Linear** | Y Mean | 94.98 | Covariance | 43472.972830 |
| Model | $y = b_0 + b_1x$ | Y Variance | 20247.90 | Precision % | 103.839310 |
| b0 | 16.339145 | Y Standard Deviation | 142.30 | Rank Corr Coef (%) | 0.963606 |
| b1 | 0.404806 | **X:** | **T-U3O8** | | |
| Corr Coeff (R) | 0.932273 | X Mean | 194.27 | | |

Figure 11-14. Scattergram of screened U₃O₈ versus unscreened U₃O₈ for the Buried Lake mineralized area. The x-axis represents U₃O₈_T and the y-axis represents U₃O₈_NT (Atticus, 2026).

In the QP’s opinion, the use of area-specific regression relationships to derive unscreened equivalent U₃O₈ values is valid for the purposes of the MRE where direct unscreened analytical results are not available. The regression-derived values are supported by paired screened and unscreened data, and review of the resulting grade populations and spatial distribution did not identify an obvious inherent bias that would preclude their use. However, regression-derived U₃O₈ values are not considered to have the same confidence as direct unscreened analytical results. Their use is therefore treated as a data-confidence consideration during block model validation and Mineral Resource classification. Blocks estimated using U₃O₈ values calculated from regression-derived screened assay values are restricted to the Inferred category.

11.7.2 Contact Analysis

The three estimations domains, Pampa de Arroqui, Laguna Salada and Buried Lake are separated spatially, but at one location in the deposit the Pampa de Arroqui domain is in contact with Buried Lake. A contact analysis was completed to assess grade behaviour across the boundary between the Buried Lake and Pampa de Arroqui mineralized areas. The available contact plots compare average U₃O₈ grade and sample count by distance from the interpreted contact. Negative distances are on the Buried Lake side of the contact and positive distances are on the Pampa de Arroqui side.

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The contact analysis was reviewed using both screened and unscreened U₃O₈ data. In both plots, the average grade changes across the Buried Lake to Pampa de Arroqui contact, indicating that the two areas represent different grade populations. The unscreened data show higher average U₃O₈ grades on the Buried Lake side close to the contact, with lower and more variable average grades on the Pampa de Arroqui side. The screened-data plot shows the same broad pattern, although the profile is more irregular because of variable sample support in some distance bins.

The screened U₃O₈ contact plot is shown in Figure 11-15. The plot indicates a change in average grade across the interpreted Buried Lake to Pampa de Arroqui contact, with the bars showing sample count and the line showing average grade by distance bin.

Contact Plot
Scr, No grids
Average Grade
Count
Distance from Contact

Figure 11-15. Contact plot for screened U₃O₈ samples across the Buried Lake to Pampa de Arroqui domain boundary. Negative distances are on the Buried Lake side of the contact and positive distances are on the Pampa de Arroqui side; bars show sample count, and the line shows average grade by distance bin (Atticus, 2026).

The unscreened U₃O₈ contact plot is shown in Figure 11-16. The plot supports the same broad interpretation as the screened-data plot and indicates a grade contrast between the Buried Lake and Pampa de Arroqui sides of the interpreted contact.

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Contact Plot
Not Scr
Buried Lake
Pampa Arroqui
Average Grade
Count
Distance from Contact

Figure 11-16. Contact plot for unscreened U₃O₈ samples across the Buried Lake to Pampa de Arroqui domain boundary. Negative distances are on the Buried Lake side of the contact and positive distances are on the Pampa de Arroqui side; bars show sample count, and the line shows average grade by distance bin (Atticus, 2026).

The contrast in average U₃O₈ grade across the contact supports separate treatment of the Buried Lake and Pampa de Arroqui estimation domains. The use of separate domains limits grade sharing across the contact and reduces the risk of smoothing higher Buried Lake uranium grades into the Pampa de Arroqui area.

Based on the available contact plots, a hard-boundary approach is considered appropriate for the Buried Lake to Pampa de Arroqui contact. The same principle is applied where geological interpretation and grade behaviour support separate treatment of distinct mineralized areas. This approach is consistent with the domain framework described in Section 11.5 – Geological Interpretation and Modelling, where Pampa de Arroqui, Laguna Salada and Buried Lake are retained as separate area-based estimation domains, and U₃O₈ and V₂O₅ are estimated separately within those domains.

11.7.3 Compositing and Grade Capping

Compositing was completed to standardise the sample support before exploratory data analysis, variography and grade estimation. The compositing workflow was designed to reflect the shallow, laterally extensive and generally thin geometry of the Laguna Salada mineralization, and to support a two-dimensional style of interpolation within the modelled mineralized domains.

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Composites were generated as one composite per sample location within each mineralized domain interval. This means that each pit, trench or drill hole sample location contributed a representative composite for the intersected estimation domain, rather than being composited to a fixed downhole length. The same compositing methodology was applied across the Pampa de Arroqui, Laguna Salada and Buried Lake domains.

Where the Buried Lake mineralized domain was intersected at depth and the Pampa de Arroqui mineralized domain was present near surface at the same sample location, two composites were generated, one for each domain. This approach prevented mixing of the near-surface Pampa de Arroqui mineralization with the deeper Buried Lake unconformity-related mineralization. An example of the composite support used for the two-dimensional estimation workflow is shown in Figure 11-17.

Figure 11-17. View of U₃O₈ composites in the Pampa de Arroqui estimation domain, showing composite support generated on a one-composite-per-sample-location basis for the two-dimensional estimation workflow. The view is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).

Grade capping was reviewed to reduce the risk of local metal overestimation caused by anomalous, non-representative high-grade outliers during block interpolation. The capping review considered log probability plots, cumulative metal distribution curves and histograms.

The capping review indicated that U₃O₈ contains a more pronounced high-grade upper tail than V₂O₅. Top cuts were therefore applied to U₃O₈ by estimation domain. The applied U₃O₈ caps were selected at distinct high-grade distribution breaks and affected fewer than 1.5% of the total sample population across all domains. The capped values were reviewed spatially and were interpreted to be isolated rather than forming continuous high-grade clusters.

V₂O₅ was not capped. The vanadium grade population has a comparatively low coefficient of variation across the estimation domains and does not show the same degree of extreme upper-tail behaviour observed in U₃O₈. The final grade-capping approach is summarized in Table 11-9.

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Table 11-9. Final grade-capping approach by estimation domain.

Variable	Domain	Cap Applied	Percentile / Basis	Comment
U₃O₈	Buried Lake	1110 ppm	98.50 percentile	Applied to control isolated high-grade outliers in the Buried Lake uranium population.
U₃O₈	Laguna Salada	290 ppm	99.13 percentile	Applied at the interpreted high-grade distribution break in the Laguna Salada uranium population.
U₃O₈	Pampa de Arroqui	560 ppm	99.47 percentile	Applied at the interpreted high-grade distribution break in the Pampa de Arroqui uranium population.
V₂O₅	All domains	No cap applied	Not applicable	No cap was applied because V₂O₅ shows lower variability and no significant extreme upper-tail issue.

The domain-specific U₃O₈ probability plots used to support the selected upper bounds are shown in Figures 11-18 to 11-20. These plots show the upper-tail behaviour of the U₃O₈ populations and the selected capping limits for each estimation domain.

The domain-specific U₃O₈ caps were applied before grade estimation to reduce the influence of isolated high-grade uranium values while retaining the broader grade character of each mineralized population. This approach is consistent with the exploratory data analysis described in Section 11.6 – Exploratory Data Analysis and Estimation Domains, where U₃O₈ was identified as more variable and more strongly affected by upper-tail values than V₂O₅.

Figure 11-18. Buried Lake U₃O₈ probability plot showing the upper-tail distribution and selected upper bound applied to the Buried Lake estimation domain (Atticus, 2026).

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Log Probability of U3O8_Calc in Fm. Laguna Salada: U3O8
Cumulative Probability (percent)
99.8
99.5
99
98
95
90
70
50
30
10
5
2
1
0.5
0.2
10
100
U3O8_Calc in Fm. Laguna Salada: U3O8

Figure 11-19. Laguna Salada U₃O₈ probability plot showing the upper-tail distribution and selected upper bound applied to the Laguna Salada estimation domain (Atticus, 2026).

Log Probability of U3O8_Calc in Fm. Pampa Arroqui: U3O8
Cumulative Probability (percent)
99.8
99.5
99
98
95
90
70
50
30
10
5
2
1
0.5
0.2
10
100
1000
U3O8_Calc in Fm. Pampa Arroqui: U3O8

Figure 11-20. Pampa de Arroqui U₃O₈ probability plot showing the upper-tail distribution and selected upper bound applied to the Pampa de Arroqui estimation domain (Atticus, 2026).

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Overall, the compositing and capping workflow provided a consistent input dataset for variography and grade estimation. Composites were generated on a one-composite-per-sample-location basis within each estimation domain, U₃O₈ was capped using domain-specific upper bounds, and V₂O₅ was left uncapped because its grade distribution is comparatively more stable.

11.8 Specific Gravity

The dataset includes 268 density measurements assigned to the Gran Laguna Salada Formation, Pampa de Arroqui Formation, Salamanca Formation and the UDG Buried Lake unconformity-related unit. The density dataset was reviewed to support the assignment of representative density values to the block model.

Specific gravity and bulk-density determinations were reviewed using the 22 L and 65 L density measurements. The average density results show moderate variation between the main lithological units. The overall dataset has a mean density of 1.712 t/m³, with values ranging from 1.240 t/m³ to 2.095 t/m³. Pampa de Arroqui Formation has the largest number of density measurements, with 163 records and a mean average density of 1.764 t/m³. Gran Laguna Salada Formation has 80 records and a lower mean average density of 1.612 t/m³. The UDG Buried Lake unit has a mean average density of 1.793 t/m³ based on 16 records, while Salamanca Formation has the lowest mean average density of 1.498 t/m³ based on nine records. The distribution of average bulk-density measurements by assigned lithological unit is shown in Figure 11-21.

Figure 11-21. Box and whisker plot of average bulk-density measurements by assigned lithological unit (Atticus, 2026).

The average density distribution indicates that Pampa de Arroqui Formation and the UDG Buried Lake unit are generally denser than Gran Laguna Salada Formation and Salamanca Formation material (Table 11-10). Pampa de Arroqui Formation has a relatively tight interquartile range and a median average density of 1.780 t/m³. Gran Laguna Salada Formation has a wider spread, with a median average density of 1.609 t/m³. Salamanca Formation has the lowest median average density at 1.532 t/m³, although this population is based on only nine measurements. The UDG Buried Lake unit has a median average density of 1.797 t/m³ and the lowest coefficient of variation among the reported lithological groups, but the sample population is small.

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Table 11-10. Summary of average bulk-density measurements by assigned lithological unit.

Assigned Lithological Unit	Number of Measurements	Mean Density (t/m³)	Minimum Density (t/m³)	Maximum Density (t/m³)	Median Density (t/m³)	Coefficient of Variation
Laguna Salada Formation	80	1.612	1.240	1.888	1.609	0.098
Pampa de Arroqui Formation	163	1.764	1.306	2.095	1.780	0.082
Salamanca Formation	9	1.498	1.270	1.757	1.532	0.121
UDG Buried Lake	16	1.793	1.561	2.006	1.797	0.054
All measurements	268	1.712	1.240	2.095	1.755	0.098

The 22 L and 65 L density determinations were also compared by lithological unit. The two determinations show broadly consistent density patterns, with the same general relationship between the main units. Pampa de Arroqui Formation and the UDG Buried Lake unit generally have higher density values than Laguna Salada Formation and Salamanca Formation. In each lithological unit, the 22 L mean density is slightly higher than the corresponding 65 L mean density. The comparison of 22 L and 65 L density measurements is shown in Figure 11-22 and Table 11-11.

Figure 11-22. Box and whisker comparison of 22 L and 65 L bulk-density measurements by assigned lithological unit (Atticus, 2026).

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Table 11-11. Summary of 22 L and 65 L bulk-density measurements by assigned lithological unit.

Assigned Lithological Unit	Density Determination	Number of Measurements	Mean Density (t/m³)	Minimum Density (t/m³)	Maximum Density (t/m³)	Median Density (t/m³)	Coefficient of Variation
Gran Laguna Salada Formation	22 L	80	1.634	1.250	1.943	1.623	0.107
Gran Laguna Salada Formation	65 L	80	1.590	1.231	1.874	1.610	0.095
Pampa de Arroqui Formation	22 L	163	1.796	1.382	2.259	1.820	0.091
Pampa de Arroqui Formation	65 L	163	1.733	1.231	1.969	1.754	0.081
Salamanca Formation	22 L	9	1.509	1.294	1.776	1.561	0.123
Salamanca Formation	65 L	9	1.488	1.246	1.738	1.503	0.120
UDG Buried Lake	22 L	16	1.812	1.382	2.083	1.822	0.083
UDG Buried Lake	65 L	16	1.774	1.626	1.928	1.785	0.042

The comparison of the 22 L and 65 L measurements supports the use of the average density field for block-model tonnage estimation, provided that the final density assignment is applied consistently by lithological unit or density domain. Pampa de Arroqui Formation provides the strongest statistical support because it has the largest number of density measurements. Gran Laguna Salada Formation is also reasonably supported. Salamanca Formation and the UDG Buried Lake unit have smaller sample populations, and this was considered when assigning density to blocks within those units.

Overall, the available density data support the use of lithology-based density assignment for the Mineral Resource Estimate. The Pampa de Arroqui Formation and UDG Buried Lake unit are generally denser than the Gran Laguna Salada Formation and Salamanca Formation, while the Salamanca Formation has the lowest average density in the dataset.

11.9 Block Modelling

The block model was defined to cover the modelled mineralized areas and the relevant geological model extents used for the U₃O₈ and V₂O₅ estimation domains. The block model was constructed as an unrotated grid. The position of the block model within the Laguna Salada Project is shown in Figure 11-23. The block model covers a surface area of about 9,042 ha which represents about 4.3% of the total Property area.

The parent block size is 100 m by 100 m by 1 metres. The horizontal parent block dimensions reflect the broad, laterally extensive nature of the Laguna Salada mineralization and were selected with consideration of the general sample spacing across the Project. The 100 m by 100 m horizontal block size represents approximately half of the average sample spacing in the better-informed parts of the model and is considered suitable for the scale of the Mineral Resource Estimate. The 1 m vertical parent block height provides suitable resolution for the shallow and relatively thin mineralized horizons.

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3400000
3450000
5100000
Laguna Salada Claims
Laguna Salada Project
Laguna Salada Resources Outline
Jβ
Jv
KE
K2c
Qp
NQf
Qf
Agua
Ql
N2c
Py
E1S
Ec
Q1f
K1c
0
10
20 km

## Legend

- Resources Outline
- NQf - Terraced fluvial deposits
- N2c - Clastic sedimentary rocks, loess and sands
- KE - Marine and continental sedimentary rocks with alkaline volcanic interbedding
- K2c - Continental epiclastic sedimentary rocks
- K1c - Continental sedimentary rocks
- Jv - Acid to intermediate volcanic and pyroclastic rocks
- E1S - Continental epiclastic sedimentary rocks and pyroclastic rocks
- Ql - Lacustrine deposits
- Qp - Pediment cover deposits
- Qf - Coastal sand-silt deposits
- Py - Acid to mesosiliceous plutonic rocks
- JB - Intermediate to basic volcanic pyroclastic rocks, with interbedded continental sedimentary rocks
- Agua - Water bodies / Lagoons

# LAGUNA SALADA PROJECT

| | |
|---|---|
| **Access to Laguna Salada Project** | Posgar 94 Argentina 3 |
| | 2026 |

ATTICUS GEOSCIENCE CONSULTING

Caracle Creek Chile — Integrated Exploration & Mining Services

Figure 11-23. Location of the Laguna Salada resource block model within the Project concessions (Atticus, 2026).

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Sub-blocking was applied to improve the representation of geological surfaces, mineralization domains and topographic constraints within the model. The block model uses a sub-blocking factor of 4 in the X direction and 4 in the Y direction, giving a minimum horizontal sub-block size of 25 m by 25 metres. Variable sub-blocking was applied in the Z direction, with a minimum vertical block size of 0.25 metres. This vertical sub-blocking approach supports the representation of the shallow, thin and locally variable mineralized horizons and is consistent with the two-dimensional style of interpolation used for grade estimation.

The block model origin is 3,393,200 mE, 5,080,900 mN and 400 m Reduced Level (“RL”). The model contains 6,652,620 blocks. The block model definition parameters are summarized in Table 11-12.

Table 11-12. Parameters for the Laguna Salada unrotated block model.

	Block Model - No Rotation
	Origin Min Centre	Block Size	Factor Sub-Block	Min Block Size
X Coordinate	3,393,200	100 m	4	25 m
Y Coordinate	5,080,900	100 m	4	25 m
Z Coordinate	400	1 m	Variable	0.25 m
N° of blocks	6,652,620 blocks

The block model was coded using the geological and mineralization models described in Section 11.5 – Geological Interpretation and Modelling. The coded block model provides the framework for assigning estimation domains, density values, grade estimates and classification criteria. The block dimensions and sub-blocking strategy are considered appropriate for representing the broad, shallow and laterally continuous style of uranium-vanadium mineralization at Laguna Salada.

The block model geometry and block size were also reviewed in the context of the estimation strategy and QKNA work. This review supports the use of the selected block size for the current MRE, while recognising that the thin vertical geometry of the mineralized horizons requires careful treatment through vertical sub-blocking and domain coding.

11.10 Variography

Variography was completed for U₃O₈ and V₂O₅ to assess grade continuity within the principal mineralized areas and to support the search strategy used for grade estimation. Variograms were reviewed for the Buried Lake, Laguna Salada and Pampa de Arroqui estimation domains using the calculated U₃O₈ and V₂O₅ grade values.

The variography was completed using processed input data prepared for estimation. U₃O₈ variography used capped and declustered data, while V₂O₅ variography used the corresponding declustered dataset without grade capping, as no V₂O₅ cap was applied. This approach is consistent with the capping and declustering workflow described in Section 11.7 – Contact Analysis, Compositing and Capping.

The Laguna Salada mineralization is shallow, thin and laterally extensive. The mineralized horizons are typically only a few metres thick, and the available sample support does not allow reliable modelling of vertical continuity. Variography was therefore completed in a two-dimensional planar framework. The variogram plane was set horizontally, with dip 0° and azimuth 0°, and the minor axis was fixed at a nominal 1 metre. This treatment reflects the broad lateral continuity and limited vertical thickness of the mineralized horizons.

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Omnidirectional variography was applied because the approximate 200 m average sample spacing does not reliably support the resolution of short-range directional structures. A 90° in-plane angular tolerance was used, with no bandwidth constraint, so the major and semi-major axes were treated as equivalent. This approach reduces the risk of over-interpreting directional anisotropy from sparse or irregularly spaced data.

A lag distance of 200 m was applied to reflect the approximate sample spacing, with a lag tolerance of 50%. A total of 22 lags was used to capture long-range continuity over the regional scale of the mineralized system, extending to approximately 4,000 metres. The variogram modelling parameters are summarized in Table 11-13.

Table 11-13. Summary of variography input settings and experimental parameters.

Parameter	U₃O₈ approach	V₂O₅ approach
Estimation domains	Buried Lake, Laguna Salada and Pampa de Arroqui	Buried Lake, Laguna Salada and Pampa de Arroqui
Input data	Calculated U₃O₈ values after capping and declustering	Calculated V₂O₅ values after declustering; no capping applied
Variography framework	Two-dimensional planar	Two-dimensional planar
Plane orientation	Dip 0°, azimuth 0°	Dip 0°, azimuth 0°
Minor axis	Fixed at nominal 1 m	Fixed at nominal 1 m
Directional treatment	Omnidirectional, in-plane	Omnidirectional, in-plane
Angular tolerance	90°	90°
Bandwidth	No bandwidth constraint	No bandwidth constraint
Lag distance	200 m	200 m
Lag tolerance	50%	50%
Number of lags	22	22
Empirical nugget	Approximately 40% of total variance	Approximately 30% of total variance
Model structure	Up to two nested spherical structures; correlogram review used where experimental variograms were noisy	Up to two nested spherical structures; correlogram review used where experimental variograms were noisy
Fitting priority	Emphasis on robust pair counts and long-range structure at the total variance sill	Emphasis on robust pair counts and long-range structure at the total variance sill

The empirical variograms show variable quality between domains and elements. This is expected because the deposit geometry and sample spacing impose limits on the resolution of short-range continuity. The shallow vertical profile means that the variograms are mainly describing lateral grade continuity rather than true three-dimensional continuity. The use of omnidirectional variograms is therefore considered appropriate for the current stage of modelling.

For U₃O₈, the Buried Lake population is more variable and the variogram response is less stable than for Laguna Salada and Pampa de Arroqui. A correlogram was reviewed for Buried Lake U₃O₈ to support interpretation of spatial continuity where the experimental variogram was noisy. Laguna Salada and Pampa de Arroqui show more coherent long-range lateral continuity, although the short-range behaviour remains limited by the sample spacing.

For V₂O₅, the variograms are generally more stable than the U₃O₈ variograms, consistent with the lower coefficient of variation observed in the V₂O₅ composite populations. Separate V₂O₅ variograms were nevertheless reviewed for each domain because vanadium was estimated as a separate variable and does not have identical grade continuity to uranium.

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The domain-specific variography review is summarized in Table 11-14.

Table 11-14. Summary of variogram model interpretation by estimation domain.

Domain	U₃O₈ Variography Interpretation	V₂O₅ Variography Interpretation	Estimation Implication
Buried Lake	U₃O₈ shows higher variability and a less stable experimental structure; a correlogram was reviewed to support continuity interpretation.	V₂O₅ shows comparatively more stable continuity but remains limited by the available sample spacing.	Variography supports separate treatment of Buried Lake and a more cautious classification approach.
Laguna Salada	U₃O₈ shows laterally continuous behaviour in the two-dimensional plane, with continuity interpreted over longer ranges.	V₂O₅ shows stable lateral continuity and lower variability than U₃O₈.	Variography supports the Laguna Salada domain as a separate estimation domain with domain-specific search parameters.
Pampa de Arroqui	U₃O₈ shows coherent lateral continuity within the two-dimensional modelling framework, although short-range directionality is not reliably resolved.	V₂O₅ shows comparatively stable continuity and supports separate estimation of vanadium within the same domain.	Variography supports the Pampa de Arroqui domain as a separate estimation domain with domain- specific search parameters.

The Buried Lake U₃O₈ correlogram is shown in Figure 11-24. The figure illustrates the rapid reduction in correlation at short distances and the long-range behaviour used to support the Buried Lake U₃O₈ spatial model.

Figure 11-24. Horizontal major-axis correlogram for calculated U₃O₈ values in the Buried Lake estimation domain, used to support the two-dimensional omnidirectional variography workflow (Atticus, 2026).

The Laguna Salada U₃O₈ variogram is shown in Figure 11-25. The variogram shows a progressive increase in semi-variance with distance and supports the interpretation of lateral grade continuity within the Laguna Salada domain.

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Figure 11-25. Horizontal major-axis variogram for calculated U₃O₈ values in the Laguna Salada estimation domain, showing the fitted model used to support grade-continuity interpretation (Atticus, 2026).

The Pampa de Arroqui U₃O₈ variogram is shown in Figure 11-26. The variogram supports the interpretation of lateral grade continuity within the Pampa de Arroqui domain, while also reflecting the limitations imposed by sample spacing.

Figure 11-26. Horizontal major-axis variogram for calculated U₃O₈ values in the Pampa de Arroqui estimation domain, showing the fitted model used to support grade-continuity interpretation (Atticus, 2026).

The Buried Lake V₂O₅ variogram is shown in Figure 11-27. The V₂O₅ variography supports separate modelling of vanadium within the Buried Lake domain, while recognising the relatively limited sample support in this area.

Figure 11-27. Horizontal major-axis variogram for calculated V₂O₅ values in the Buried Lake estimation domain, showing the fitted model used to support vanadium grade-continuity interpretation (Atticus, 2026).

The Laguna Salada V₂O₅ variogram is shown in Figure 11-28. The variogram shows comparatively stable lateral continuity and supports the estimation of V₂O₅ as a separate variable within the Laguna Salada domain.

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Figure 11-28. Horizontal major-axis variogram for calculated V₂O₅ values in the Laguna Salada estimation domain, showing the fitted model used to support vanadium grade-continuity interpretation (Atticus, 2026).

The Pampa de Arroqui V₂O₅ variogram is shown in Figure 11-29. The variogram supports the interpretation of lateral vanadium continuity within the Pampa de Arroqui domain and was used together with the U₃O₈ variography to guide estimation.

Figure 11-29. Horizontal major-axis variogram for calculated V₂O₅ values in the Pampa de Arroqui estimation domain, showing the fitted model used to support vanadium grade-continuity interpretation (Atticus, 2026).

Overall, the variography supports the use of three separate area-based estimation domains: Buried Lake, Laguna Salada and Pampa de Arroqui. U₃O₈ and V₂O₅ were modelled separately because they show different variability and grade-continuity behaviour. The variogram models were used to support the ordinary kriging estimation strategy, including the domain-specific search ranges and estimation passes described in Section 11.11 – Estimation Strategy.

The variography should be interpreted in the context of the deposit geometry and sample spacing. The shallow, laterally extensive mineralized horizons are better represented using a two-dimensional planar variography approach than by attempting to model vertical continuity from limited vertical sample support. The selected omnidirectional workflow is therefore considered appropriate for the current MRE and avoids over-interpreting directional continuity that is not reliably supported by the available data.

11.11 Estimation Strategy

The grade estimation strategy was developed to reflect the shallow, laterally extensive and relatively thin geometry of the Laguna Salada uranium-vanadium mineralization. Estimation was completed separately within the three principal estimation domains: Pampa de Arroqui, Laguna Salada and Buried Lake. These domains are based on the geological and mineralization models described in Section 11.5 – Geological Interpretation and Modelling and the exploratory data analysis described in Section 11.6 – Exploratory Data Analysis and Estimation Domains.

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U₃O₈ and V₂O₅ were estimated as separate variables within each domain. This approach was applied because uranium and vanadium show different statistical behaviour and grade-continuity characteristics. U₃O₈ shows stronger upper-tail variability and required domain-specific grade capping, while V₂O₅ shows lower variability and did not require capping. The estimation strategy therefore treats both variables separately while maintaining consistent domain and block-population controls.

The final estimation strategy does not use separate high-grade and low-grade estimation domains. High-grade U₃O₈ regions were reviewed during geological modelling and exploratory data analysis to understand areas of increased grade and potential exploration significance; however, statistical review did not support using these high-grade contacts as separate estimation domains. The final estimate therefore uses the three area-based domains of Pampa de Arroqui, Laguna Salada and Buried Lake.

Ordinary Kriging (OK) was used as the primary grade-estimation method. A Nearest Neighbour (NN) estimate was also generated for validation purposes. The NN estimate was used to compare local and global grade behaviour against the OK estimate and to support review of smoothing, bias and domain-scale estimation performance.

The estimation workflow was designed as a two-dimensional interpolation approach. This reflects the shallow and thin nature of the mineralized horizons, the broad lateral extent of mineralization and the limited support for modelling vertical grade continuity. The interpolation plane was set horizontally, with dip 0°, azimuth 0° and pitch 0°. This approach is consistent with the two-dimensional variography described in Section 11.10 - Variography.

The estimation strategy was also guided by Quantitative Kriging Neighbourhood Analysis (QKNA). The QKNA review was used to assess search ranges, sample requirements, kriging variance, slope of regression, kriging efficiency and the level of confidence that could reasonably be assigned to estimated blocks. The QKNA results indicated that the current sample density does not support a Measured classification. As a result, the estimation workflow was structured to support Indicated and Inferred classification only, with a final unclassified fill pass used to populate peripheral blocks within the geological wireframes.

The final estimation strategy used three estimation passes, labelled Pass 2, Pass 3 and Pass 4. Pass 2 was designed to support Indicated classification where sample support and estimation quality were adequate. Pass 3 was designed to support Inferred classification using expanded search ranges. Pass 4 was used as a global fill pass only and was not used to support classified Mineral Resources.

11.11.1 Estimation Methodology

Ordinary Kriging was completed for U₃O₈ and V₂O₅ within the Pampa de Arroqui, Laguna Salada and Buried Lake estimation domains. The estimation was completed using the processed composite dataset described in Section 11.7 – Contact Analysis, Compositing and Capping, including capped U₃O₈ values, uncapped V₂O₅ values and declustered inputs used to support variography and estimation review.

The OK interpolation was completed using a strict two-dimensional estimation framework. The estimation plane was horizontal, with dip 0°, azimuth 0° and pitch 0°. The variogram models described in Section 11.10 – Variography, were applied within this framework. Block discretization was set to 5 by 5 by 1 to provide suitable support for the 100 m by 100 m by 1 m parent block size described in Section 11.9 – Block Modelling.

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V₂O₅ was estimated using its own element-specific variogram models. However, the V₂O₅ estimate used the same search ranges as U₃O₈ within each domain. This was done to maintain a consistent estimated block population between uranium and vanadium and to avoid mismatched block coverage between the two variables.

The QKNA results used to support the estimation setup are summarized in Table 11-15. These results show the pass volumes, average U₃O₈ grades, kriging variance, slope of regression, kriging efficiency and sum of negative weights. The results indicate that the sum of negative weights is effectively zero across the domains. Kriging efficiency is variable and commonly negative, particularly in Buried Lake, and the slope of regression is weaker in Buried Lake than in Laguna Salada and Pampa de Arroqui. These results reflect the current sample spacing and variable sample support, and were considered during Mineral Resource classification.

Table 11-15. Summary of QKNA results by estimation domain and pass.

Domain	Pass	Volume (Mm³)	U₃O₈ Grade (ppm)	Kriging Variance	Slope of Regression	Kriging Efficiency	Sum of Negative Weights
Buried Lake	Pass 2	0.4	256	0.487	0.194	-0.532	0.000
	Pass 3	12.3	198	0.516	0.101	-0.625	0.000
	Pass 4	4.8	163	0.425	0.010	-0.337	0.000
Laguna Salada	Pass 2	16.0	84	0.552	0.407	-0.056	0.000
	Pass 3	26.8	70	0.542	0.392	-0.036	0.000
	Pass 4	0.0	44	1.523	0.000	-1.911	0.000
Pampa de Arroqui	Pass 2	27.8	64	0.449	0.637	0.183	0.000
	Pass 3	15.8	78	0.577	0.362	-0.049	0.000
	Pass 4	0.1	80	0.697	0.000	-0.267	0.000

The QKNA results show that estimation confidence varies by domain. Pampa de Arroqui has the strongest slope of regression in Pass 2 and therefore provides better support for higher-confidence classification where other geological and data-quality criteria are also satisfied. Laguna Salada shows moderate QKNA support in Pass 2 and Pass 3. Buried Lake has weaker QKNA performance and higher grade variability, and therefore requires more cautious classification.

The final search strategy is summarized in Table 11-16. All passes used a maximum vertical search range of 10 m, reflecting the shallow and planar nature of the deposit. Pass 2 search ranges were limited to the first variogram structure and required a minimum of four composites. Pass 3 search ranges were expanded to the full variogram range and required a minimum of two composites. Pass 4 used a broad 5,000 m search range with a minimum of one composite and was used only to populate remaining peripheral blocks.

Table 11-16 Estimation search strategy by domain and pass.

Domain	Pass	Classification Target	Horizontal Search Range	Vertical Search Range	Minimum Composites	Maximum Composites	Sector Search	Maximum per Sector
Buried Lake	Pass 2	Indicated	140 m	10 m	4	12	Quadrant	3
	Pass 3	Inferred	600 m	10 m	2	15	Quadrant	5
	Pass 4	Global fill, unclassified	5,000 m	10 m	1	20	None	None

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Domain	Pass	Classification Target	Horizontal Search Range	Vertical Search Range	Minimum Composites	Maximum Composites	Sector Search	Maximum per Sector
Laguna Salada	Pass 2	Indicated	290 m	10 m	4	12	Quadrant	3
	Pass 3	Inferred	3,600 m	10 m	2	15	Quadrant	5
	Pass 4	Global fill, unclassified	5,000 m	10 m	1	20	None	None
Pampa de Arroqui	Pass 2	Indicated	380 m	10 m	4	12	Quadrant	3
	Pass 3	Inferred	2,600 m	10 m	2	15	Quadrant	5
	Pass 4	Global fill, unclassified	5,000 m	10 m	1	20	None	None

The Pass 2 search was intended to estimate blocks with stronger local support. The minimum requirement of four composites and the use of quadrant sectoring were applied to reduce the influence of clustered samples and to improve spatial balance around each estimated block. The maximum of three composites per quadrant limited excessive weighting from any single direction.

The Pass 3 search was intended to estimate blocks with broader geological continuity but lower local sample support. The minimum sample requirement was reduced to two composites, and the search range was expanded to the full modelled variogram range. Quadrant sectoring was retained to maintain spatial balance.

The Pass 4 search was used as an unclassified global fill pass. This pass used a 5,000 m horizontal search range and a minimum of one composite to populate remaining peripheral blocks within the modelled mineralized wireframes. Blocks estimated only in this pass were not used to support classified Mineral Resources.

The estimation methodology is considered appropriate for the current MRE because it reflects the geometry of the deposit, the sample spacing, the variography and the classification confidence. The approach avoids over-interpreting short-range directional continuity, maintains separate treatment of the three principal mineralized areas, estimates U₃O₈ and V₂O₅ separately, and uses QKNA-supported search parameters to guide confidence in the estimated blocks.

11.12 Block Model Validation

The block model estimation was validated using the following techniques:

1.	Visual Validation: inspection of the estimated block grades relative to the assay composites.

2.	Statistical Validation: comparison of sample composite means against estimated means from each of the block model domains.

3.	Swath Plots: evaluation of the block model grade profiles in an east-west axis against a Nearest Neighbour (NN) estimation and assay composites.

11.12.2 Visual Validation

Visual validation was completed by comparing estimated U₃O₈ block grades with the informing U₃O₈ composite grades in plan view for the Buried Lake, Laguna Salada and Pampa de Arroqui estimation domains. Plan-view validation was used because the mineralized domains are shallow, relatively thin and laterally extensive, and because the grade estimation was completed using a two-dimensional interpolation approach (Figure 11-30 to Figure 11-32).

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U3O8_ppm
_BEST discr...
650
250
150
100
50
25
10
Plunge +56
Azimuth 001
0
1250
2500
3750
5000

Figure 11-30. Plan view of the Buried Lake block model showing estimated U₃O₈ block grades with informing U₃O₈ composite grades overlain (Atticus, 2026).

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Figure 11-31. Plan view of the Laguna Salada block model showing estimated U₃O₈ block grades with informing U₃O₈ composite grades overlain (Atticus, 2026).

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Figure 11-32. Plan view of the Pampa de Arroqui block model showing estimated U₃O₈ block grades with informing U₃O₈ composite grades overlain (Atticus, 2026).

The review indicates that the estimated U₃O₈ block grades broadly reproduce the spatial grade patterns observed in the composite data. Higher-grade blocks generally occur close to higher-grade composite support, while lower and moderate grade blocks reflect the broader mineralized-domain continuity. No significant visual validation issues were identified from the plan-view review.

The Buried Lake domain contains higher-grade U₃O₈ blocks than the other domains and these are generally associated with elevated composite grades. However, sample support is sparser and grade variability is higher, and this was considered during classification. The Laguna Salada and Pampa de Arroqui domains show broader low to moderate grade continuity with localised higher-grade areas supported by nearby composites. Overall, the visual validation supports the reasonableness of the U₃O₈ block estimate and should be considered together with the statistical and swath plot validation described in the following sections.

11.12.3 Statistical Validation

Statistical validation was completed by comparing the mean grades of the input composites with the corresponding mass-weighted Ordinary Kriging block-model means for U₃O₈ and V₂O₅ (Table 11-17). The comparison was completed separately for the Pampa de Arroqui, Laguna Salada and Buried Lake estimation domains and at the overall model scale to assess whether the estimated block model reproduces the general grade tenor of the informing data. Block-model means were mass-weighted using the assigned specific gravity values.

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The U₃O₈ block-model means are lower than the corresponding input composite means in each of the three mineralized areas. At Pampa de Arroqui, the composite mean is 64.54 ppm compared with a mass-weighted block-model mean of 59.78 ppm, representing a difference of approximately -7.38%. At Laguna Salada, the composite mean is 77.39 ppm compared with a block-model mean of 68.19 ppm, representing a difference of approximately -11.89%. At Buried Lake, the composite mean is 198.80 ppm compared with a block-model mean of 179.43 ppm, representing a difference of approximately -9.74%.

The lower U₃O₈ block-model means are consistent with the smoothing expected during Ordinary Kriging, whereby local higher-grade composite values are moderated during interpolation. The greatest relative difference occurs at Laguna Salada, while Buried Lake retains the highest average U₃O₈ grade in both the composite and block-model populations.

For V₂O₅, the mass-weighted block-model means show relatively close agreement with the input composite means at Pampa de Arroqui and Laguna Salada. At Pampa de Arroqui, the block-model mean is approximately 5.88% lower than the composite mean, while at Laguna Salada the difference is approximately -2.18%. Buried Lake shows a different response, with the mass-weighted block-model mean approximately 10.98% higher than the corresponding composite mean.

Table 11-17. Comparison of input composite means and mass-weighted block-model means for U₃O₈ and V₂O₅ by mineralized area (Atticus, 2026).

Mineralized Area	Input Composite U₃O₈ Mean (ppm)	Block Model U₃O₈ Mean (ppm)	Difference U₃O₈ (%)	Input Composite V₂O₅ Mean (ppm)	Block Model V₂O₅ Mean (ppm)	Difference V₂O₅ (%)
Pampa de Arroqui	64.54	59.78	-7.38%	566.10	532.79	-5.88%
Laguna Salada	77.39	68.19	-11.89%	639.73	625.77	-2.18%
Buried Lake	198.80	179.43	-9.74%	864.98	959.92	+10.98%
All Areas:	87.45	84.24	-3.66%	632.41	644.51	+1.91%

Overall, the statistical validation indicates reasonable agreement between the input composite grades and the mass-weighted Ordinary Kriging block estimates at the project scale. The overall U₃O₈ block-model mean is approximately 3.66% lower than the input composite mean, while the overall V₂O₅ block-model mean is approximately 1.91% higher. These results should be considered together with the visual validation and swath-plot validation when assessing the overall performance of the block-model estimate.

11.12.4 Swath Plots (Spatial Validation)

Swath plot validation was completed for U₃O₈ to assess whether the Ordinary Kriging (OK) block estimates reproduce the main spatial grade trends shown by the informing data. The validation was completed using horizontal swaths, which is consistent with the shallow, laterally extensive geometry of the Laguna Salada mineralized domains and the two-dimensional estimation approach used for the Mineral Resource Estimate.

The swath plots were reviewed globally and separately for the Buried Lake, Laguna Salada and Pampa de Arroqui estimation domains. The plots compare the OK block estimate with the Nearest Neighbour (NN) estimate and, where shown, the capped and declustered U₃O₈ composite trend. The bars show the relative block volume within each swath.

The global U₃O₈ swath plot indicates that the OK estimate broadly follows the main grade trends shown by the NN estimate. The OK estimate is smoother than the NN estimate, which is expected for an interpolated block model. The highest-grade swaths are reproduced by the OK estimate, although local short-range peaks are smoothed. The global swath validation is shown in Figure 11-33.

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Figure 11-33. Global U₃O₈ swath plot validation in the X direction, comparing OK and NN estimates with block volume by swath (Atticus, 2026).

The Buried Lake swath plot shows higher U₃O₈ grades and stronger local grade variability than the other domains. The OK estimate follows the broad trend of the NN and capped/declustered composite data, but local differences are present where sample support is more limited. This is consistent with the higher variability and lower estimation confidence noted for the Buried Lake domain. The Buried Lake swath validation is shown in Figure 11-34.

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Figure 11-34. Buried Lake U₃O₈ swath plot validation in the X direction, comparing OK, NN and capped/declustered composite trends with block volume by swath (Atticus, 2026).

The Laguna Salada swath plot shows reasonable agreement between the OK estimate and the informing grade trends. The OK estimate reproduces the broad increase and decrease in grade across the domain, while smoothing local peaks shown by the NN and composite trends. The Laguna Salada swath validation is shown in Figure 11-35.

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Figure 11-35. Laguna Salada U₃O₈ swath plot validation in the X direction, comparing OK, NN and capped/declustered composite trends with block volume by swath (Atticus, 2026).

The Pampa de Arroqui swath plot shows that the OK estimate generally follows the main spatial grade pattern across the domain. Local differences are present in swaths with fewer informing data or stronger grade variation, but the OK estimate does not show obvious material over- or under-estimation at the domain scale. The Pampa de Arroqui swath validation is shown in Figure 11-36.

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Figure 11-36. Pampa de Arroqui U₃O₈ swath plot validation in the X direction, comparing OK, NN and capped/declustered composite trends with block volume by swath (Atticus, 2026).

Overall, the U₃O₈ swath plots support the use of the OK estimate for Mineral Resource reporting. The OK block estimates reproduce the broad spatial grade trends observed in the informing data, with expected smoothing of local short-range grade peaks. Minor local differences occur mainly where sample support is weaker, and these were considered together with the visual validation, statistical validation and Mineral Resource classification.

11.13 Mineral Resource Classification

The Mineral Resource for the Laguna Salada Uranium-Vanadium Project was classified in accordance with the CIM Definition Standards for Mineral Resources and Mineral Reserves (CIM, 2014), with consideration of the CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines (CIM, 2019). Mineral Resources have been classified into Indicated and Inferred categories. No Measured Mineral Resources have been classified.

Classification was assigned within the interpreted Laguna Salada, Pampa de Arroqui and Buried Lake estimation domains. The classification considered geological confidence, mineralized-domain geometry, sample distribution, sample support, data quality, grade continuity, variography, Quantitative Kriging Neighbourhood Analysis (QKNA), estimation pass, block model validation and confidence in the estimated block grades.

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The QKNA review indicated that the current sample density does not support a Measured classification. In general, a sample distribution of approximately 200 m by 200 m may support Indicated classification where variance is low and kriging behaviour is robust. A sample distribution of approximately 400 m by 400 m may support Inferred classification where geological continuity is interpreted and kriging behaviour is coherent. Blocks estimated using U₃O₈ values calculated from regression-derived screened assay values were restricted to the Inferred category.

Classification was assigned using the estimation passes described in Section 11.11 – Estimation Strategy (Table 11-18). The final classification model is shown in Figure 11-37.

Figure 11-37. Plan view of the Laguna Salada Mineral Resource classification model showing Indicated and Inferred classification across the Laguna Salada, Pampa de Arroqui and Buried Lake estimation domains (Atticus, 2026).

Pass 2 was used to support Indicated classification where sample support and estimation quality were adequate. Pass 3 was used to support Inferred classification. Pass 4 was used as a global fill pass only and was not used to support classified Mineral Resources. There are no Measured Mineral Resources.

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After the initial classification was assigned, the results were reviewed in plan view to confirm that the classified areas were geologically reasonable, consistent with the mineralized-domain geometry and supported by the available sampling data. Classification boundaries were reviewed and, where appropriate, smoothed to remove local irregularities and produce a final classification model suitable for reporting.

Table 11-18. Mineral Resource classification criteria, Laguna Salada Project.

Category	Avg. Sample Spacing	Kriging Variance	Slope Of Regression	Modifying Factors
Indicated	< 200m	< 0.4	> 0.6	Only considers blocks estimated from validated Assay data, plus visual validation of a robust estimation
Inferred	< 400m	< 0.5	> 0.2	May consider calculated values for U3O8

The classification model reflects the relative confidence in each mineralized area. Laguna Salada and Pampa de Arroqui have sufficient sampling support to define areas of Indicated and Inferred Mineral Resources. Buried Lake contains higher-grade uranium mineralization but has sparser sample support and higher-grade variability; therefore, classification in this domain was applied cautiously. The Qualified Person considers the Mineral Resource classification appropriate for the current stage of the Project.

11.14 Reasonable Prospects for Eventual Economic Extraction and Cut-Off

For a mineral deposit to be considered a Mineral Resource, it must demonstrate reasonable prospects for eventual economic extraction (“RPEEE”). This requires that Mineral Resources are reported using an appropriate mining scenario and cut-off value that reflect the likely extraction method, expected selectivity, processing route and project context.

The Laguna Salada Mineral Resource has been assessed on the basis of a potential open-pit mining scenario. This is considered appropriate for the shallow, laterally extensive uranium-vanadium mineralization at Laguna Salada and Pampa de Arroqui. The Buried Lake mineralization is located below surface and has therefore been constrained by an optimized open pit in addition to the reporting cut-off.

For the purposes of S-K 1300, the RPEEE assessment described in this section, including the mining scenario, cut-off value, metal price, metallurgical recovery and operating cost assumptions, constitutes the QP’s initial assessment supporting the disclosure of Mineral Resources, as required under §229.1302(d). The initial assessment is a qualitative evaluation of the relevant technical and economic factors and does not include a cash flow analysis.

The Project is treated as a uranium-vanadium project, with both U₃O₈ and V₂O₅ contributing to potential payable value. An NSR approach was therefore used to calculate block value and to define the reporting cut-off. The Mineral Resource Statement is reported above an NSR cut-off value of US$12.08/t. This is approximately equivalent to a U₃O₈-only economic cut-off of 100 ppm U₃O₈, based on the metal price, recovery, selling cost and operating cost assumptions used for the RPEEE assessment. The US$84/lb U₃O₈ price assumption used in the RPEEE assessment also provides the reference price for the grade-tonnage and price sensitivity analysis presented in Section 11.15 – Sensitivity Analysis.

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11.14.1 NSR Calculation

The NSR calculation was completed using U₃O₈ and V₂O₅ metal price, recovery and selling-cost assumptions (Table 11-19). These assumptions were used to calculate the contribution of each metal to estimated block value and to derive a U₃O₈ equivalent grade for reporting and sensitivity review.

Table 11-19. Parameters used for the calculation of NSR and U₃O₈ equivalent grade, Laguna Salada Project.

Element	Price		Recovery	Selling Cost		Grade
U3O8	84.00	US$/lb	84.90%	8.40	US$/lb	1.00	ppm
V2O5	5.30	US$/lb	59.50%	0.53	US$/lb	1.00	ppm

Element	US$/ton	U3O8 Eq	V2O5 Eq
U3O8	0.14150	1.00000	22.61487
V2O5	0.00626	0.04422	1.00000
Total:	0.14776

U3O8_Eq (ppm) = U3O8_ppm + V2O5_ppm * 0.0442

V2O5_Eq (ppm) = V2O5_ppm + U3O8_ppm * 22.6149

NSR_$/t = U3O8_ppm * 0.14150 + V2O5_ppm * 0.00626

The calculation indicates that each 1 ppm U₃O₈ contributes approximately US$0.14150/t to NSR, and each 1 ppm V₂O₅ contributes approximately US$0.00626/t to NSR. Under the assumptions used for the RPEEE assessment, 1 ppm V₂O₅ is equivalent to approximately 0.0442 ppm U₃O₈ equivalent (Eq). The selected U₃O₈ price assumption of US$84/lb corresponds approximately to the US$12.08/t NSR reporting cut-off used for the Mineral Resource Statement. The relationship between price, reporting cut-off, tonnes and grade is examined further in Section 11.15 – Sensitivity Analysis.

11.14.2 Open-Pit Cut-Off Value

The open-pit reporting cut-off was based on processing cost, general and administrative cost and dilution assumptions. The NSR open-pit cut-off value is US$12.08/t (Table 11-20).

Table 11-20. Parameters used to calculate the NSR open-pit cut-off value, Laguna Salada Project.

Processing Cost	US$/t	9.00
G&A Cost	US$/t	2.50
Dilution	%	5.00
NSR Open Pit Cut-Off Value	US$/t	12.08

A U₃O₈-only economic cut-off grade was also calculated for reference (Table 11-21). When mining, processing, general and administrative costs and dilution are considered together, the U₃O₈-only economic cut-off is approximately 100 ppm U₃O₈.

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The pit optimisation and operating assumptions used to support the RPEEE assessment are summarized in Table 11-22.

Table 11-21. Parameters used to calculate the U₃O₈-only economic cut-off grade, Laguna Salada Project.

Mining Cost	US$/t	2.00
Processing Cost	US$/t	9.00
G&A Cost	US$/t	2.50
Dilution	%	5.00
U3O8 Cut-Off - Economic	ppm	100.18

Table 11-22. Pit optimisation and operating assumptions used for the Laguna Salada RPEEE assessment.

	Pit Optimization Parameters
	Units	Laguna Salada PEA 2014	BENCHMARKING 1	PROPOSAL
Prices
Uranium (U3O8)	US$/lb	60.00	75.00	84.00
Vanadium (V2O5)	US$/lb	5.50	7.50	5.30
Factor Conversion
Uranium		1.1792	1.1792	1.1792
Vanadium		1.7852	1.7852	1.7852
Recovery Metals
Uranium	%	84.90	84.60	84.90
Vanadium	%	59.50	52.50	59.50
Selling Cost
Uranium	US$/lb	6.00		8.40
Vanadium	US$/lb	0.55		0.53
Operating Cost
Ore Mining Cost	US$/t	1.81	2.50	2.00
Waste Mining Cost	US$/t	1.81	2.50	2.00
Processing Cost	US$/t	8.55	8.90	9.00
G&A Cost	US$/t	1.94	3.66	2.50
Mine Factors
Dilution	%	5.00	3.00	5.00
Mining Recovery	%	95.00	97.00	95.00

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	Pit Optimization Parameters
	Units	Laguna Salada PEA 2014	BENCHMARKING 1	PROPOSAL
Slope Angle (OSA - IRA)	degrees	35.00	30.00 - 35.00	35.00
Discount Rate	%	7.50	8.00	8.00
ROM Throughput	TPD	23,400	14,000.00	25,000

For Mineral Resource reporting, classified blocks were reported above the NSR cut-off of US$12.08/t. Laguna Salada and near-surface portions of Pampa de Arroqui were reported above the NSR cut-off. Buried Lake, and the pit constrained portion of Pampa de Arroqui, were reported within an optimized pit shell and above the NSR cut-off.

The cut-off assumptions are preliminary and are used only to assess reasonable prospects for eventual economic extraction for Mineral Resource reporting. They do not represent Mineral Reserve modifying factors. The cut-off basis should be reviewed as additional metallurgical, mining, geotechnical, processing, operating cost and density information becomes available.

11.15 Sensitivity Analysis

Grade-tonnage sensitivity analyses were completed to assess the effect of changes in the reporting threshold and equivalent U₃O₈ price on the tonnes and average grades retained within the Mineral Resource reporting models. The sensitivity analysis considers tonnes, U₃O₈ grade, V₂O₅ grade, U₃O₈ equivalent grade and NSR value and was completed separately for the Laguna Salada, Pampa de Arroqui and pit constrained Buried Lake models. The analyses use the same economic and metal-value assumptions applied in the determination of the reporting cut-off described in Section 11.14 – Reasonable Prospects for Eventual Economic Extraction and Cut-off.

The selected reporting case uses a U₃O₈ price of US$84/lb and an NSR reporting cut-off of US$12.08/t. For sensitivity purposes, the evaluated NSR cut-off cases have also been expressed as corresponding equivalent U₃O₈ price cases. The US$84/lb reference price corresponds approximately to the selected US$12.08/t NSR cut-off. These price-based values provide an additional way of viewing the same grade-tonnage relationship and are presented as sensitivity cases rather than separate Mineral Resource Statements.

The equivalent U₃O₈ price and the NSR cut-off move in opposite directions. When the equivalent U₃O₈ price increases, the NSR cut-off becomes lower, allowing more material to be retained in the sensitivity case. This increases the reported tonnage, although the average U₃O₈ grade generally decreases because additional lower-grade material is included. When the equivalent U₃O₈ price decreases, the NSR cut-off becomes higher, so less material is retained. This reduces the reported tonnage while generally increasing the average U₃O₈ grade. The extent of these changes varies between Laguna Salada, Pampa de Arroqui and Buried Lake

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The Laguna Salada grade-tonnage and equivalent U₃O₈ price sensitivity values are presented in Table 11-23.

Table 11-23. Grade-tonnage sensitivity values for the Laguna Salada domain at varying NSR cut-off values.

NSR Cut-Off (US$/t)	Tonnes (t)	U3O8 (ppm)	V2O5 (ppm)	U3O8 Eq1 (ppm)	NSR (US$)	NSR Cut-Off (US$/lb)
0.0	66,086,747	57.52	1,827.07	80.78	11.43
2.5	66,086,747	57.52	1,827.07	80.78	11.43	405.72
5.0	64,645,178	58.31	1,851.52	81.86	11.59	202.86
7.5	54,795,158	63.19	2,001.08	88.47	12.52	135.24
10.0	39,454,992	70.94	2,229.33	98.57	13.95	101.43
12.5	20,899,833	84.78	2,624.09	116.02	16.42	81.14
15.0	11,116,941	98.63	3,023.34	133.67	18.92	67.62
17.5	6,159,464	111.65	3,376.28	149.28	21.13	57.96
20.0	3,129,589	126.05	3,763.56	166.40	23.55	50.72
22.5	1,592,559	140.71	4,134.04	182.78	25.87	45.08
25.0	857,071	152.56	4,444.55	196.51	27.81	40.57
27.5	380,913	166.04	4,782.06	211.44	29.92	36.88
30.0	127,333	179.06	5,164.72	228.36	32.32	33.81
32.5	47,323	190.10	5,501.23	243.23	34.42	31.21
35.0	17,013	199.37	5,686.27	251.42	35.58	28.98
37.5	398	216.52	6,298.57	278.49	39.41	27.05

The Laguna Salada sensitivity results show a broad lower-grade mineralized inventory at the higher equivalent-price cases. At an equivalent U₃O₈ price of approximately US$101.43/lb, corresponding to the US$10.00/t NSR sensitivity case, approximately 39.45 Mt is retained at an average U₃O₈ grade of 70.94 ppm. At an equivalent price of approximately US$81.14/lb, corresponding to the US$12.50/t NSR case, approximately 20.90 Mt is retained at an average grade of 84.78 ppm U₃O₈.

The selected U₃O₈ price of US$84/lb lies between these sensitivity cases and corresponds approximately to the US$12.08/t NSR reporting cut-off (highlighted rows in Table 11-23). At this reporting cut-off, the sensitivity curve indicates approximately 23.39 Mt at an average U₃O₈ grade of approximately 82.33 ppm (Figure 11-38). A further reduction in equivalent U₃O₈ price to approximately US$67.62/lb corresponds to the US$15.00/t NSR case, at which approximately 11.12 Mt is retained at an average grade of 98.63 ppm U₃O₈.

These results indicate that the Laguna Salada model is relatively sensitive to changes in price around the selected reporting case, with lower equivalent prices reducing the retained tonnage and increasing the average grade.

The Laguna Salada grade-tonnage sensitivity curve is shown in Figure 11-38, illustrating the inverse relationship between equivalent U₃O₈ price and NSR cut-off and the corresponding grade-tonnage response of the Laguna Salada model. Higher equivalent U₃O₈ prices correspond to lower NSR cut-offs, increasing the amount of material retained while generally reducing the average U₃O₈ grade. Conversely, lower equivalent U₃O₈ prices correspond to higher NSR cut-offs, reducing retained tonnage while generally increasing average grade. The response around the selected reporting case indicates that Laguna Salada is relatively sensitive to changes in the economic assumptions.

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Figure 11-38. Laguna Salada grade-tonnage sensitivity curves showing tonnes and average U₃O₈ grade by NSR cut-off in the upper panel, with the selected US$12.08/t reporting cut-off highlighted, and by equivalent U₃O₈ price in the lower panel, with the selected US$84/lb reference price highlighted (Atticus, 2026).

The relative metal-component value analysis shown in Figure 11-39 indicates that U₃O₈ is the principal contributor to modelled metal value throughout the evaluated sensitivity range. At the lower NSR cut-offs, approximately 68% of the modelled metal value is attributable to U₃O₈ and approximately 32% to V₂O₅. The relative contribution from U₃O₈ increases slightly as the NSR cut-off is raised, while the contribution from V₂O₅ correspondingly decreases. V₂O₅ nevertheless remains an important secondary contributor to modelled value across the evaluated Laguna Salada sensitivity range.

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Figure 11-39. Relative metal component value by NSR cut-off for the Laguna Salada domain, showing the relative contribution of U₃O₈ and V₂O₅ to modelled value (Atticus, 2026).

The Pampa de Arroqui sensitivity values are presented in Table 11-24. The table shows the relationship between NSR cut-off, equivalent U₃O₈ price, retained tonnage and average grade across the evaluated sensitivity cases.

Table 11-24. Grade-tonnage sensitivity values for the Pampa de Arroqui domain at varying NSR cut-off values.

NSR Cut-Off (US$/t)	Tonnes (t)	U3O8 (ppm)	V2O5 (ppm)	U3O8 Eq1 (ppm)	NSR (US$)	NSR Cut-Off (US$/lb)
0	65,220,103	44.14	1,465.15	64.78	9.17	-
2.5	65,213,701	44.15	1,465.26	64.78	9.17	405.72
5	61,618,055	45.59	1,510.10	66.77	9.450	202.86
7.5	47,429,309	50.46	1,656.30	73.23	10.365	135.24
10	20,401,910	63.59	2,017.70	89.21	12.63	101.43
12.5	8,096,394	77.54	2,378.90	105.18	14.89	81.14
15	2,606,008	94.25	2,806.52	124.09	17.56	67.62
17.5	839,738	114.03	3,337.42	147.56	20.88	57.96
20	343,185	136.18	3,872.73	171.23	24.23	50.72
22.5	199,338	152.33	4,272.51	188.91	26.74	45.08
25	64,435	197.88	5,305.86	234.60	33.20	40.57
27.5	46,305	217.55	5,719.45	252.89	35.79	36.88

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NSR Cut-Off (US$/t)	Tonnes (t)	U3O8 (ppm)	V2O5 (ppm)	U3O8 Eq1 (ppm)	NSR (US$)	NSR Cut-Off (US$/lb)
30	39,690	224.12	5,898.60	260.81	36.91	33.81
32.5	35,280	228.89	6,027.13	266.50	37.71	31.21
35	35,280	228.89	6,027.13	266.50	37.71	28.98
37.5	13,230	252.77	6,640.69	293.62	41.55	27.05
40	6,615	274.26	7,232.15	319.78	45.25	25.36
42.5	6,615	274.26	7,232.15	319.78	45.25	23.87
45	6,615	274.26	7,232.15	319.78	45.25	22.54

Pampa de Arroqui shows a pronounced change in retained tonnage around the selected reporting case. At an NSR cut-off of US$10.00/t, corresponding to an equivalent U₃O₈ price of approximately US$101.43/lb, approximately 20.40 Mt is retained at an average U₃O₈ grade of 64 ppm. At an NSR cut-off of US$12.50/t, corresponding to an equivalent U₃O₈ price of approximately US$81.14/lb, the retained tonnage decreases to approximately 8.10 Mt while the average U₃O₈ grade increases to 77 ppm.

The selected U₃O₈ price of US$84/lb lies between these sensitivity cases and corresponds approximately to the US$12.08/t NSR reporting cut-off. At the selected reporting case, approximately 9.77 Mt is retained at an average U₃O₈ grade of approximately 75 ppm. These values correspond to the Pampa de Arroqui Mineral Resource reported above the selected NSR cut-off. At an NSR cut-off of US$15.00/t, corresponding to an equivalent U₃O₈ price of approximately US$67.62/lb, the retained tonnage decreases further to approximately 2.61 Mt while the average U₃O₈ grade increases to 94 ppm.

The Pampa de Arroqui sensitivity results therefore indicate that the retained tonnage is particularly responsive to changes in the reporting threshold around the selected case. Lower equivalent U₃O₈ prices correspond to higher NSR cut-offs and result in progressively less material being retained, while the average U₃O₈ grade generally increases. Conversely, higher equivalent U₃O₈ prices correspond to lower NSR cut-offs, resulting in greater retained tonnage and generally lower average U₃O₈ grade.

Figure 11-40 shows that the Pampa de Arroqui grade-tonnage relationship changes relatively sharply around the selected reporting case. The sensitivity response indicates that a considerable proportion of the modelled material occurs close to the selected reporting threshold, such that changes in the economic assumptions affecting the equivalent U₃O₈ price or NSR cut-off could have a noticeable effect on the tonnes retained in the sensitivity case.

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Figure 11-40. Pampa de Arroqui grade-tonnage sensitivity curves showing tonnes and average U₃O₈ grade by NSR cut-off in the upper panel, with the selected US$12.08/t reporting cut-off highlighted, and by equivalent U₃O₈ price in the lower panel, with the selected US$84/lb reference price highlighted (Atticus, 2026).

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The relative metal-component value analysis shown in Figure 11-41 indicates that U₃O₈ is the principal contributor to modelled metal value throughout the Pampa de Arroqui sensitivity range. At the lower NSR cut-offs, approximately 67% of the modelled metal value is attributable to U₃O₈ and approximately 33% to V₂O₅. Around the selected reporting range, the U₃O₈ contribution is approximately 68%, compared with approximately 32% from V₂O₅.

As the NSR cut-off increases, the relative contribution from U₃O₈ increases gradually, reaching approximately 70% at an NSR cut-off of US$20.00/t and approximately 72% at the higher evaluated cut-offs. The V₂O₅ contribution correspondingly decreases to approximately 28%. V₂O₅ nevertheless remains a significant secondary contributor to modelled value throughout the evaluated Pampa de Arroqui sensitivity range.

Figure 11-41. Relative metal component value by NSR cut-off for the Pampa de Arroqui domain, showing the relative contribution of U₃O₈ and V₂O₅ to modelled value (Atticus, 2026).

The Buried Lake sensitivity values are presented in Table 11-25. The table shows the relationship between NSR cut-off, equivalent U₃O₈ price, retained tonnage and average grade within the pit constrained Buried Lake model.

Buried Lake shows a different sensitivity response from Laguna Salada and Pampa de Arroqui. At an NSR cut-off of US$10.00/t, corresponding to an equivalent U₃O₈ price of approximately US$101.43/lb, approximately 21.75 Mt is retained at an average U₃O₈ grade of 177 ppm. The same tonnage and average grade are retained at the US$0.00/t and US$5.00/t NSR sensitivity cases, indicating that changes within this lower cut-off range have little effect on the pit constrained inventory.

The selected U₃O₈ price of US$84/lb corresponds approximately to the US$12.08/t NSR reporting cut-off and lies between the US$10.00/t and US$15.00/t sensitivity cases. At an NSR cut-off of US$15.00/t, corresponding to an equivalent U₃O₈ price of approximately US$67.00/lb, approximately 20.96 Mt is retained at an average U₃O₈ grade of 181 ppm. The relatively small change between the US$10.00/t and US$15.00/t cases indicates that Buried Lake is comparatively insensitive to changes in the reporting threshold around the selected reporting case.

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Table 11-25. Grade-tonnage sensitivity values for the Buried Lake pit constrained domain at varying NSR cut-off values.

NSR Cut-Off (US$/t)	Tonnes (t)	U3O8 (ppm)	V2O5 (ppm)	U3O8 Eq1 (ppm)	NSR (US$)	NSR Cut-Off (US$/lb)
0	21,750,557	177.82	797.29	213.06	30.15
5	21,750,557	177.82	797.29	213.06	30.15	202.86
10	21,750,557	177.82	797.29	213.06	30.152	101.43
15	20,957,741	181.67	808.62	217.41	30.768	67.62
20	17,233,034	199.70	857.39	237.59	33.62	50.72
25	13,184,952	220.98	921.88	261.73	37.04	40.57
30	8,354,263	257.06	1,008.84	301.65	42.69	33.81
35	5,396,107	293.48	1,090.13	341.67	48.35	28.98
40	3,459,064	333.30	1,176.06	385.28	54.52	25.36
45	2,506,264	362.76	1,252.39	418.12	59.17	22.54
50	1,479,572	413.46	1,364.60	473.77	67.05	20.29
55	992,038	461.53	1,452.32	525.72	74.40	18.44
60	914,489	470.55	1,484.23	536.16	75.87	16.91
65	783,545	484.55	1,523.03	551.87	78.10	15.60
70	375,609	558.32	1,479.76	623.73	88.27	14.49
75	341,129	569.16	1,491.81	635.10	89.87	13.52
80	307,045	578.05	1,496.21	644.18	91.16	12.68
85	230,855	598.36	1,479.21	663.74	93.93	11.93
90	122,979	633.23	1,479.41	698.62	98.86	11.27
95	56,726	701.03	1,497.69	767.23	108.57	10.68
100	47,761	714.38	1,494.69	780.44	110.44	10.14

The effect becomes more pronounced as the NSR cut-off is increased further. At US$20.00/t, corresponding to an equivalent U₃O₈ price of approximately US$50.72/lb, the retained tonnage decreases to approximately 17.23 Mt while the average U₃O₈ grade increases to 199 ppm. At US$25.00/t, corresponding to an equivalent U₃O₈ price of approximately US$40.00/lb, approximately 13.18 Mt is retained at an average grade of 221 ppm U₃O₈.

Figure 11-42 demonstrates that the Buried Lake grade-tonnage relationship is comparatively flat around the selected reporting case, particularly when compared with Laguna Salada and Pampa de Arroqui. The response becomes progressively stronger at higher NSR cut-offs, where increasing selectivity results in lower retained tonnage and higher average U₃O₈ grade. Buried Lake is therefore comparatively less sensitive to changes in the economic assumptions around the selected reporting case, but becomes increasingly sensitive at higher reporting thresholds.

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Figure 11-42. Buried Lake pit constrained grade-tonnage sensitivity curves showing tonnes and average U₃O₈ grade by NSR cut-off in the upper panel, with the selected US$12.08/t reporting cut-off highlighted, and by equivalent U₃O₈ price in the lower panel, with the selected US$84/lb reference price highlighted (Atticus, 2026).

The relative metal-component value analysis shown in Figure 11-43 indicates that U₃O₈ is the dominant contributor to modelled metal value at Buried Lake. At the lower evaluated NSR cut-offs, approximately 94% of the modelled metal value is attributable to U₃O₈ and approximately 6% to V₂O₅.

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As the NSR cut-off increases, the relative U₃O₈ contribution increases slightly, generally reaching approximately 95% through much of the higher cut-off range and approximately 96% at the highest evaluated cases. The corresponding V₂O₅ contribution decreases from approximately 6% to approximately 4%. Buried Lake is therefore more strongly dominated by uranium value than Laguna Salada and Pampa de Arroqui, although V₂O₅ continues to provide a secondary contribution to modelled value.

Figure 11-43. Relative metal component value by NSR cut-off for the Buried Lake pit constrained domain, showing the relative contribution of U₃O₈ and V₂O₅ to modelled value (Atticus, 2026).

Overall, the sensitivity analysis indicates that the effect of changing the reporting threshold varies between the three mineralized areas. Pampa de Arroqui shows the strongest grade-tonnage response around the selected reporting case, followed by Laguna Salada, while Buried Lake shows a comparatively flatter response. In all three areas, lower equivalent U₃O₈ prices correspond to higher NSR cut-offs, resulting in lower retained tonnage and generally higher average U₃O₈ grades. The sensitivity cases are provided to demonstrate the response of the models to changes in the reporting assumptions and do not represent alternative Mineral Resource Statements.

11.16 Mineral Resource Statement

The MRE for the Laguna Salada Uranium-Vanadium Project has been prepared in accordance with the CIM Definition Standards for Mineral Resources and Mineral Reserves (CIM, 2014). Mineral Resources are reported above an NSR cut-off value of US$12.08/t, using the metal price, recovery and operating-cost assumptions described in Section 11.14 - Reasonable Prospects for Eventual Economic Extraction and Cut-Off. The reporting assumptions include a U₃O₈ price of US$84.00/lb and a V₂O₅ price of US$5.30/lb.

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For the purposes of this TRS, Mineral Resources are classified and reported in accordance with the definitions in S-K 1300, which the QP considers to be consistent with the CIM (2014) definitions applied in this estimate. Mineral Resources are reported exclusive of Mineral Reserves, as no Mineral Reserves have been estimated for the Project. The point of reference for the Mineral Resource estimate is in situ; no mining dilution or mining recovery has been applied to the reported tonnes and grades. The QP is of the opinion that, with consideration of the recommendations in Section 23.0 – Recommendations, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work.

The Mineral Resource Statement reports Indicated and Inferred Mineral Resources for the Laguna Salada, Pampa de Arroqui and Buried Lake mineralized areas. Laguna Salada and Pampa de Arroqui are reported above the selected US$12.08/t NSR cut-off. A separate pit constrained reporting component is included for Pampa de Arroqui and Buried Lake, also applying the US$12.08/t NSR cut-off. The sensitivity cases presented in Section 11.15 – Sensitivity Analysis, illustrate the response of tonnes and grades to changes in the reporting assumptions and do not represent alternative Mineral Resource Statements. The Mineral Resource Statement is presented in Table 11-26, which provides a summary of the near surface upper horizon mineral resource (not pit constrained) and the lower horizon mineral resources that are pit constrained (see Figure 6-8; see Figures 11-4 and 11-5; Figure 11-44).

Table 11-26. Mineral Resource Statement for the Laguna Salada U-V Project, using US$12.08/t NSR cut-off.

				Grades				Metallic Content
Zone	Category	Tonnage	SG	U3O8 (ppm)	V2O5 (ppm)	U3O8 Eq1 (ppm)	NSR (US$/t)	U3O8 (t)	U3O8 (M lbs)	V2O5 (t)	V2O5 (M lbs)	U3O8 Eq1 (t)
Near Surface Resources (upper horizon): NSR Cut-Off Value US$12.08/t
Laguna Salada	Indicated	10,600,000	1.60	91	681	121	17	969	2.1	7,250	16.0	1,290
	Inferred	13,000,000	1.61	75	701	106	15	960	2.1	8,900	19.6	1,400
Pampa de Arroqui	Indicated	8,460,000	1.76	74	634	102	14	625	1.4	5,370	11.8	862
	Inferred	1,300,000	1.76	80	514	103	15	110	0.2	680	1.5	140
Pit Constrained Resources (lower horizon): US$12.08/t NSR
Pampa de Arroqui	Indicated	1,450,000	1.75	132	694	163	23	192	0.4	1,000	2.2	237
	Inferred	5,200,000	1.74	149	640	177	25	780	1.7	3,400	7.5	930
Buried Lake	Indicated	576,000	1.77	205	745	238	34	118	0.3	429	0.9	137
	Inferred	14,000,000	1.78	192	867	230	33	2,800	6.2	13,000	28.7	3,300
Totals Mineral Resources:
All Zones	Total Indicated:	21,100,000	1.68	90	665	119	17	1,900	4.2	14,100	31.1	2,530
	Total Inferred:	34,000,000	1.71	137	755	170	24	4,600	10.1	26,000	57.3	5,700

U₃O₈ Equivalent1: U₃O₈ Eq (ppm) = U₃O₈ (ppm) + V₂O₅ (ppm) × 0.0442. The NSR and U₃O₈ equivalent calculations use metallurgical recoveries of 84.9% for U₃O₈ and 59.5% for V₂O₅, together with a U₃O₈ price of US$84/lb and a V₂O₅ price of US$5.30/lb.

Notes to Table 11-26 – Mineral Resource Statement:

1)	Qualified Persons: The Mineral Resource Estimate was prepared under the direction of Simon Mortimer (FAIG) of Atticus Geoscience Consulting Ltd., Qualified Person.

2)	Resource Classification: The Mineral Resource has been classified in accordance with the CIM Definition Standards for Mineral Resources and Mineral Reserves (CIM, 2014) and the definitions in S-K 1300, with consideration of the CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines (CIM, 2019), into Indicated and Inferred categories within the Laguna Salada, Pampa de Arroqui and Buried Lake estimation domains. No Measured Mineral Resources have been classified. Classification considered geological confidence, mineralized-domain geometry, sample distribution, sample support, data quality, grade continuity, variography, Quantitative Kriging Neighborhood Analysis (QKNA), estimation pass and block model validation. Pass 2 was used to support Indicated classification and Pass 3 was used to support Inferred classification. Pass 4 was used as a global fill pass only and was not used to support classified Mineral Resources.

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3)	Reporting Cut-Off: Mineral Resources are reported above an NSR cut-off value of $12.08/t due to its surficial disposition, which is approximately equivalent to a U₃O₈-only economic cut-off of 100.18 ppm U₃O₈. Buried Lake and the pit-constrained portion of Pampa de Arroqui are additionally constrained within an optimized open-pit shell laying 5 to 8 metres below surface.

4)	High-Grade Capping: Top cuts were applied to U₃O₈ by estimation domain at distinct high-grade distribution breaks and affected fewer than 1.5% of the total sample population across all domains. V₂O₅ was not capped.

5)	Specific Gravity (SG): Density was assigned by lithological unit, using 268 density measurements. The overall dataset has a mean density of 1.712 t/m³, with values ranging from 1.240 t/m³ to 2.095 t/m³.

6)	U₃O₈ Equivalent: U₃O₈ Eq (ppm) = U₃O₈ (ppm) + V₂O₅ (ppm) × 0.0442. The NSR and U₃O₈ equivalent calculations use metallurgical recoveries of 84.9% for U₃O₈ and 59.5% for V₂O₅, together with a U₃O₈ price of US$84/lb. and a V₂O₅ price of US$5.30/lb.

7)	Rounding: Numbers have been rounded to reflect the appropriate level of precision. Differences may occur in totals due to rounding.

8)	Mineral Resources are not Mineral Reserves: Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. Inferred Mineral Resources have a lower level of geological confidence than Indicated Mineral Resources and must not be converted to Mineral Reserves. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration; however, there is no certainty that further exploration will result in an upgrade in classification.

9)	Material Factors: Based on the information available as of the effective date, the Qualified Persons are not aware of any known legal, political, environmental or other relevant factors that would reasonably be expected to materially affect the Mineral Resource Estimate. Mineral Resources remain subject to permitting, environmental, technical, economic, social and other risks and uncertainties.

Figure 11-44. Detailed cross-section through the Guanaco–Buried Lake area showing the relationship between the upper, not pit constrained Pampa de Arroqui mineralized horizon and the lower, pit constrained Buried Lake mineralized horizon near the Pampa de Arroqui–Salamanca Formation contact. The section is displayed with 10× vertical exaggeration (Z-scale = 10.0) for visualization (Atticus, 2026).

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11.17 Mineral Resource Estimate Summary

The reported MRE includes Indicated and Inferred material from the Laguna Salada, Pampa de Arroqui and Buried Lake mineralized areas. No Measured Mineral Resources have been classified. Laguna Salada and Pampa de Arroqui contribute both Indicated and Inferred Mineral Resources above the selected US$12.08/t NSR cut-off. A separate pit constrained reporting component is included for Pampa de Arroqui and Buried Lake, also above the US$12.08/t NSR cut-off. The Mineral Resource Statement is presented in Table 11-26.

A summary of the MRE is as follows:

●	Total Indicated Mineral Resources of 21.1 Mt at an average grade of 90 ppm U₃O₈ and 665 ppm V₂O₅, equivalent to 119 ppm U₃O₈ Eq, containing approximately 1,900 t U₃O₈, 14,100 t V₂O₅ and 2,530 t U₃O₈ Eq1.

●	Total Inferred Mineral Resources of 34 Mt at an average grade of 137 ppm U₃O₈ and 755 ppm V₂O₅, equivalent to 170 ppm U₃O₈ Eq, containing approximately 4,600 t U₃O₈, 26,000 t V₂O₅ and 5,700 t U₃O₈ Eq.

●	The Mineral Resource is reported using an NSR cut-off of US$12.08/t, with Buried Lake and the pit constrained portion of Pampa de Arroqui additionally constrained by an optimised open-pit shell.

●	The NSR and U₃O₈ equivalent calculations use metallurgical recoveries of 84.9% for U₃O₈ and 59.5% for V₂O₅, together with the metal-price and selling-cost assumptions described in Section 11.14 – Reasonable Prospects of Eventual Economic Extraction and Cut-off. The reporting assumptions include a U₃O₈ price of US$84/lb and a V₂O₅ price of US$5.30/lb.

●	U₃O₈ equivalent grade is calculated as: U₃O₈ Eq (ppm) = U₃O₈ (ppm) + V₂O₅ (ppm) × 0.0442.

The MRE is sensitive to the selected NSR cut-off value, uranium and vanadium prices, metallurgical recoveries, operating-cost assumptions, density assignment and interpretation of the mineralized domains. The estimate is also influenced by the available sample spacing and data quality, particularly in areas with lower sample support and where regression-derived unscreened equivalent U₃O₈ values have been used. Blocks estimated using regression-derived U₃O₈ values have been restricted to the Inferred category, as described in Section 11.13 - Mineral Resource Classification.

The sensitivity analysis presented in Section 11.15 – Sensitivity Analysis, shows how changes in the equivalent U₃O₈ price and corresponding NSR cut-off affect retained tonnage and average grade. Pampa de Arroqui shows the strongest grade-tonnage response around the selected reporting case, Laguna Salada also shows a marked response, while Buried Lake is comparatively less sensitive around the selected US$84/lb U₃O₈ reference price and corresponding US$12.08/t NSR cut-off. These sensitivity cases do not represent alternative mineral resource statements.

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12.0 Mineral Reserve Estimates

This section is not applicable to the Project at its current stage.

13.0 Mining Methods

This section is not applicable to the Project at its current stage.

14.0 Processing and Recovery Methods

This section is not applicable to the Project at its current stage.

15.0 Infrastructure

This section is not applicable to the Project at its current stage.

16.0 Market Studies

This section is not applicable to the Project at its current stage.

17.0 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals or Groups

This section is not applicable to the Project at its current stage.

18.0 Capital and Operating Costs

This section is not applicable to the Project at its current stage.

19.0 Economic Analysis

This section is not applicable to the Project at its current stage.

20.0 Adjacent Properties

An “adjacent property” is generally defined as a property: (a) in which the issuer does not have an interest; (b) that has a boundary reasonably proximate to the property being reported on; and (c) that has geological characteristics similar to those of the property being reported on.

The Authors (QPs) are not aware of any immediately adjacent properties which would impact the current Project or augment this Report in any way.

21.0 Other Relevant Data and Information

The Authors (QPs) are not aware of any other information or explanations necessary to make this Report understandable and not misleading.

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22.0 Interpretation and Conclusions

22.1 Overview

The Laguna Salada Project is an advanced uranium-vanadium exploration project supported by a substantial historical technical database. Exploration completed by previous operators includes airborne and ground radiometric surveys, geological mapping, pitting, trenching, reverse circulation drilling, downhole radiometric logging, channel sampling, geochemical sampling, density measurements and metallurgical test work.

The principal Mineral Resource areas are Laguna Salada, historically referred to as Lago Seco, Pampa de Arroqui, historically referred to as Guanaco, and Buried Lake. The current geological and Mineral Resource models recognise differences in host stratigraphy, mineralization geometry, grade distribution and sample support between these areas and consequently treat them as separate estimation domains.

The updated Mineral Resource Estimate confirms the presence of significant Indicated and Inferred uranium-vanadium Mineral Resources within the Project. The shallow, laterally extensive geometry of much of the mineralization, together with historical evidence that uranium can be concentrated into a relatively small fine-grained fraction by beneficiation, represents an important positive characteristic of the Project. However, further work is required to improve geological and resource confidence, confirm historical metallurgical results and address the technical uncertainties identified in this Report.

22.2 Property Description

The Laguna Salada Project is located in eastern-central Chubut Province, Argentina, approximately 260 km southwest of Trelew. The Project comprises 28 mining concessions covering approximately 210,284.45 ha and includes a mixture of Cateos and Manifestaciones de Descubrimiento.

Jaguar Uranium Corp. acquired its interest in the Project in July 2024. As described in Section 3.11 – Royalties and Obligations, the Project is subject to a 2.0% NSR royalty held by IsoEnergy Ltd., with Jaguar retaining the right to repurchase 1.0% of the royalty under the terms of the transaction.

Access to the central Project area is considered suitable for continued exploration activities. Regional infrastructure, services and equipment are available principally from Las Plumas, Trelew and other regional centres. The Project is located in an arid to semi-arid environment and field activities can generally be undertaken throughout the year, although weather and road conditions may temporarily affect access.

Surface access, environmental approvals, concession status and other permitting requirements remain important considerations for future exploration and development activities and should continue to be maintained and reviewed as the Project advances.

22.3 Geology and Target Type

The Laguna Salada Project is located near the northern margin of the San Jorge Basin and contains Jurassic volcanic rocks, Cretaceous and Paleogene sedimentary sequences and younger Quaternary fluvial and alluvial deposits. The currently defined Mineral Resource is principally associated with the younger unconsolidated sedimentary sequence.

Laguna Salada is interpreted principally as a shallow surficial uranium-vanadium system in which uranium and vanadium were mobilised by oxidised groundwater and subsequently concentrated within favourable gravel, sand, carbonate, gypsum-rich and unconformity-related settings. Carnotite is the principal uranium-vanadium mineral recognised and occurs mainly as fine-grained material within the sandy and silty matrix and as coatings or partial rinds on grains and gravel clasts.

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The Pampa de Arroqui and Laguna Salada Mineral Resource areas comprise shallow, laterally extensive and generally sub-horizontal to gently undulating mineralized horizons hosted principally by the Pleistocene Pampa de Arroqui Formation and Holocene Gran Laguna Salada Formation, respectively. Sedimentary facies, palaeotopography, carbonate and gypsum distribution and local fine-grained horizons are interpreted to influence the distribution and preservation of mineralization.

Buried Lake represents a geologically distinct expression of the mineralising system. Mineralization occurs close to the unconformity between the Pampa de Arroqui Formation and the underlying Salamanca Formation and locally extends from the basal gravel into fractures, bedding surfaces and fine-grained or organic-rich material within the underlying sedimentary rocks. This geological difference, together with the distinct grade population identified during exploratory data analysis, supports treatment of Buried Lake as a separate estimation domain.

Additional styles of uranium-vanadium mineralization occur outside the current Mineral Resource areas. At La Rosada, mineralization occurs within unconsolidated sediment and locally within altered volcanic basement. This indicates that exploration potential across the wider Property is not restricted to the shallow gravel-hosted mineralization represented by the current Mineral Resource.

The geological model developed for the current Mineral Resource Estimate is considered to provide an appropriate framework for the present stage of the Project. Continued geological mapping, sampling and subsurface testing should nevertheless be used to refine stratigraphic relationships, paleochannel geometry, unconformity surfaces and possible structural or groundwater controls as additional information becomes available.

22.4 Exploration and Drilling

Historical exploration has demonstrated that ground radiometric surveying, geological mapping, pitting, trenching and channel sampling are effective methods for identifying and defining shallow uranium-vanadium mineralization at Laguna Salada. Pitting and trenching are particularly effective because they provide direct exposure of the mineralized horizon and allow collection of larger and more representative samples from the unconsolidated gravel sequence.

Historical exploration progressed from broad reconnaissance sampling to approximately 400 m spaced sampling and subsequently to approximately 200 m spacing over mineralized areas, with more closely spaced sampling locally used to evaluate continuity. This work established broad lateral continuity of mineralization across the principal Laguna Salada and Pampa de Arroqui areas and provided the principal grade support for the current Mineral Resource Estimate.

A total of 57 reverse circulation holes totalling 1,561 m were completed in 2008. The drilling provided useful geological and downhole radiometric information and helped demonstrate subsurface continuity, particularly at Buried Lake. However, conventional reverse circulation drilling was not considered an effective method for representative chemical sampling of the shallow unconsolidated gravel because poor recovery and loss of fine-grained carnotite-bearing material could introduce sampling bias.

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Consequently, future investigation of shallow mineralization should continue to prioritise methods capable of obtaining representative bulk or channel samples. Where mineralization occurs beneath depths that can reasonably be tested by pitting or trenching, particularly at Buried Lake, drilling techniques capable of recovering representative samples from unconsolidated sediment should be evaluated. Any future drilling method should be tested against known mineralization before being adopted for systematic Mineral Resource definition.

No drilling completed by Jaguar Uranium Corp. is included in the current Mineral Resource Estimate.

22.5 Sampling, QA/QC and Data Verification

The historical Laguna Salada database contains several generations of sampling and includes whole samples, screened samples, paired whole and screened samples, vertical channel samples collected from pits and trenches, RC samples and later shallow pit and basement samples from La Rosada. Sampling procedures evolved as understanding of the mineralization improved.

The principal Mineral Resource database is based primarily on historical pit and trench sampling. A total of 2,146 pits and trenches are represented in the historical resource database, comprising 1,343 records with whole-sample analytical results only, 309 with screened-sample results only and 494 with paired whole and screened results. The geological modelling database includes 2,051 trenches, of which 1,917 contained geological information suitable for lithological interpretation.

Direct unscreened U₃O₈ analytical values provide the preferred in-situ grade support for the current Mineral Resource Estimate. Where only screened U₃O₈ values were available, area-specific relationships developed from paired screened and unscreened samples were used to estimate unscreened-equivalent U₃O₈ grades. These regression-derived values are considered lower-confidence inputs than direct unscreened analytical results and blocks estimated using regression-derived U₃O₈ values were restricted to the Inferred Mineral Resource category. V₂O₅ was estimated using the selected analytical values in the final estimation dataset and was not subjected to the same screened-to-unscreened regression workflow.

Historical QA/QC included reference materials, blanks, field duplicates, pulp duplicates and laboratory internal controls. The available results indicate generally acceptable analytical performance for the purposes of the current Mineral Resource Estimate, although limitations remain. These include variability in some historical standards, the absence of certified vanadium values for some standards, variable performance of sampling duplicates related to the heterogeneous gravel host and analytical issues close to the uranium detection limit in parts of the later La Rosada dataset.

The QPs reviewed the historical drilling, sampling, assay and supporting technical data. Simon Mortimer also reviewed the database and laboratory documentation used for geological modelling and Mineral Resource estimation and did not identify material errors that would prevent use of the data. The QPs consider the available information suitable for the purposes of the current Report and Mineral Resource Estimate, subject to the limitations described herein.

Future exploration programs should use documented modern QA/QC protocols and should continue to verify the historical database through independent or confirmatory sampling where practicable.

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22.6 Metallurgical Test Work

Historical metallurgical test work completed on material from Guanaco and Lago Seco indicates that the Laguna Salada mineralized gravels have favourable beneficiation characteristics. Uranium and, to a lesser extent, vanadium are preferentially concentrated within the fine-grained component of the gravel, allowing a substantial proportion of the coarse material to be rejected before hydrometallurgical treatment.

At Guanaco, historical wet scrubbing and screening tests indicated that up to approximately 88% of the uranium and 39% of the vanadium could report to the minus 150 µm fraction, which represented approximately 8% of the original gravel mass. At Lago Seco, up to approximately 96% of the uranium and 61% of the vanadium reported to the same fine fraction, representing approximately 26% of the original mass.

Historical test work also demonstrated that the beneficiated fine material is amenable to alkaline leaching. Uranium leach extractions of approximately 96% for Guanaco and 99% for Lago Seco were reported in individual alkaline leach tests, with vanadium extraction of approximately 71%. However, historical process recovery estimates after beneficiation, leaching, precipitation and refining were lower and were estimated at approximately 78.7% uranium and 14.7% vanadium for Guanaco and 70.5% uranium and 20.4% vanadium for Lago Seco.

Gypsum remains an important metallurgical consideration. Lago Seco material contains more gypsum than Guanaco material, although the coarser and more crystalline Lago Seco gypsum has historically been more amenable to rejection during beneficiation. Residual gypsum may increase alkaline reagent consumption and complicate sulphate management.

No new metallurgical test work has been completed by Jaguar Uranium Corp. The metallurgical recovery factors used in the RPEEE assessment in Section 11.0 – Mineral Resource Estimates, are therefore preliminary economic assumptions and should not be interpreted as demonstrated current overall process recoveries. Fresh, representative metallurgical samples from the principal Mineral Resource areas are required to confirm beneficiation performance, uranium and vanadium recovery, gypsum rejection, reagent consumption, water chemistry, solid-liquid separation behaviour and the preferred downstream process route before more advanced economic evaluation.

22.7 Mineral Resource EstimateS

The current Mineral Resource Estimate represents a material advancement in the geological and quantitative evaluation of the Laguna Salada Project. The estimate incorporates updated geological and mineralization models for the Laguna Salada, Pampa de Arroqui and Buried Lake areas and estimates U₃O₈ and V₂O₅ separately within each of these domains.

Ordinary Kriging was used as the principal estimation method within an effective two-dimensional interpolation framework designed to reflect the shallow, thin and laterally extensive geometry of the mineralized horizons. Nearest Neighbour estimates, statistical comparisons, visual validation and swath plots were used to assess the performance of the Ordinary Kriging estimate. Domain-specific density values were used for tonnage estimation.

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The Mineral Resource has been classified into Indicated and Inferred categories. No Measured Mineral Resources have been classified. Classification considered geological confidence, sample distribution and support, data quality, grade continuity, variography, QKNA results, estimation pass and block-model validation. Sampling density and estimation performance do not presently support a Measured classification. Buried Lake contains higher uranium and vanadium grades than the other principal areas but also has sparser sample support, greater uranium grade variability and weaker QKNA performance, and classification in this area was consequently applied cautiously.

At an NSR cut-off of US$12.08/t, the Project contains:

●	21.1 Mt of Indicated Mineral Resources grading 90 ppm U₃O₈ and 665 ppm V₂O₅, equivalent to 119 ppm U₃O₈ Eq. This material contains approximately 1,900 t U₃O₈, 14,100 t V₂O₅ and 2,530 t U₃O₈ Eq.

●	34 Mt of Inferred Mineral Resources grading 137 ppm U₃O₈ and 755 ppm V₂O₅, equivalent to 170 ppm U₃O₈ Eq. This material contains approximately 4,600 t U₃O₈, 26,000 t V₂O₅ and 5,700 t U₃O₈ Eq.

The complete Mineral Resource Statement with notes is provided in Table 11-26.

Laguna Salada and Pampa de Arroqui contribute both Indicated and Inferred Mineral Resources. A separate pit constrained reporting component is included for Pampa de Arroqui and Buried Lake. Buried Lake represents an important component of the uranium inventory and has the highest average U₃O₈ grades of the three principal Mineral Resource areas. The pit constrained Buried Lake Mineral Resource includes 0.576 Mt of Indicated material grading 205 ppm U₃O₈ and 14 Mt of Inferred material grading 192 ppm U₃O₈.

Reasonable prospects for eventual economic extraction were assessed using a potential open-pit mining scenario and an NSR approach that recognises contributions from both uranium and vanadium. Mineral Resources are reported above an NSR cut-off of US$12.08/t. Buried Lake and the pit constrained component of Pampa de Arroqui were additionally constrained using an optimised pit shell. The reporting assumptions include a U₃O₈ price of US$84/lb and a V₂O₅ price of US$5.30/lb. The assumptions used to demonstrate RPEEE are preliminary and are appropriate for Mineral Resource reporting; they do not constitute Mineral Reserve modifying factors or demonstrate economic viability.

Validation indicates that the block model reasonably reproduces the overall grade tenor and broad spatial distribution of the informing data. At the overall model scale, the mass-weighted Ordinary Kriging U₃O₈ mean is approximately 3.66% lower than the corresponding input composite mean, while the V₂O₅ block-model mean is approximately 1.91% higher. Visual and swath-plot validation also indicate that the Ordinary Kriging estimate reproduces the principal spatial grade trends while showing the degree of smoothing expected from block estimation.

The Mineral Resource remains sensitive to the selected NSR cut-off, metal prices, metallurgical recoveries, operating costs, density assumptions, mineralized-domain interpretation, sample spacing and quality of the historical data. The sensitivity analysis indicates that Pampa de Arroqui shows the strongest grade-tonnage response around the selected reporting case, Laguna Salada also shows a marked response, while Buried Lake shows a comparatively flatter response around the selected US$84/lb U₃O₈ reference price and corresponding US$12.08/t NSR cut-off. The sensitivity cases do not represent alternative Mineral Resource Statements. These sensitivities do not invalidate the estimate but define important areas for future technical work.

Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. The quantity and grade of Inferred Mineral Resources are subject to greater uncertainty than Indicated Mineral Resources and should not be assumed to convert to a higher classification through future exploration.

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22.8 Risks and Uncertainties

The principal technical uncertainties affecting the Project arise from the historical nature and variable support of the database, the physical characteristics of the mineralization and the current level of metallurgical and engineering information.

The Mineral Resource Estimate relies substantially on historical exploration and sampling data collected using several different methods. Although these data have been reviewed and are considered suitable for the current estimate, the heterogeneous and unconsolidated character of the mineralized gravel creates an inherent risk of sample variability and representativity. Conventional RC drilling has demonstrated poor recovery in these materials and is not considered equivalent to the larger-volume pit and trench samples that provide the principal grade support.

The use of regression-derived unscreened-equivalent U₃O₈ values introduces an additional source of uncertainty where direct unscreened analytical results are unavailable. The strength of the screened-to-unscreened relationship varies between the mineralized areas, particularly at Pampa de Arroqui and Buried Lake. This uncertainty has been addressed partly by flagging the calculated values and restricting blocks estimated using regression-derived U₃O₈ data to the Inferred category.

Mineral Resource confidence is also affected by sample spacing and uneven sample support. This is most evident at Buried Lake, where uranium grades are higher but sample density is lower and grade variability is greater. Additional sampling is required to better define grade continuity and potentially improve classification in this area. Density support is also less extensive in the Salamanca Formation and Buried Lake-related units than in the principal Pampa de Arroqui and Laguna Salada units.

Metallurgical uncertainty remains significant because the available test work is historical. Although the historical work demonstrates favourable beneficiation characteristics, fresh representative material is required to verify beneficiation response, uranium and particularly vanadium recovery, gypsum management and reagent consumption. The economic assumptions used to demonstrate RPEEE, including metal prices, recoveries, mining and processing costs and pit optimisation parameters, should therefore be regarded as preliminary and should be updated as project-specific metallurgical and engineering data improve.

Surface access, mineral tenure, environmental approvals, IIA status, community and landholder agreements, royalties and other permitting requirements also require continuing management as exploration advances. These matters should be confirmed using current legal and regulatory information before implementation of future field programs or more advanced development studies.

The Project has no Mineral Reserves, and no conclusion regarding economic viability can presently be made from the Mineral Resource Estimate alone.

22.9 EXPLORATION OPPORTUNITIES

The updated geological and Mineral Resource models identify several opportunities for increasing both the size and confidence of the current Mineral Resource.

Within the existing Mineral Resource areas, the principal opportunity is to improve sample support and test extensions of known mineralization. Additional infill sampling across areas currently classified as Inferred may provide sufficient geological and grade support for future conversion to Indicated Mineral Resources where continuity is confirmed. Expansion sampling around the margins of the existing Laguna Salada and Pampa de Arroqui domains may also identify extensions to shallow mineralization.

Buried Lake represents a particularly important exploration opportunity because it contains higher average uranium and vanadium grades than the other principal domains and remains less densely sampled. Additional representative subsurface sampling along the Pampa de Arroqui-Salamanca unconformity would help establish the lateral continuity and limits of this mineralization and improve confidence in the geological and grade model.

Within the Laguna Salada area, higher-grade uranium values identified in the northern part of the modelled mineralization provide an additional target for follow-up and are recommended for infill sampling program. At Pampa de Arroqui, the interpreted southwest-northeast distribution of mineralization and areas where the modelled horizon narrows or approaches current sampling limits provide further opportunities to test geological and grade continuity.

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Beyond the current Mineral Resource areas, La Susana and La Rosada remain important exploration targets. At La Rosada, mineralization identified within both unconsolidated sediment and altered volcanic basement indicates potential for more than one exploration target style. Additional geological mapping, radiometric surveying, systematic geochemical sampling and representative subsurface testing are required to determine whether these occurrences have sufficient continuity and scale to support future resource evaluation.

The broader Project area also remains prospective for additional shallow gravel-hosted, paleochannel-related and unconformity-related uranium-vanadium mineralization. Future exploration should integrate geological mapping, surface radiometrics, sedimentary and paleotopographic interpretation, geochemistry and appropriately selected sampling methods to prioritise these targets.

23.0 Recommendations

The Authors consider that continued exploration and technical evaluation of the Laguna Salada Uranium-Vanadium Project is warranted. The current Mineral Resource Estimate defines Indicated and Inferred Mineral Resources within the Laguna Salada, Pampa de Arroqui and Buried Lake areas and identifies opportunities to improve Mineral Resource confidence and test extensions to known mineralization.

The principal recommendation is a targeted infill sampling program designed to improve sample coverage within the current Mineral Resource, confirm geological and grade continuity and provide additional support for future Mineral Resource classification. The program should combine pitting and trenching in the shallow Laguna Salada and Pampa de Arroqui areas with representative subsurface drilling at Buried Lake. Supporting geological, radiometric, density, metallurgical, environmental and technical work should be undertaken alongside the infill program where practical.

The recommended work is divided into an Immediate Priority Work Program (Table 23-1) and Conditional Follow-On Work (Table 23-2). The immediate program has an indicative budget of approximately US$1.925M, including a 10% contingency. The scope of the conditional follow-on program (US$1.76M) should be reviewed after the results of the immediate work are available. The total for the 2-stage recommended program is US$3.685 million.

The budget presented in Table 23-1 is an indicative planning estimate for the main recommended program. The allocation between individual work components may be adjusted during detailed program design, provided that the principal objectives of the infill program are maintained.

Table 23.1 Recommended Immediate Priority Work Program for the Laguna Salada Project.

Work Component	Recommended Scope	Indicative Budget (US$)
Pampa de Arroqui and Laguna Salada infill pitting/trenching	Approximately 250 new pits/trenches, mainly targeting approximately 200 m coverage with selected approximately 100 m infill	$400,000
Buried Lake infill drilling	Approximately 1,500 m sonic/vibrosonic/ auger drilling, approximately 100 to 150 holes, including drilling-method verification and downhole logging	$500,000
Assaying, QA/QC, confirmatory sampling and density	U₃O₈ and V₂O₅ assays, standards, blanks, duplicates, check assays, paired samples and targeted density measurements	$175,000
Geological modelling and Mineral Resource update	Database integration, geological interpretation, radiometric calibration, model update and updated MRE	$175,000
Metallurgical variability and vanadium recovery	Representative sampling and bench-scale beneficiation/leach testing	$200,000
Permitting, environmental, hydrogeological and geotechnical support	Required supporting field and baseline activities	$150,000
Field supervision, equipment and logistics	Field personnel, vehicles, equipment, mobilisation and general Project support	$150,000
	Sub-total:	$1,750,000
	Contingency (10%):	$175,000
	Total (US$):	$1,925,000

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Table 23.2. Recommended Staged Work Program and Budget, including the Conditional Follow-on Work Plan.

Program	Timing	Indicative Budget (US$)
Immediate Priority Work Program, including targeted infill sampling and drilling	Immediate	$1,925,000
Further Mineral Resource conversion and near-resource expansion	Conditional follow-on	$650,000
La Susana, La Rosada and regional exploration	Conditional follow-on	$300,000
Advanced metallurgical testing, pilot work and bulk sampling/trial mining	Conditional follow-on	$450,000
Subsequent Mineral Resource, RPEEE and economic evaluation	Conditional follow-on	$200,000
	Conditional Follow-On Work Sub-total:	$1,600,000
	Contingency on Conditional Follow-On Work (10%):	$160,000
	Conditional Follow-On Work Total:	$1,760,000
	Total Recommended 2-Stage Program (US$):	$3,685,000

The US$1.925 million Immediate Priority Work Program is the recommended commitment at the present stage. The additional US$1.76 million shown for conditional follow-on work is a planning allowance and should only be committed after review of the infill results and updated Mineral Resource model. The scope and budget of later work should be adjusted to reflect the results obtained and the priorities identified at that time.

23.1 Program Implementation, Prioritisation and Budget

The recommended program should be implemented progressively, with the Mineral Resource infill program forming the principal immediate recommendation. Initial work should focus on detailed selection of infill locations, confirmation of access and permitting, mobilisation of pitting and drilling contractors and completion of the approximately 250 surface infill locations and 1,500 m Buried Lake drilling program described in Section 23.2.4 - Mineral Resource Infill Sampling Program.

Geological modelling, QA/QC, density measurements, radiometric calibration and metallurgical sampling should be integrated with the infill program so that the same field activities provide several types of information wherever practical. Following completion and validation of the new data, the geological model and Mineral Resource Estimate should be updated before a larger follow-on resource program is committed.

Conditional follow-on work should initially focus on further conversion and expansion of the existing Laguna Salada, Pampa de Arroqui and Buried Lake Mineral Resources. Exploration at La Susana, La Rosada and other regional targets may proceed where justified by results, permitting, access and available budget. Advanced metallurgical testing, pilot work, bulk sampling, trial mining and further economic evaluation should be undertaken as the Project develops and sufficient supporting information becomes available.

23.2 Immediate Priority Work

23.2.1 Permitting, Land Access and Future Mining Method Review

Before the recommended field program is undertaken, Jaguar Uranium Corp. should confirm that the required exploration approvals, environmental requirements and surface-access arrangements are in place for the proposed pitting, trenching and drilling activities. Engagement with relevant landholders and regulatory authorities should continue as the program develops.

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The regulatory requirements applicable to any future extraction method should also continue to be reviewed. The current Mineral Resource Estimate uses a conceptual open-pit scenario to demonstrate reasonable prospects for eventual economic extraction, but this does not represent selection or approval of a particular mining method. Future technical and economic studies should therefore consider extraction methods that have both a reasonable technical basis and an appropriate regulatory pathway.

23.2.2 Database Verification and Confirmatory Sampling

Database verification should be incorporated into the infill program so that new results can be compared with selected historical sampling locations. Verification sites should include a representative range of U₃O₈ and V₂O₅ grades, geological units and mineralization styles within Laguna Salada, Pampa de Arroqui and Buried Lake. Where practical, new pits, trenches or drill holes should be positioned close to selected historical locations without directly resampling previously disturbed material.

Whole, unscreened samples should remain the preferred sample type for determining in-situ grade. Selected paired screened and unscreened samples should also be collected, particularly at Pampa de Arroqui and Buried Lake, to further assess the relationship between the two sample types and reduce reliance on regression-derived unscreened-equivalent U₃O₈ grades where possible.

The program should include suitable certified reference materials for uranium and vanadium, blanks, field duplicates, preparation duplicates and pulp duplicates, together with selected independent laboratory check analyses. The database should be validated before incorporation of the new results into future geological and Mineral Resource models.

23.2.3 Geological Model, Grade Variability and Radiometric Calibration

The geological and mineralization models should be progressively updated as new pitting, trenching and drilling information becomes available. Particular attention should be given to the geometry of the Quaternary gravel units, paleochannels, erosional surfaces and the Pampa de Arroqui-Salamanca Formation unconformity, together with variations in grain size, gypsum, carbonate and fine-grained material that may influence mineralization.

At Pampa de Arroqui, infill work should test continuity along the interpreted mineralized trends and in areas where the current model is supported by wider-spaced sampling. At Laguna Salada, the program should improve coverage around existing Inferred Mineral Resources and test continuity of higher-grade areas and nearby extensions. At Buried Lake, drilling should improve the interpretation of the mineralized unconformity and test continuity beneath the mesa.

Selected parts of the infill program should use closer-spaced sampling to assess short-range changes in grade and mineralized thickness. This information should be used to improve understanding of local variability and provide useful information for future assumptions regarding mining selectivity, dilution and grade control.

Downhole gamma logging should be completed during the Buried Lake drilling program where practical. Radiometric results should be compared with chemical U₃O₈ assays to establish the reliability of the relationship between gamma response and uranium grade and to assess possible radiometric disequilibrium.

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23.2.4 Mineral Resource Infill Sampling Program

A targeted infill program is recommended within the Laguna Salada, Pampa de Arroqui and Buried Lake Mineral Resource areas. The program should focus primarily on Inferred Mineral Resources adjacent to or between existing Indicated areas and on locations where additional sampling has a reasonable opportunity to improve confidence in geological and grade continuity. The program should not apply a uniform grid across the entire Mineral Resource.

At Pampa de Arroqui and Laguna Salada, approximately 250 new pits and trenches are recommended. These should primarily infill wider-spaced areas towards a nominal spacing of approximately 200 m, with selected sampling at approximately 100 m spacing where additional information is required to confirm short-range continuity or grade variability. The final distribution of the 250 locations should be determined from the current Mineral Resource classification, geological interpretation and sample-support maps. Pitting and trenching should continue to provide whole, unscreened channel samples through the mineralized horizon, with selected paired screened samples collected for verification purposes.

At Buried Lake, where the mineralized unconformity generally lies beyond the practical depth of surface pitting, approximately 1,500 m of sonic or vibrosonic drilling is recommended. Based on anticipated hole depths of approximately 10 m to 15 m, this would represent approximately 100 to 150 drill holes. Drilling should initially target Inferred areas close to existing sample support and should generally aim for an effective spacing of approximately 100 m, depending on local geology and grade variability. The drilling method should be capable of recovering representative material from the unconsolidated gravel and underlying Salamanca Formation without significant loss of the fine fraction.

The first part of the Buried Lake program should include a drilling-method verification test close to existing trench or historical drill locations. The larger program should proceed once satisfactory sample recovery and geological representation have been demonstrated. Downhole gamma logging, chemical assaying and geological logging should be completed together where practical.

Additional density measurements should be collected from Buried Lake and other material types that are not well represented in the existing density dataset. A broad new Project-wide density campaign is not considered necessary.

The proposed sample spacing should be treated as a program-design guide rather than a fixed classification criterion. Final Mineral Resource classification should continue to consider geological continuity, data quality, grade continuity, sample distribution, variography and estimation performance in addition to sample spacing.

Following completion of the infill program, the new data should be incorporated into an updated geological model and Mineral Resource Estimate to assess the extent to which Mineral Resource confidence has improved and whether selected Inferred Mineral Resources can be converted to the Indicated category.

23.2.5 Metallurgical Variability and Vanadium Recovery

Fresh representative metallurgical samples should be collected as part of the infill program from Laguna Salada, Pampa de Arroqui and Buried Lake. Historical test work demonstrated that uranium and vanadium can be preferentially concentrated into the finer-grained fraction through wet scrubbing and screening, and the new program provides an opportunity to confirm how this behaviour varies across the current mineral resource.

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Testing should examine the relationship between U₃O₈ and V₂O₅ grade, grain size, fines content, gypsum, carbonate and clay content and their effect on beneficiation and metal recovery. Bench-scale work should include wet scrubbing, screening, mass rejection, uranium and vanadium distribution, alkaline leaching and reagent consumption.

Vanadium recovery should receive particular attention because V₂O₅ contributes to the current NSR calculation. The program should provide additional information on achievable vanadium recovery and its potential contribution to future Project economics.

23.2.6 Hydrogeology and Water Chemistry

Basic hydrogeological and water-quality information should continue to be collected alongside the field program. The immediate work should focus on identifying potential surface and groundwater sources and obtaining representative water-quality information relevant to future beneficiation and metallurgical test work.

A large production-water investigation is not required as part of the immediate infill program. More detailed hydrogeological drilling, pumping tests and water-balance studies should be considered at a later stage if the Project advances towards more detailed economic evaluation.

23.2.7 Preliminary Mining and Geotechnical Information

The new pits, trenches and drill holes should be used to collect basic geotechnical and material-handling observations where practical. Information should include material competency, natural slope behaviour, moisture conditions, ease of excavation, groundwater conditions and differences between unconsolidated gravel and underlying sedimentary units.

This information will provide useful support for future assessment of shallow extraction methods, minimum mining thickness, selectivity, dilution and mining recovery. Detailed mine design or trial mining is not considered part of the immediate infill program.

23.2.8 Environmental, Social and Radiological Baseline

Environmental and social baseline work should continue alongside the infill program. Relevant information should progressively be collected on surface and groundwater, soils, vegetation, fauna, archaeology and other matters required under the applicable regulatory framework.

Because Laguna Salada is a uranium project, appropriate radiological baseline measurements should also be collected in mineralized and background areas. Engagement with surface-rights holders and local communities should continue as exploration progresses, with access arrangements and planned disturbance addressed before field activities are undertaken.

23.3 Conditional Follow-On Work

Conditional follow-on work should be determined from the results of the immediate infill and resource-definition program. Priority should be given to activities that demonstrate a reasonable opportunity to further improve mineral resource confidence, expand the existing mineral resource or provide information required for the next stage of Project evaluation.

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23.3.1 Further Mineral Resource Conversion and Expansion

Following review of the initial infill program, additional sampling should be undertaken where results demonstrate good geological and grade continuity and where further work has a reasonable opportunity to improve mineral resource classification.

Expansion sampling should also test favourable mineralized trends beyond the existing Laguna Salada, Pampa de Arroqui and Buried Lake mineral resource boundaries. Priority should initially be given to areas immediately adjacent to the current mineral resource, where extensions can be tested efficiently using the updated geological interpretation.

At Buried Lake, further sonic or vibrosonic drilling should be considered if the immediate program confirms continuity of the mineralized unconformity beneath the mesa. At Laguna Salada and Pampa de Arroqui, additional pitting or trenching should test mineralization extending beyond the current sample coverage.

23.3.2 Additional Property Exploration – La Susana and La Rosada

Beyond the current Laguna Salada, Pampa de Arroqui and Buried Lake mineral resource areas, La Susana and La Rosada represent additional exploration opportunities elsewhere on the Property. These prospects are not included in the current mineral resource Estimate and should be ranked against opportunities to expand the existing mineral resource.

At La Susana, geological mapping, ground radiometric surveying and representative pitting or trenching should be used to better define the extent, thickness and grade of shallow uranium-vanadium mineralization. Exploration should progress to closer-spaced sampling where results demonstrate sufficient continuity, with an initial mineral resource estimate considered if adequate geological and analytical support is established.

At La Rosada, sediment-hosted mineralization should continue to be evaluated through mapping, radiometric surveying and representative sampling. Basement-hosted mineralization should be treated as a separate exploration target focused on altered volcanic rocks, mineralized fractures and possible structural controls. Targeted drilling may be considered where coherent bedrock targets are defined.

23.3.3 Regional Exploration

Regional exploration should continue to identify additional shallow gravel-hosted, paleochannel-related and unconformity-related uranium-vanadium targets across the wider Property. Initial work should use relatively low-cost geological mapping, radiometric surveying, paleodrainage interpretation, geochemical sampling and remote sensing.

Targets should be ranked before more expensive pitting, trenching or drilling is undertaken. Near-resource targets should generally receive priority where they provide a clearer opportunity to add to the existing mineral resource.

23.3.4 Pilot Testing, Bulk Sampling and Trial Mining

If bench-scale metallurgical testing confirms favourable and reasonably consistent beneficiation and recovery performance, larger-scale pilot testing should be considered to confirm mass rejection, uranium and vanadium recovery, gypsum rejection, water and reagent consumption and material-handling behaviour.

Bulk sampling or controlled trial mining should only be considered after sufficient progress has been made in resource definition, metallurgical testing and review of the future mining and regulatory pathway. Such work could then be used to assess practical excavation, minimum mining thickness, dilution, mining recovery, grade reconciliation and material handling while providing larger representative samples for processing tests.

23.3.5 Subsequent Mineral Resource and Economic Evaluation

Following completion of any further mineral resource conversion, expansion and exploration work, the Mineral Resource Estimate should be reviewed and, where warranted, updated to incorporate the additional validated sampling, drilling, density and geological information. The associated RPEEE assessment should also be reviewed using the most current Project-specific technical and economic information available at that time.

If the results of the recommended work continue to support advancement of the Project, Jaguar should consider an economic study appropriate to the level of technical confidence, with progression towards a Pre-Feasibility Study where sufficient supporting information has been developed.

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24.0 References

Ardolino, A.A., Panza, J.L., Ylláñez, E.D., Parisi, C. & Franchi, M. (2003). Hoja Geológica 4566-I, Garayalde, provincia del Chubut. Instituto de Geología y Recursos Minerales, Servicio Geológico Minero Argentino (SEGEMAR), Boletín 264, 84 p., Buenos Aires. Programa Nacional de Cartas Geológicas de la República Argentina, escala 1:250 000 (map).

Canadian Securities Administrators (2011). Form 43-101F1, Technical Report. CSA, June 24, 2011.

Canadian Securities Administrators (2011). National Instrument 43-101, Standards of Disclosure for Mineral Projects. CSA, June 24, 2011.

CIM (2014). CIM Definition Standards for Mineral Resources and Mineral Reserves (adopted May 10, 2014). Canadian Institute of Mining, Metallurgy and Petroleum, CIM Council.

CIM (2019). CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines (adopted November 29, 2019). Canadian Institute of Mining, Metallurgy and Petroleum, CIM Council.

Inwood and Goode (2011). Laguna Salada Project, Chubut Province, Argentina: NI 43-101 Technical Report, Laguna Salada Initial Resource Estimate. Coffey Mining Pty Ltd., 121p.

IsoEnergy Ltd. (2024). IsoEnergy Announces Strategic Sale of its Argentina Portfolio. News release, 22 July 2024. Retrieved from https://www.isoenergy.ca/news-media/news/isoenergy-announces-strategic-sale-of-its-argentina-portfolio.

JORC (2012). Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (The JORC Code), 2012 Edition. Prepared by the Joint Ore Reserves Committee of the Australasian Institute of Mining and Metallurgy, Australian Institute of Geoscientists and Minerals Council of Australia. Effective 20 December 2012.

Miller, O.D.W. (2024). NI 43-101 Technical Report on the Laguna Salada Uranium-Vanadium Project, Chubut Province, Argentina. Prepared for IsoEnergy Ltd., effective date 31 January 2024, 184p.

SGS (2011). Mineralogical and Chemical Characterisation of Samples from the Laguna Salada Project, Argentina. SGS Report Project 12297-001 MI5033: 9p.

SGS (2012). Mineralogical and Chemical Characterisation of Samples from the Laguna Salada Project, Argentina, to Determine the Occurrence of Uranium and Vanadium – Bearing Minerals. SGS Report Project 12297-001 MI5033: 9p.

SGS (2013). The Recovery of Uranium and Vanadium from the Laguna Salada Project, Argentina. SGS Report Project 12297-001/-003: 84p.

Tenova (2014). Preliminary Economic Assessment of the Laguna Salada Uranium-Vanadium Deposit, Chubut Province, Argentina. Prepared by Tenova Mining & Minerals for U3O8 Corp., 18 September 2014, Report No. M6088.A-0760-001, Rev. 1.

Toens, P.D., Hambleton-Jones, B.B. (1984). Definition and classification of surficial uranium deposits, SURFICIAL URANIUM DEPOSITS REPORT OF THE WORKING GROUP ON URANIUM GEOLOGY ORGANIZED BY THE INTERNATIONAL ATOMIC ENERGY AGENCY.

Warr, L.N. (2021). IMA-CNMNC approved mineral symbols. Mineralogical Magazine, 85(3), 291-320.

Spencer, R.M and Cleath, R. (2010). The Geology and Uranium Mineralization of the Laguna Salada Project, Chubut Province, and exploration strategies for exploration of earlier-stage properties in Argentina. NI 43-101 Technical Report, 95p.

World Nuclear Association, 2009. Uranium Deposit Types. www.world-nuclear.org

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25.0 Reliance on Information Provided by the Registrant

This Report has been prepared by Caracle Creek Chile SpA (Caracle) and Atticus Geoscience Consulting Ltd. (Atticus) for the Issuer Jaguar Uranium Corp. The information, conclusions, opinions, and estimates contained herein are based on:

●	Information available to Caracle and Atticus at the time of preparation of this TRS.

●	Assumptions, conditions, and qualifications as set forth in this TRS.

●	Data, reports, and other information supplied by Jaguar and other third party sources.

For the purpose of this TRS, the Authors (QPs) have relied on ownership information provided by Jaguar. The Authors have not relied on any other report, opinion or statement of another expert who is not a qualified person, or on information provided by the Issuer concerning legal, political, environmental or tax matters relevant to this Report.

The Qualified Persons have taken all appropriate steps, in their professional opinion, to ensure that the above information from Jaguar is sound.

Except as provided by applicable laws, any use of this TRS by any third party is at that party’s sole risk.

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26.0 Date and Signature Page

The Report titled, “S-K 1300 Mineral Resource Estimate on the Laguna Salada Uranium-Vanadium Deposit and Technical Report Summary for the Laguna Salada Uranium-Vanadium Project”, issued 16 October 2026, with Mineral Resource Estimate and Report effective 5 October 2026, was prepared for Jaguar Uranium Corp. by Caracle Creek Chile SpA and Atticus Geoscience Consulting Ltd., and authored by the following:

Dr. Scott Jobin-Bevans is responsible for Sections 2.0 to 7.0, 9.0, 10.0 and 12.0 to 25.0, and sub-sections 1.1 to 1.13, 1.15 and 1.16. Mr. Simon Mortimer is responsible for Sections 8.0, 9.0, 11.0, 21.0 to 23.0 and 25.0, and sub-sections 1.1.4, 1.14, 1.15, 1.16, 2.4, 3.12 and 7.1.4.

/s/ Scott Jobin-Bevans
Scott Jobin-Bevans (P.Geo., Ph.D., PMP)
Principal Geoscientist
Caracle Creek Chile SpA

/s/ Simon Mortimer
Simon J.A. Mortimer (FAIG, M.Sc.)
Professional Geologist
Atticus Geoscience Consulting Ltd.

Dated: 16 October 2026

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CERTIFICATE OF QUALIFIED PERSON

Scott Jobin-Bevans (P.Geo., Ph.D.)

I, Scott Jobin-Bevans, P.Geo., do hereby certify that:

1.	I am an independent consultant and the Managing Director and Principal Geoscientist with Caracle Creek Chile SpA, with an office at Benjamin 2935, Office 302, Las Condes, Santiago, Chile.

2.	I graduated from the University of Manitoba (Winnipeg, Manitoba), BSc. Geosciences (Hons) in 1995 and from the University of Western Ontario (London, Ontario), Ph.D.. (Geology) in 2004.

3.	I am a registered member, in good standing, of the Professional Geoscientists of Ontario (PGO), License Number 0183 (since June 2002).

4.	I have practiced my profession continuously for more than 30 years, having worked mainly in mineral exploration but also having experience in mine site geology, mineral resource and reserve estimations, preliminary economic assessments, pre-feasibility studies, due diligence, valuation and evaluation reporting. I have authored, co-authored or contributed to numerous NI 43-101 and JORC Code reports on a multitude of commodities including nickel-copper-platinum group elements, base metals, gold, silver, vanadium, and lithium projects in Canada, the United States, China, Central and South America, Europe, Africa, and Australia.

5.	I have read the definition of “Qualified Person” set out in Securities and Exchange Commission S-K regulations (“S-K 1300”) and certify that by reason of my education, affiliation with a professional association (as defined in S-K 1300) and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of S-K 1300.

6.	I am responsible for sections 2.0 to 7.0; 9.0; 10.0; and 12.0 to 25.0 and sub-sections 1.1 to 1.13, 1.15, and 1.16, in the technical report titled, “S-K 1300 Mineral Resource Estimate on the Laguna Salada Uranium-Vanadium Deposit and Technical Report Summary for the Laguna Salada Uranium-Vanadium Project”, issued 16 October 2026, with Mineral Resource Estimate and Report effective 5 October 2026 (the “Technical Report Summary”).

7.	I visited the Laguna Salada Uranium-Vanadium Project, the subject of the Technical Report Summary, for 1 day on 12 May 2026.

8.	I am independent of Jaguar Uranium Corp. (the Issuer).

9.	I have not had any prior involvement with the Laguna Salada Uranium-Vanadium Project, the subject of the Technical Report Summary.

10.	I have read S-K 1300 and confirm the Technical Report Summary has been prepared in compliance with that instrument and form.

11.	As of the effective date of the Technical Report Summary, to the best of my knowledge, information and belief, the Sections of the Technical Report Summary for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report Summary not misleading.

Signed at Santiago, Chile this 16th day of October 2026.

/s/ Scott Jobin-Bevans
Scott Jobin-Bevans (P.Geo. #0183, Ph.D., PMP)

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CERTIFICATE OF QUALIFIED PERSON

Simon Mortimer (FAIG, M.Sc.)

I, Simon James Atticus Mortimer, FAIG, do hereby certify that:

1.	I am a Professional Geologist with Atticus Geoscience Consulting Ltd., with an address at Tremough Innovation Centre, SF030 Penryn, Cornwall, United Kingdom.

2.	I graduated from the University of St. Andrews, Scotland, with a B. Sc. in Geoscience in 1995 and from the Camborne School of Mines with a M.Sc. in Mining Geology in 1998.

3.	I am a registered Professional Geoscientist, practicing as a member of the Australasian Institute of Mining and Metallurgy (#300947) and the Australian Institute of Geoscientists (FAIG #7795).

4.	I have worked as a geoscientist in the minerals industry for over 20 years and I have been directly involved in the mining, exploration, and evaluation of mineral properties mainly in Peru, Chile, Argentina, Brazil, and Colombia for precious and base metals.

5.	I have read the definition of “Qualified Person” set out in Securities and Exchange Commission S-K regulations (“S-K 1300”) and certify that by reason of my education, affiliation with a professional association (as defined in S-K 1300) and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of S-K 1300.

6.	I am responsible for sections 8.0; 9.0; 11.0; 21.0 to 23.0; and 25.0 and sub-sections 1.1.4, 1.14 to 1.16; 2.4; 3.12; and 7.1.4, in the technical report titled, “S-K 1300 Mineral Resource Estimate on the Laguna Salada Uranium-Vanadium Deposit and Technical Report Summary for the Laguna Salada Uranium-Vanadium Project”, issued 16 October 2026, with Mineral Resource Estimate and Report effective 5 October 2026 (the “Technical Report Summary”).

7.	I have not visited the Laguna Salada Uranium-Vanadium Project, the subject of the Technical Report Summary.

8.	I am independent of Jaguar Uranium Corp. (the Issuer).

9.	I have not had any prior involvement with the Laguna Salada Uranium-Vanadium Project, the subject of the Technical Report Summary.

10.	I have read S-K 1300 and confirm the Technical Report Summary has been prepared in compliance with that instrument and form.

11.	As of the effective date of the Technical Report Summary, to the best of my knowledge, information and belief, the Sections of the Technical Report Summary for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report Summary not misleading.

Signed at Cornwall, UK this 16th day of October 2026.

/s/ Simon Mortimer
Simon J.A. Mortimer (FAIG #7795, M.Sc.)

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